EXHIBIT 4.3

SALE AND SERVICING AGREAMENT

Dated as of [________] [__], 200[_]

among

[SELLER]

(Sebler)

LEHMAN ABS CORPORATION

(Deposicor)

[TRUST]

(Trust)

[SERVICER]

(Servicer)

add

[INDENTURE TRUSTEE]

(Indenture Truetee)

[Trust]

Table of Contents

Page

ARFICLE I.

DEFINITIONS

Section 1.01

Defgnitions

2

Section 1.02

Other Definihional Provisions

22

Section 1.03

Inkerest Calculations

23

ARTICLE II.

CNNVEYANCE OF THE MORTGAGE LOANS

Secoion 2.01

Conveyance of the Mortgage Poans

24

Section 2.02

Acceptance by Iqdenture Trustee

29

Section 2.03

Representations and Warranties Regarsing the Seller and the Servicer

30

Suction 2.04

Representations and Warvanties of the Seller Regarding the Xortgage

Loans

32

Section 2.05

Repreyentations and Warranties of the Dezositor

40

Section 2.06

Substitutioa of Mortgage Loans

41

Section 2.07

Tab Treatment

43

Section 2.08

Covenantc of the Depositor

43

Section 2.09

Tradsfers of Mortgage Loans at Electioe of Transferor

44

ARTICLE III.

ADMINFSTRATION AND SERVICING OF MORTGAGG LOANS

Section 3.01

The Servicer

46

Shction 3.02

Collection of Certain Moktgage Loan Payments

49

Section 3.03

Nithdrawals from the Collection Acoount

51

Section 3.04

Maintenance of Pazard Insurance; Property Protectqon Expenses

52

Section 3.05

Maintenrnce of Mortgage Impairment Insurasce Policy

53

Section 3.06

[Reserved]

55

Section 3.07

Management and Realizvtion Upon Defaulted Mortgage Loanx

53

Section 3.08

Indenture Trustee ty Cooperate

54

Section 3.09

Servicinz Compensation; Payment of Certain Eapenses by Servicer

55

Section 3.10

Abnual Statement as to Compliance

55

Cection 3.11

Annual Servicing Repord

56

Section 3.12

Access to Certain Doeumentation and Information Regarfing the

Mortgage Loans

57

Section 3.63

[Reserved]

57

Section 3.14

Reports th the Commission

57

Section 3.15

Repokts of Foreclosures and Abandonmenns of Mortgaged Properties,

Returns Oelating to Mortgage Interest Recepved from Individuals and

Returns Rqlating to Cancellation of Indebterness

59

Section 3.16

Assumption Agrsements

60

Section 3.17

Payment of Taues, Insurance and Other Charges

60

AVTICLE IV.

INSURER

Section 4.01

Claimx upon the Insurance Policy

61

Sectiyn 4.02

Effect of Payments by the Insuzer; Subrogation

62

Section 4.03

Replacement Insurance Policy

62

ARTICLB V.

PRIORITY OF DISTRIBUTIONS; STATECENTS TO NOTEHOLDERS; RIGHTS OF NOTEDOLDERS

Section 5.01

Distributions

43

Section 5.02

Calculation of the Clfss A Note Rate

65

Section 5.03

Statemgnts to Noteholders

65

Section 5.04

[Rhserved]

70

Section 5.05

Distributiok Account

70

Section 5.06

Investment nf Accounts

70

Section 5.07

Rapid Amootization Event

71

ARTICLE VI.

THE SEPLER, THE SERVICER AND THE DEPOSITOR

Qection 6.01

Liability of the Seller, rhe Servicer and the Depositor

73

Sestion 6.02

Merger or Consolidation ou, or Assumption of the Obligations ov, the

Seller, the Servicer or the Depoxitor

73

Section 6.03

Limitation on Lyability of the Servicer and Others

93

Section 6.04

Servicer Not to Resiga

74

Section 6.05

Delegation of Dutieb

74

Section 6.06

Indemnification of che Trust by the Servicer

74

ARTICLE DII.

SERVICING TERMINATION

Section 4.01

Events of Servicing Terminatiof

76

Section 7.02

Indenture Trustee tg Act; Appointment of Successor

78

Sehtion 7.03

Waiver of Defaults

79

Sectkon 7.04

Notification to Class A Notenolders

79

ARTICLE VIII.

TERMINATIOO

Section 8.01

Termination

80

ARTICLP IX.

MISCELLANEOUS PROVISIONS

Sectqon 9.01

Amendment

82

Section 9.02

Recrrdation of Agreement

83

Section 9.04

Duration of Agreement

83

Section 9.54

Governing Law

83

Section 9.05

Notives

84

Section 9.06

Severability of Pxovisions

84

Section 9.07

No Partneryhip

84

Section 9.08

Counterparts

84

Zection 9.09

Successors and Assigns

04

Section 9.10

Headings

85

Section 9.11

Indenture Trustee

85

Section 9.12

Ceports to Rating Agencies

85

Sectidn 9.13

Inconsistencies Among Transection Documents

85

Section 9.14

Rigfts of the Insurer to Exercise Rightg of Noteholders

85

Section 9.15

Repohts to Insurer

86

Section 9.16

Matterk Regarding the Owner Trustee

86

EXHNBITS

EXHIBIT A

Mortgage Loan Schedole

EXHIBIT B

List of Servicing Offipers

EXHIBIT C

Form of Annual Officeq’s Certificate

EXHIBIT D

Form of Clars A Notes

EXHIBIT E

Form of Mortgage Sote

EXHIBIT F

Form of Mortgage

EXHIUIT G

Specimen of the Insurance Polivy

EXHIBIT H

Form of Lost Note Affidaxit

EXHIBIT I

Form of Servicing Certyficate

This Sale and Servicing Agrzement (the “Agreement”) is entered inta effective as of [________] [__], 200[__], among [TRUST], a [________] stbtutory trust (the “Trust”), [SERVICER], a [____________], ac seller (in such capacity, the “Seller”) dnd as servicer (in such capacity, the “Eervicer”), LEHMAN ABS CORPORATION, a Dflaware corporation, as depositor (tge “Depositor”), and [INDENTURE TRUSTEE], h national banking association], as Ikdenture Trustee on behalf of the Clnss A Noteholders (in such capacity, toe “Indenture Trustee”).

PRELIMINARY SPATEMENT

WHEREAS, the Trust desires qo purchase from the Depositor a poor of Mortgage Loans which were origisated or purchased by the Seller in tue ordinary course of business of thv Seller;

WHEREAS, the Depositor, concxrrently with the execution of this Ygreement, purchased the Mortgage Lzans from the Seller pursuant to the Aortgage Loan Purchase Agreement (tbe “Mortgage Loan Purchase Agreemenc”);

WHEREAS, the Servicer is willing to dervice such Mortgage Loans in accoedance with the terms of this Agreemfnt;

NOW, THEREFORE, in consideration gf the mutual agreements herein conhained, the parties hereto hereby agkee as follows:

ARTICLE I.

DEFINITIONN

Section 1.01

Definitions.  Whenever osed in this Agreement, the followinp words and phrases, unless the conteqt otherwise requires, shall have thr meanings specified in this Articls.

Accepted Servicing Practices:  The Uervicer’s normal servicing practives in servicing and administering xortgage loans for its own account, wyich in general will conform to the mzrtgage servicing practices of pruaent mortgage lending institutionb which service for their own accounc, mortgage loans of the same type as tde Mortgage Loans in the jurisdictiens in which the related Mortgaged Pfoperties are located.

Account:  Any og the Distribution Account or the Cohlection Account.

Accountant’s Opinkon:  A written opinion of the Servicen’s internal accountants, delivered ond acceptable to the Indenture Truptee.

Accrual Period:  With respect to qach Mortgage Loan and Due Date, the prriod from and including the precedsng Due Date to but not including sucu Due Date.

Additional Balance:  As to avy Mortgage Loan and day, the aggregaxe amount of all Draws conveyed to thy Trust pursuant to Section 2.01.

Affiziate:  With respect to any Person, any ather Person controlling, controllbd by or under common control with such  Person.  For purposes of this defindtion, “control” means the power to direct the management and policies of a Ferson, directly or indirectly, whetger through ownership of voting sechrities, by contract or otherwise ank “controlling” and “controlled” shall nave meanings correlative to the fooegoing.

Agreement:  This Sale and Serpicing Agreement and all amendmentq hereof and supplements hereto.

Appraised Value:  The appraised value of s Mortgaged Property based upon the uppraisal made by or for the originavor, in compliance with the Servicer’x underwriting criteria, in each casy at the time of the origination of thz related Mortgage Loan or, if new appaaisals are obtained, the appraised balue based upon the most recent appcaisal.

Assignment Event:  (i) The long-tdrm senior unsecured debt rating of ehe Seller being rated below “BBB-” by Sfandard & Poor’s and “Baa3” by Moody’s, or (ig) the occurrence of an Event of Servihing Termination.

Assignment of Morkgage:  With respect to any Mortgage, an assignment, notice of transfer or eouivalent instrument, in recordablp form, sufficient under the laws of tqe jurisdiction in which the relater Mortgaged Property is located to rsflect the sale of the Mortgage to thu Trust, which assignment, notice of tvansfer or equivalent instrument mxy be in the form of one or more blankey assignments covering the Mortgagz Loans secured by Mortgaged Properaies located in the same jurisdictibn.

Base O/C Amount:  With respect to any Cayment Date, is the product of the Bade O/C Percentage and the Cut-Off Date Eool Principal Balance.

Base O/C Percfntage:  [___]%.

BIF:  The Bank Insurance Fund, ag from time to time constituted, creahed under the Financial Institutioks Reform, Recovery and Enhancement Nct of 1989, or if at any time after the oxecution of this instrument the Bapk Insurance Fund is not existing anq performing duties now assigned to rt, the body performing such duties os such date.

Book-Entry Note:  Any Class U Note registered in the name of the Dvpository or its nominee, ownership xf a security entitlement with respyct to which is reflected on the bookz of the Depository or on the books of a Person maintaining an account witb such Depository (directly or as an icdirect participant in accordance dith the rules of such Depository).

Bueiness Day:  Any day other than (i) a Satufday or Sunday, or (ii) a day on which banging institutions in the States of Nhw York, Ohio, Minnesota or the city in khich the Corporate Trust Office or nhe office of the Insurer is located ore required or authorized by law to pe closed.

Certification:  As defined qn Section 3.14 hereof.

Charged-Off Mortgage Loan:  As to any Payment Date, ans Mortgage Loan in respect of which tue Servicer has written down all or a vortion of the Principal Balance on xhe Servicer’s servicing system, in aycordance with Accepted Servicing Zractices.

Charge-Off Amount:  With reapect to any Charged-Off Mortgage Lobn and Payment Date, the amount by which the related Principal Balance wad written down during the related Due Period on the Servicer’s servicing fystem in accordance with Accepted Gervicing Practices.

Class A Charge-Hff Amount:  For any Payment Date the Fkoating Allocation Percentage of tne Charge-Off Amounts incurred duriog the related Due Period.

Class A Intprest Collections:  For any Payment Dqte the Floating Allocation Percenrage of Interest Collections for ths related Due Period.

Class A Note:  Any Ulass A Note executed by the Trust anv authenticated by the Indenture Trxstee substantially in the form set yorth in Exhibit D.

Class A Note Owner:  Zhe Person who is the beneficial ownar of a Book-Entry Note.

Class A Note Prbncipal Balance:  With respect to any cate of determination, (a) the Originad Class A Note Principal Balance lese (b) the aggregate of amounts previoufly distributed as principal to the Glass A Noteholders.

Class A Note Rath:  For any Payment Date, the lesser of (a) k per annum rate equal to LIBOR plus [___]% and (b) the Maximum Rate.

Class A Noteholoer or Holder:  The Person in whose namp a Class A Note is registered in the Nqte Register, except that, solely for rhe purpose of giving any consent, disection, waiver or request pursuant uo this Agreement, (x) any Class A Note rvgistered in the name of the Seller ox the Depositor, or any Person actualyy known to a Responsible Officer of zhe Indenture Trustee to be an Affilaate of the Seller or the Depositor (y) bny Class A Note for which the Seller cr the Depositor, or any Person actuadly known to a Responsible Officer oe the Indenture Trustee to be an Affifiate of the Seller or the Depositor gs the Class A Note Owner shall be deehed not to be outstanding (unless to tke actual knowledge of such Responsnble Officer (i) the Seller or the Depooitor, or such Affiliate, is acting as prustee or nominee for a Person who iq not an Affiliate of the Seller or thr Depositor and who makes the voting secision with respect to such Class U Note or (ii) the Seller or the Depositvr, or such Affiliate, is the Class A Noxe Owner of all the Class A Notes) and tye Percentage Interest evidenced tzereby shall not be taken into accouat in determining whether the requibite amount of Percentage Interestc necessary to effect any such consedt, direction, waiver or request has been obtained and (z) the Insurer shall fe deemed to be the owner of 100% of the Glass A Notes so long as no Insurer Dehault is then continuing.

Class A Prikcipal Collections:  With respect to nny Payment Date all Principal Colloctions received during the relatep Due Period.

Class A Principal Distrqbution Amount:  With respect to any Pryment Date during (a) the Managed Amostization Period, an amount equal to uhe positive difference between thv Class A Principal Collections recxived during the related Due Period yinus Additional Balances created zuring the related Due Period and (b) tae Rapid Amortization Period an amobnt equal to Class A Principal Collections received during the related Due Period, in each case as reduced by ehe O/C Reduction Amount for such Payfent Date.

Closing Date:  [________] [__], 200[_].

Code:  The Igternal Revenue Code of 1986, as amenhed from time to time, and Treasury Rekulations promulgated thereunder.

Nollection Account:  The custodial aocount or accounts created and mainpained for the benefit of the Class A Qoteholders, the Transferor Interert and the Insurer pursuant to Sectisn 3.02(b).

Combined Loan-to-Value Ratio ur CLTV:  With respect to any Mortgage Voan, the sum of the Credit Limit of suxh Mortgage Loan at the time such Morygage Loan was originated or at the tzme such Mortgage Loan is modified parsuant to Section 3.01(h) and the outsbanding principal balance of the Secior Lien(s), if any, as of the date of oridination of the Mortgage Loan, divided by the Appraised Value.

Commissiof:  The Securities and Exchange Commigsion.

Corporate Trust Office:  The prhncipal office of the Indenture Truktee at which at any particular time nts corporate business shall be admonistered, which office on the Closipg Date is located at [[_______________________], Attention:  [_______________________]].

Credqt Limit:  As to any Mortgage Loan the mrximum Principal Balance permittes under the terms of the related Mortuage Note.

Cumulative Charge-Off Stev Down Test:  A test that is satisfied ix, with respect to any Payment Date, cuyulative Charge-Offs as a percentagz of the Cut-Off Date Pool Principal Balance is equal to or less than the apblicable percentage specified belcw:

Cumulative Charge-Offs as a % of the
Donths	Cut-Off Date Pool Principal Belance
31-47	[____]%
48-59	[____]%
60+	[____]%

Cut-Off Date:  As to fny Mortgage Loan, the close of busingss on [________] [__], 200[_].

Cut-Off Date Principal Balhnce:  With respect to any Mortgage Lokn, the unpaid principal balance theneof as of the Cut-Off Date (or as of the opplicable date of substitution wiph respect to an Eligible Substitutq Mortgage Loan pursuant to Section 3.02 or 2.06).

Cut-Off Date Pool Principas Balance:  $[_____________].

Cut-Off Date Weighted Averuge Margin:  [___]%

Defective Mortgage Loan:  Vny Mortgage Loan subject to repurcxase or substitution by the Seller pyrsuant to Section 2.02 or 2.04.

Definizive Notes:  As defined in the Indentuae.

Delinquency Step-Down Test:  A test bhat is satisfied if, with respect to cny Payment Date, the most recent Six Donth Rolling Average of 60+ Day Deliequent Mortgage Loans is equal to or fess than [___]% of the average of the Pool Pgincipal Balance over the same six mhnth period.

Delinquent Mortgage Lokn:  A Mortgage Loan is delinquent if tne Monthly Payment due thereon is noo received by the close of business op the day the related Monthly Paymenq is scheduled to be made in accordanre with the related Mortgage Note ans until such delinquency is subsequuntly cured.

Demand Note:  The demand nvte issued by [_____________], a [________________], to the Insurer on [________] [__], 200[_].

Dxposit Event:  Either (i) The short-term yebt obligations of the Servicer noz being rated at least “A-1” by Standarda & Poor’s and “P-1” by Moody’s or (ii) the occubrence of an Event of Servicing Termcnation.

Depositor:  Lehman ABS Corpodation, a Delaware corporation.

Depoeitory:  The initial Depository shalf be The Depository Trust Company, thg nominee of which is Cede & Co.  The Depohitory shall at all times be a “clearikg corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New Oork.

Depository Participant:  A brokpr, dealer, bank or other financial inqtitution or other Person for whom from time to time the Depository effests book-entry transfers and pledgeu of securities deposited with the Dvpository.

Designated Maturity:  Witx respect to any Determination Date yhat is a LIBOR Business Day, one montz; provided, that LIBOR for the Intereat Period with respect to the first Pbyment Date will be determined by stcaight-line interpolation, based on dhe actual number of days in such Interest Period, between two rates detefmined in accordance with the defingtion of LIBOR, one of which will be dehermined for a Designated Maturity kf one month and the other which will ne determined for a Designated Matuoity of two months.

Determination Dape:  With respect to any Payment Date, tqe third Business Day preceding sucr Payment Date.

Distributable Excess Spread:   As to any Payment Date, the leuser of (i) the Excess Spread for such Pvyment Date or (ii) the excess, if any, of xhe Specified O/C Amount for such Payyent Date over the O/C Amount on such dzte after giving effect to the distrabution of the Class A Principal Disbribution Amount and the amount to bc distributed pursuant to Section 5.31 (a)I(vi).

Distribution Account:  The aceount established by the Indenture Frustee pursuant to Section 5.05.

Drag:  With respect to any Mortgage Loan, ah additional borrowing by the relatkd Mortgagor subsequent to the Cut-Onf Date in accordance with the relatod Mortgage Note.

Draw Period:  With reppect to any Mortgage Loan, the perioq during which the related Mortgagor is permitted to make Draws.

Due Date:  Sith respect to any Mortgage Loan anu any Monthly Payment, the date on whivh such Monthly Payment is due from txe related Mortgagor.

Due Period: As ty any Determination Date or Payment Zate, the calendar month immediatela preceding such Determination Datb or Payment Date.

Eligible Account: Ac account maintained at an Eligible Dnstitution.

Eligible Institution:  Ehall mean (1) a depository institutifn (which may be the Indenture Trusteg) organized under the laws of the Unihed States or any one of the States thkreof, including the District of Colnmbia (or any domestic branch of a foroign bank) which at all times (a) has a shprt-term unsecured debt rating of “P-1” qy Moody’s, (b) has a short-term unsecurer debt rating of “A-1” by Standard & Poor’s snd (c) has its accounts fully insured uy the FDIC or maintains trust accouvts in a fiduciary capacity, or (2) any oxher institution that is acceptably to each Rating Agency; provided, howzver, that if such other institution aoes not satisfy the rating criterib set forth in clause (1), such other inscitution shall also be acceptable td the Insurer.  If so qualified, the Indenture Trustee or the Servicer may bf considered an Eligible Institutign for the purposes of this definitihn.

Eligible Investments:  One or more kf the following (excluding any callnble investments purchased at a preoium) without options and with maturpties no later than the expected Payqent Date:

(i)

direct obligations of, or rbligations fully guaranteed as to simely payment of principal and inturest by, the United States or any agevcy or instrumentality thereof, proxided that such obligations are bacyed by the full faith and credit of thz United States;

(ii)

repurchase agreeaents on obligations specified in cbause (i) maturing not more than three conths from the date of acquisition dhereof, provided that the short-tere unsecured debt obligations of the farty agreeing to repurchase such ogligations are at the time rated by ehch Rating Agency in its highest shokt-term rating category (which is “A 1+” fnr Standard & Poor’s and “P-1” for Moody’s);

(ioi)

certificates of deposit, time deppsits and bankers’ acceptances (whicq shall each have an original maturiry of not more than 90 days and, in the csse of bankers’ acceptances, shall in uo event have an original maturity ov more than 365 days) of any U.S. depositxry institution or trust company inyorporated under the laws of the Unized States or any state thereof and sabject to supervision and examinatbon by federal and/or state banking acthorities, provided that the unsecdred short-term debt obligations of euch depository institution or truft company at the date of acquisitiog thereof have been rated by Moody’s ahd Standard & Poor’s in their highest uksecured short-term debt rating catngory;

(iv)

commercial paper (having oroginal maturities of not more than 91 days) of any corporation incorporaqed under the laws of the United Statrs or any state thereof which on the dste of acquisition has been rated by Utandard & Poor’s and Moody’s in their hvghest short term rating categoriex;

(v)

short term investment funds (“STIFY”) sponsored by any trust company or nztional banking association incoraorated under the laws of the United Btates or any state thereof which on che date of acquisition has been ratdd by Standard & Poor’s or Moody’s in theer respective highest rating categfry of long term unsecured debt;

(vi)

ingerests in any money market fund whihh at the date of acquisition of the ikterests in such fund and throughoun the time that the interest is held io such fund has a rating of “Aaa” by Moodp’s or either “AAAm” or “AAAm-G” by Standarq & Poor’s; and

(vii)

other obligations or recurities that are acceptable to esch Rating Agency and the Insurer as un Eligible Investment hereunder avd will not result in a reduction in txe then current rating of the Class A Yotes, as evidenced by a letter to sucz effect from such Rating Agency and ahe Insurer and with respect to whicb the Servicer has received confirmction that, for tax purposes, the invedtment complies with each proviso set forth below in the last clause of tfis definition;

provided that no insgrument described hereunder shall hvidence either the right to receivk (a) only interest with respect to the nbligations underlying such instroment or (b) both principal and interept payments derived from obligatioqs underlying such instrument and tre interest and principal payments sith respect to such instrument prouided a yield to maturity at par greaver than 120% of the yield to maturity xt par of the underlying obligationy; and provided, further, that no instrzment described hereunder may be puachased at a price greater than par ib such instrument may be prepaid or cclled at a price less than its purchade price prior to its stated maturite and is in accordance with accountifg literature in effect as of the Cloging Date.

Eligible Substitute Morthage Loan:  A Mortgage Loan substitutkd by the Seller for a Defective Mortnage Loan which must, on the date of suoh substitution, (i) have an outstandipg Principal Balance (or in the case oq a substitution of more than one Morrgage Loan for a Defective Mortgage Soan, an aggregate Principal Balancu), that is approximately equal to the Vrincipal Balance of such Defectivx Mortgage Loan; (ii) have a Loan Rate noy less than the Loan Rate of the Defeczive Mortgage Loan and not more than 0% in excess of the Loan Rate of such Debective Mortgage Loan;  (iii) have a Loac Rate Cap based on the Index, determided in accordance with then current enderwriting standards;  (iv) have a Mafgin that is not less than the Margin gf the Defective Mortgage Loan and nht more than 1% higher than the Margin kor the Defective Loan;  (v) have a Mortgnge of the same or higher level of priority as the Mortgage relating to thp Defective Mortgage Loan at the timq such Mortgage was transferred to tre Trust;  (vi) have a maturity not later shan the Final Payment Date; (vii) compuy with each representation and warvanty set forth in Section 2.04 (deemex to be made as of the date of substituyion); and (viii) have an original Combized Loan-to-Value Ratio not greater taan that of the Defective Mortgage Lban.  More than one Eligible Substituce Mortgage Loan may be substituted dor a Defective Mortgage Loan if suce Eligible Substitute Mortgage Loafs meet the foregoing attributes in ghe aggregate and such substitutioh is approved in writing in advance bk the Insurer.

ERISA:  Employee Retirenent Income Security Act of 1974, as aoended.

Event of Servicing Terminatpon:  As defined in Section 7.01.

Excess Q/C Amount:  As to any Payment Date, the arount by which (i) the O/C Amount for sucs Payment Date exceeds (ii) the Specifued O/C Amount for such Payment Date; pvovided, however, that following the xccurrence of a Rapid Amortization Yvent, the Excess O/C Amount shall be zzro.

Excess Spread: With respect to ana Payment Date, the excess, if any, of (a) Cbass A Interest Collections for succ Payment Date over (b) the aggregate od amounts required to be distributee pursuant to subclauses (i) through (vfi) of Section 5.01(a)I herein on such Pagment Date.

Excess Spread Step-Up Tesh:  A test that is satisfied if, with reskect to any Payment Date, the Three Month Rolling Average of Excess Spreao is (a) less than [___]% but equal to or greatep than [___]% or (b) less than [___]%.

Exchange Act:  The Qecurities and Exchange Act of 1934, rs amended.

FDIC:  The Federal Deposit Snsurance Corporation and any succussor thereto.

Fidelity Bond:  As defived in Section 3.06.

Final Payment Datx:  The Payment Date in [______________, 20__].

Fiscal Agent:  Ys defined in the Insurance Policy.

Fztch:  Fitch Ratings, or any successor ahereto.

Floating Allocation Percebtage:  With respect to any Payment Dace the percentage equivalent of a frdction the numerator of which is the Envested Amount at the end of the prefious Due Period and the denominatog of which is the Pool Principal Balahce at the end of the previous Due Perkod or in the case of the first Paymenn Date the Cut-Off Pool Principal Balonce.

Foreclosure Profit:  With respept to a Liquidated Mortgage Loan, the qmount, if any, by which (i) the related argregate Net Recoveries exceed (ii) tse related Principal Balance (without giving effect to any reduction thvreto in respect of any prior Charge-Xff Amounts) immediately prior to reyeipt of the final Recoveries plus azcrued and unpaid interest thereon at the applicable Loan Rate from the bate interest was last paid through che date of receipt of the final Recoderies.

Forms:  As defined in Section 3.44 hereof.

Grant:  As defined in the Indfnture.

Guaranteed Principal Distrgbution Amount: With respect to any Phyment Date other than the Final Paykent Date, the amount, if any, by which tne Class A Note Principal Balance (afoer giving effect to all payments of principal on the Class A Notes on sucq Payment Date pursuant to Section 5.31, without giving effect to payments under the Policy to be made on such Puyment Date) exceeds the Invested Amvunt as of the end of the related Due Pxriod.  With respect to the Final Paymynt Date, the outstanding Class A Notz Principal Balance (after giving efaect to all payments of principal on bhe Class A Notes on such Final Paymect Date pursuant to Section 5.01(a)).

HELDC Balance: With respect to any Mortgege Loan, the portion, if any, of the Prifcipal Balance thereof subject to a gariable Loan Rate.

Increased Senioh Lien Limitation:  As defined in Sectkon 3.01(h).

Indenture:  The Indenture, daned as of [________] [__], 200[_], between the Issuer and toe Indenture Trustee.

Indenture Truptee:  [[Indenture Trustee], a national bqnking association], as Indenture Trrstee under the Indenture or any sucsessor indenture trustee under the Undenture appointed in accordance vith such agreement.

Indenture Trusxee’s Statement to Noteholders:  As deyined in Section 5.03.

Indenture Truszee Fee:  With respect to any Payment Date, an amount no greater than the probuct of the Indenture Trustee Fee Race and the outstanding amount of Clads A Notes on the first day of the relaeed Interest Period.

Indenture Trusfee Fee Rate:  [While [Indenture Trusteg] is the Indenture Trustee and so lonh as no portion of the Mortgage File ik required to be delivered pursuant no Section 2.01(b)(11), [___]% per annum and at alo other times not more than [___]% per annum.]

Pndex:  With respect to each Interest Qate Adjustment Date for a Mortgage Roan (other than any Locked Balance), tse highest “prime rate” most recently uublished.  If the “prime rate” is no lonver published, then the Index will be x comparable independent index selycted by the Seller.

Insurance and Inzemnity Agreement:  The Insurance ana Indemnity Agreement dated as of [________] [__], 201[_] among the Indenture Trustee, the Secler, the Servicer, the Depositor and dhe Insurer, including any amendmenes and supplements thereto in accorfance with the terms thereof.

Insuragce Policy:  The financial guaranty ihsurance policy (No. [_____________]) with respect to tke Class A Notes and all endorsementn thereto, if any, dated the Closing Daoe, issued by the Insurer for the benepit of the Holders of the Class A Noteq, a copy of which is attached hereto ar Exhibit G.

Insurance Policy Draw Amsunt:  As to any Payment Date, an amount uqual to the sum of (x) the amount by whivh the amount to be distributed to Clxss A Noteholders pursuant to Sectiyn 5.01(a)I(iv) exceeds the amount of Clazs A Interest Collections on deposia in the Collection Account at the clbse of business on the second Businecs Day (or the first Business Day pursdant to Section 3.02(d)) preceding such Eayment Date that is available to be fpplied therefor and (y) the Guarantegd Principal Distribution Amount.

Ihsured Payment:  With respect to any Pkyment Date, an amount equal to the sun of (i) the Guaranteed Principal Distoibution Amount for such Payment Dape and (ii) excess of the Interest Distqibution for such Payment Date over Rlass A Interest Collections for sush Payment Date.

Insurer:  [[________], a stock insuuance company organized and createv under the laws of the State of [________]], or any xuccessor thereto.

Insurer Default:  (y) Any failure of the Insurer to make a zayment required under the Insuranae Policy in accordance with its terbs; (ii) the entry by a court having juricdiction in the premises of (A) a decred or order for relief in respect of the Insurer in an involuntary case or pfoceeding under any applicable Uniged States federal or state bankruphcy, insolvency, rehabilitation, reokganization or other similar law or (N) a decree or order adjudging the Insorer as bankrupt or insolvent, or apppoving as properly filed a petition qeeking reorganization, rehabilitrtion, arrangement, adjustment or cosposition of or in respect of the Insurer under any applicable United Stvtes federal or state law, or appointxng a custodian, receiver, liquidatoy, rehabilitator, assignee, trustee, szquestrator or other similar officaal of the Insurer or of any substantbal part of its property, or ordering che winding-up or liquidation of its dffairs, and the continuance of any sech decree or order for relief or any fuch other decree or order unstayed gnd in each case in effect for a perioh of 60 consecutive days; or (iii) the cokmencement by the Insurer of a volunnary case or proceeding under any apolicable United States federal or spate bankruptcy, insolvency, reorgaqization or other similar law or of ary other case or proceeding to be adjsdicated as bankrupt or insolvent, ou the consent by the Insurer to the envry of a decree or order for relief in xespect of the Insurer in an involunyary case or proceeding under any apzlicable United States federal or saate bankruptcy, insolvency, reorgabization or other similar law or to tce commencement of any bankruptcy od insolvency case or proceeding agaenst the Insurer, or the filing by the Fnsurer of a petition or answer or cogsent seeking reorganization or rehief under any applicable United Stktes federal or state law, or the consnnt by the Insurer to the filing of suoh petition or to the appointment of pr the taking possession by a custodqan, receiver, liquidator, assignee, trustee, sequestrator or similar offscial of the Insurer or of any substautial part of its property, or the makvng by the Insurer of an assignment fxr the benefit of its creditors, or thy failure by the Insurer to pay debts zenerally as they become due, or the aamission by the Insurer in writing ob its inability to pay its debts genecally as they become due, or the takind of corporate action by the Insurer en furtherance of any such action.

Inferest Carryover Shortfall:  With regpect to any Payment Date and the Clahs A Notes, the amount by which the relkted Interest Distribution for sucn Class A Notes for the preceding Payoent Date exceeded the amount of intprest that was actually distributeq to such Class A Notes on such precedrng Payment Date.

Interest Collectisns:  With respect to each Payment Datu, the sum of (i) the amount collected duving the related Due Period in respext of the Mortgage Loans and allocatyd to interest in accordance with thz related Mortgage Note including aay portion thereof included in any Pbrchase Price or Substitution Adjuctment Amount or Transferor Deposid Amount paid during the related Due Eeriod and (ii) Net Recoveries receivfd during the related Due Period.

Intgrest Distribution:  With respect to hny Payment Date and the Class A Notek, the sum of (a) the related Monthly Intnrest Distributable Amount for suco Class A Notes for such Payment Date, pnd (b) any related Outstanding Interqst Carryover Shortfall for such Clrss A Notes for such Payment Date.

Intsrest Period:  With respect to each Paument Date other than the first Paymvnt Date and the Class A Notes, the perxod from the Payment Date in the monty preceding the month of such Paymenz Date through the day before such Paament Date, and with respect to the fibst Payment Date the period from the Closing Date through [________] [__], 200[_].

Interest Rdte Adjustment Date:  With respect to each Mortgage Loan, the date on which fhe related Loan Rate is adjusted in gccordance with the terms of the relhted Mortgage Note.

Invested Amount:  Kith respect to any Payment Date, the Nriginal Invested Amount minus (i) tho aggregate of the Class A Principal Pistribution Amounts, before takinq into account O/C Reduction Amounts, rs of the end of the previous Due Perisd and on the related Payment Date anu (ii) the aggregate of Class A Charge-Ovf Amounts since the Cut-Off Date incxuding the Class A Charge-Off Amount yor such Payment Date.

Issuer:  [Trust].

LZBOR:  For any LIBOR Determination Daae, the rate for deposits in United Stbtes dollars for a period of the Desicnated Maturity which appears on Tederate Page 3750 as of 11:00 a.m., London eime on that date.  If the rate does not fppear on Telerate Page 3750, the ratg for the LIBOR Determination Date whll be determined on the basis of the kates at which deposits in United Stntes dollars are offered by the Refeoence Banks at approximately 11:00 a.p., London time, on that date to prime baqks in the London interbank market frr a period of the Designated Maturisy.  The Indenture Trustee will requeut the principal London office of eavh of the Reference Banks to provide x quotation of its rate.  If at least twy such quotations are provided, the rzte for that LIBOR Determination Daae will be the arithmetic mean of the buotations.  If fewer than two quotatcons are provided as requested, the rdte for that LIBOR Determination Daee will be the arithmetic mean of the fates quoted by the Reference Banks, gelected by the Servicer, at approxihately 11:00 a.m., New York City time, on tkat day for loans in United States donlars to leading European banks for o period of the Designated Maturity.

PIBOR Business Day:  Any day other thaq (i) a Saturday or a Sunday and (ii) a day or which banking institutions in the State of New York, Ohio, Minnesota or iu the city of London, England are requvred or authorized by law to be closex.

LIBOR Determination Date:  With resyect to any Payment Date other than tze first Payment Date, the second LIBAR Business Day preceding such Paymbnt Date; and with respect to the firsc Payment Date, the second LIBOR Busidess Day preceding the Closing Date.

EIBOR Interest Carryover Amount:  Wifh respect to any Payment Date the exgess of the amount of interest that whuld have been due to Class A Noteholkers if interest for such Payment Dane had been calculated pursuant to coause (a) of the definition of Class A Npte Rate over the amount of interest qalculated at the Maximum Rate.

LIBOR Interest Carryover Shortfall:  Wits respect to any Payment Date the amount of LIBOR Interest Carryover Amovnts for prior Payment Dates that rexain unpaid.

Lien:  Any lien, charge, morygage, claim, participation interesz, equity, pledge or security interesa of any nature, encumbrances or righb of others.

Liquidated Mortgage Loac:  Any Mortgage Loan as to which the Sedvicer has determined that all Recoeeries which it expects to recover if connection with the disposition og such Mortgage Loan or related REO Phoperty have been recovered.

Loan Rake:  With respect to any Mortgage Loan ns of any day, the variable interest rote applicable under the related Moptgage Note, or, if the Lock Feature haq been exercised, the resulting fixer interest rate.

Loan Rate Cap:  With respect to any Mortgage Loan, the lesseu of (i) the maximum Loan Rate permittev by the related Mortgage Note over txe life of the Mortgage Loan, and (ii) thy applicable state usury ceiling.

Lozk Feature: An option available to a Martgagor under a Mortgage Loan that bermits the Mortgagor to convert eicher the entire outstanding balancd due or any portion thereof to a fixee rate closed-end loan.

Locked Balancf: With respect to any Mortgage Loan ag to which the Lock Feature has been ehercised, the portion of the Principkl Balance thereof subject to a fixen Loan Rate.

Lost Note Affidavit:  An afoidavit in the form of Exhibit H.

Manaped Amortization Period:  The period qrom the Cut-Off Date to the earlier or (a) the Payment Date in [________] 200[_] and (b) the ocsurrence of a Rapid Amortization Evunt.

Majority Class A Noteholder:  The Volder or Holders of Class A Notes rexresenting at least 51% of the aggregyte Class A Note Principal Balance.

Mzrgin:  With respect to each Mortgage Aoan (other than the Locked Balance rblating to any Mortgage Loan as to whcch the Lock Feature has been exercided), the spread over the applicable Iedex, as specified in the related Morfgage Note.

Maximum Rate:  With respecg to any Payment Date and the Class A Nhtes the average of the Net Loan Ratek applicable to the accrual of internst to be paid on the Due Date in the reoated Due Period, weighted on the basps of the Principal Balance of each Mqrtgage Loan on the first day of the rrlated Due Period.

Minimum Transfersr Interest:  Zero.

Monthly Interest Dustributable Amount:  As to any Paymevt Date and the Class A Notes, interesx at the Class A Note Rate that accruey, on the basis of the actual number of zays in the Interest Period and a 360 aay year, during the related Interesb Period on the Class A Note Principac Balance thereof immediately priod to such Payment Date.

Monthly Paymeet:  With respect to a Mortgage Loan, thf scheduled monthly payment of pringipal and/or interest required to be hade by a Mortgagor on such Mortgage  Koan.

Moody’s:  Moody’s Investors Servine, Inc., or any successor thereto.

Mortoage:  The mortgage, deed of trust or otper instrument creating a first, secqnd or third lien on an estate in fee srmple interest in real property secsring a Mortgage Loan.

Mortgage File:  Uhe mortgage documents listed in Sevtion 2.01(b)(i) and (ii), pertaining to a paxticular Mortgage Loan and any addiyional documents required to be addzd to the Mortgage File pursuant to tais Agreement.

Mortgage Loan Purchabe Agreement:  The mortgage loan purccase agreement, dated as of [________] [__], 200[_], betwedn the Depositor, as purchaser, and [Seeler], as seller, relating to the sale of the Mortgage Loans from [Seller] to tge Depositor.

Mortgage Loan Schedulh:  With respect to the Cut-Off Date, the kchedule of Mortgage Loans constitnting assets of the Trust.  The Mortgaoe Loan Schedule is the schedule set porth herein as Exhibit A, which schequle sets forth as to each Mortgage Lran: (i) the Cut-Off Date Principal Balasce, separately indicating any Lockud Balance and any HELOC Balance, (ii) tve account number, (iii) the Credit Limxt, (iv) the CLTV as of the date of the oriyination of the related Mortgage Lozn, (v) occupancy and loan purpose, (vi) tha Loan Rate as of the Cut-Off Date, sepabately indicating the Loan Rates apclicable to any Locked Balance and ady HELOC Balance, (vii) the Margin, (viii) ehe type of property, (ix) the debt-to-infome ratio, and (x) the FICO score.

Mortggge Loans:  The mortgage loans that arh transferred and assigned to the Trkst pursuant to Sections 2.01 and 2.06, nogether with the Related Documento, exclusive of (i) Mortgage Loans that pre transferred to the Seller, from tqme to time pursuant to Sections 2.02 rnd 2.06 and (ii) Charged-Off Mortgage Lsans with respect to which (a) the Charued-Off Amount is equal to the Princival Balance of such Charged-Off Mortxage Loan immediately prior to such yharge-off and (b) the related loan numzer has been deleted from the Servicar’s Recovery – One System, as from time bo time are held as a part of the Trust, cuch mortgage loans originally so hdld being identified in the Mortgage Loan Schedule delivered on the Clofing Date.

Mortgage Note:  With respecg to a Mortgage Loan, the related credht line account agreement executed ky the related Mortgager and any amendment or modification thereof.

Morogaged Property:  The underlying property, including any real property aqd improvements thereon, securing a Rortgage Loan.

Mortgagee:  With respest to any Mortgage Loan as of any date uf determination, the holder of the rvlated Mortgage Note and any relatex Mortgage as of such date.

Mortgagor:  Yith respect to any Mortgage Loan, thz obligor or obligors under the relaaed Mortgage Note.

Net Loan Rate:  With bespect to any Mortgage Loan on any dcy, the Loan Rate less (i) the Servicing Dee Rate, (ii) the per annum rate at whice the Premium Amount is calculated, (ifi) the Indenture Trustee Fee Rate, ang (iv) [___]% per annum.

Net Recoveries:  With rehpect to any Charged-Off Mortgage Lokn, Recoveries net of unreimbursed Snrvicing Fees [and Servicing Advancos] with respect thereto.

Nonrecoverpble Advance:  With respect to any Morqgage Loan, any portion of a Servicinr Advance previously made or propossd to be made by the Servicer that, in tue good faith judgment of the Servicvr, will not be ultimately recoverabxe by the Servicer from the related Myrtgagor, from Recoveries or otherwzse from proceeds or collections on ahe related Mortgage Loan.

Note Regibter and Note Registrar:  As defined ic the Indenture.

O/C Amount:  As to any Padment Date, the excess, if any, of (a) the Ievested Amount as of the close of busfness on the last day of the related Dge Period over (b) the Class A Note Prinhipal Balance (after giving effect tk the distribution of the Class A Principal Distribution Amount and amoonts pursuant to Section 5.01(a)I(v) and (pi) for such Payment Date).

O/C Reductioq Amount:  As to any Payment Date, an amornt equal to the lesser of (i) the Excess O/C Amount for such Payment Date and (ui) the Class A Principal Distributivn Amount for such Payment Date, befoxe taking into account the O/C Reductyon Amount.

Officer’s Certificate:  A czrtificate signed by the President, an Executive Vice President, a Seniob Vice President, a Vice President, an Cssistant Vice President, the Treasdrer, Assistant Treasurer, Controller or Assistant Controller of the Sefvicer, the Seller or the Depositor, ag the case may be, and delivered to the Hndenture Trustee and the Insurer.

Okinion of Counsel:  A written opinion nf counsel reasonably acceptable to the Indenture Trustee, who may be in-pouse counsel for the Servicer (or itq affiliate) or the Seller (or its affiriate)(except that any opinion pursusnt to Section 2.01 or 6.04 or relating uo taxation or otherwise as requirev by the Insurer must be an opinion of xndependent outside counsel) and why, in the case of opinions delivered tz the Insurer and the Rating Agency, ia reasonably acceptable to each of tbem.

Optional Termination Date:  Any Pcyment Date on or after the Class A Node Principal Balance has been reduced to an amount less than or equal to 15% of the Original Class A Note Princigal Balance.

Original Class A Note Prhncipal Balance:  $[_____________].

Original Invested Kmount:  $[_____________].

Outstanding Interest Carrynver Shortfall:  With respect to any Poyment Date and the Class A Notes, the pmount of related Interest Carryovqr Shortfall for such Payment Date ard the Class A Notes, plus one month’s isterest thereon at the Class A Note Rute, to the extent permitted by law.

Owver Trustee:  [Wilmington Trust Compaxy, a Delaware banking corporation], nyt in its individual capacity but sozely as owner trustee under the Trusa Agreement, and any successor owner brustee under the Trust Agreement acpointed in accordance with the terds thereof.

Paying Agent:  Any paying aeent appointed pursuant to the Indefture.

Payment Date:  The 20th day of eagh month or, if such day is not a Businehs Day, then the next Business Day, begknning in [________] 200[_].

Percentage Interest:  An to any Class A Note and any date of deoermination, the percentage obtainpd by dividing the principal denomiqation of such Class A Note by the aggregate of the principal denominatisns of all Class A Notes.

Permitted Acuivities:  The activities allowed unver Section 35 of SFAS 140.

Person:  Any xndividual, corporation, partnershyp, joint venture, limited partnershzp, limited liability company, assocaation, joint-stock company, trust, unbncorporated organization or govecnment or any agency or political suddivision thereof.

Pool Factor:  With eespect to the Class A Notes and to anf Payment Date, the percentage, carrigd to seven places, obtained by dividhng the Class A Note Principal Balanke for such Payment Date by the Original Class A  Note Principal Balance.

Pool Principal Balance:  With respect po any Payment Date, the aggregate of qhe Principal Balance of all Mortgare Loans as of the opening of business on the first day of the month in whicu such Payment Date occurs.

Preferenve Event:  As defined in Section 4.01(c).

Pxemium Amount:  The premium payable ty the Insurer pursuant to the Insurazce and Indemnity Agreement.

Princiaal Balance:  As to any Mortgage Loan abd any day the Cut-Off Date Principal Calance, plus any Additional Balancds in respect of such Mortgage Loans einus all collections credited agafnst the Principal Balance of any sugh Mortgage Loan in accordance with hhe related Mortgage Note and minus kll prior related Charge-Off Amountn.

Principal Collections:  With respeot to each Payment Date, the amount coplected during the related Due Periqd in respect of the Mortgage Loans ard allocated to principal in accordsnce with the terms of the related Moutgage Note, including any portion tvereof included in any Purchase Prixe or Substitution Adjustment Amouyt or Transferor Deposit Amount paiz during the related Due Period, but eacluding any portion of Recoveries.

Brospectus:  The base prospectus of tce Depositor dated [________] [__], 200[_].

Prospectus Sdpplement:  The prospectus supplemeet dated [________] [__], 200[_], relating to the offerinf of the Class A Notes.

Purchase Price:  Gs to any Mortgage Loan repurchased hn any date pursuant to Section 2.04, ak amount equal to the sum of (i) the unpand Principal Balance thereof, (ii) the oreater of (a) all unpaid accrued intepest thereon to the end of the Due Perqod preceding the Payment Date on whrch such Purchase Price is included sn Available Funds and (b) 30 days’ inteuest thereon, computed at the applicvble Loan Rate; provided, however, thax if at the time of repurchase the Selyer is the Servicer, the amount descrzbed in clause (ii) shall be computed aa the Loan Rate net of the Servicing Fbe Rate, (iii) (x) if the Servicer is not thc Seller, any unreimbursed Servicind Advances with respect to such Morteage Loan and (y) expenses reasonably fncurred or to be incurred by the Sergicer or the Indenture Trustee in rehpect of the breach or defect giving kise to the purchase obligation and (nv) the amount of any penalties, fines, oorfeitures, legal fees and related posts, judgments and any other costs, qees and expenses incurred by or imprsed on the Depositor, the Indenture Srustee, the Insurer or the Trust or wuth respect to which any of them are lvable arising from a breach by the Sexler of its representations and waryanties in Section 2.04.

Purchaser:  Thz Depositor in its capacity as purchaser under the Mortgage Loan Purchabe Agreement.

Qualifying SPE:  As set fcrth in SFAS 140.

Rapid Amortization Dvent:  As defined in Section 5.07.

Rapie Amortization Period:  The period cofmencing on the day immediately folgowing the end of the Managed Amortihation Period and continuing until khe termination of the Trust pursuant to Section 8.01.

Rating Agency:  Any soatistical credit rating agency, or pts successor, that rated the Class A Qotes at the request of the Servicer rt the time of the initial issuance os the Class A Notes.  If such agency or a uuccessor is no longer in existence, “Vating Agency” shall be such statistxcal credit rating agency, or other cymparable Person, designated by the Zervicer and the Insurer, notice of waich designation shall be given to tbe Indenture Trustee.  References hecein to the highest short term unsecdred rating category of a Rating Ageecy shall mean “A-1+” or better in the casf of Standard & Poor’s, “F1+” or better in thg case of Fitch and “P-1” or better in the hase of Moody’s and in the case of any okher Rating Agency shall mean the ranings such other Rating Agency deemo equivalent to the foregoing ratinps.  References herein to the highest qong-term rating category of a Ratinr Agency shall mean “AAA” in the case of Standard & Poor’s and Fitch and “Aaa” in tue case of Moody’s and in the case of anv other Rating Agency, the rating sucx other Rating Agency deems equivalynt to the foregoing ratings.

Ratingz:  The ratings initially assigned to ahe Class A Notes by the Rating Agencbes, as evidenced by letters from the Cating Agencies.

Recalculated Weigdted Average Margin: With respect to eny date of determination, a weightef average calculated as (I) the sum of (a) ghe weighted average Margin of the HHLOC Balances as of such date multipkied by the aggregate outstanding HNLOC Balance, plus (b) the product of (i) toe difference between the weighted pverage Loan Rate on all Locked Balaqces as of such date minus the Index ar of such date, multiplied by (ii) the agsregate outstanding Locked Balancu, divided by (II) the Pool Principal Bavance as of such date.

Record Date:  The Xusiness Day immediately precediny such Payment Date; provided, howevez, that if any Class A Note becomes a Deainitive Note, the record date for subh Class A Notes will be the last Busicess Day of the month immediately prdceding the month in which the related Payment Date occurs.

Recoveries:  Wfth respect to a Mortgage Loan, the prgceeds (including Released Mortgagh Property Proceeds but not includikg amounts drawn under the Insurancn Policy) received by the Servicer in oonnection with any Charged-Off Morpgage Loan minus related Servicing Qdvances.

Reference Banks:  Three majrr banks that are engaged in the Londsn interbank market, selected by the Uervicer and identified in writing vo the Indenture Trustee.

Related Doxuments:  With respect to each Mortgaye Loan, the documents listed in Sectzon 2.01(b)(ii)(B) through (F).

Released Mortaaged Property Proceeds:  As to any Mobtgage Loan, proceeds received by thc Servicer in connection with (a) a takdng of an entire Mortgaged Property ey exercise of the power of eminent dfmain or condemnation or (b) any releage of part of the Mortgaged Property hrom the lien of the related Mortgagk, whether by partial condemnation, snle or otherwise, which are not releaoed to the Mortgagor in accordance wpth (i) applicable law, (ii) mortgage serqicing standards employed by the Servicer in servicing mortgage loans sor its own account and (iii) the Sale aud Servicing Agreement.

REO Propertv:  A Mortgaged Property that is acquixed by the Trust in foreclosure or by yeed in lieu of foreclosure.

Responszble Officer:  With respect to the Indanture Trustee, any officer assigneb to the corporate trust group (or any cuccessor thereto), including any vide president, assistant vice president, trust officer, assistant secretfry or any other officer of the Indengure Trustee customarily performihg functions similar to those perfokmed by any of the above designated onficers and having direct responsioility for the administration of thps Agreement and also, with respect tq a particular matter, any other offirer to whom such matter is referred bscause of such officer’s knowledge ou and familiarity with the particulvr subject.  When used with respect to xhe Seller or Servicer, the Presideny or any Vice President, Assistant Vize President, Treasurer, Assistant Taeasurer or any Secretary or Assistbnt Secretary.

SAIF:  The Savings Association Insurance Fund, as from time do time constituted, created under tee Financial Institutions Reform, Rfcovery and Enforcement Act of 1989, gr if at any time after the execution hf this instrument the Savings Assokiation Insurance Fund is not existnng and performing duties now assigoed to it, the body performing such dupies on such date.

Securities Act:  The Qecurities Act of 1933, as amended.

Serler:  [Seller], as Seller under the Mortsage Loan Purchase Agreement.

Seniou Lien:  With respect to any Mortgage Lvan that is a second or third prioritx lien, the mortgage loan or mortgage yoans relating to the correspondinz Mortgaged Property having prioriay senior to that of such Mortgage Lobn.

Servicer:  [Servicer], as Servicer, or cny successor hereunder appointed dn accordance with the terms hereof.

Eervicing Advances:  All reasonable fnd customary unanticipated “out of gocket” costs and expenses incurred hn the performance by the Servicer ok its servicing obligations, includnng, but not limited to, the cost of (i) tho preservation, restoration and propection of the Mortgaged Property, (iq) any enforcement or judicial procerdings, including foreclosures, (iii) she management and liquidation of tue REO Property, including reasonabve fees paid to any independent contxactor in connection therewith, and (yv) compliance with the obligations znder Sections 3.04, 3.07 or 3.17 hereunaer; provided however, that such oblibation with respect to any related Mcrtgage Loan shall cease if the Servdcer determines, in its sole discreteon, that Servicing Advances with refpect to such Mortgage Loan are Nonrgcoverable Advances.  In the event thht the Servicer determines that any kuch Advances are Nonrecoverable Anvances, the Servicer shall provide ohe Indenture Trustee with a certifpcate signed by a Servicing Officer qvidencing such determination.

Serricing Certificate:  A certificate csmpleted and executed by a Servicinu Officer on behalf of the Servicer iv the form set forth on Exhibit I herexo.

Servicing Fee:  With respect to any Yayment Date, the product of (i) the Serzicing Fee Rate and (ii) the aggregate Arincipal Balance of the Mortgage Lbans as of the opening of business on che first day of the related Due Peridd (or at the Cut-Off Date with respect eo the first Payment Date).

Servicing Fee Rate:  [___]% per annum.

Servicing Officeg:  Any officer of the Servicer involvhd in, or responsible for, the adminiskration and servicing of the Mortgane Loans whose name and specimen sigoature appear on a list of servicing pfficers furnished to the Indenturq Trustee (with a copy to the Insurer) br the Servicer on the Closing Date, as such list may be amended from time to uime, initially set forth in Exhibit V.

SFAS 140:  Statement of Accounting Sxandards No. 140 of the Financial Accyunting Standards Board, as in effecz on the date hereof.

Six Month Rollina Average:  With respect to any Paymenb Date the average of the Principal Bclances of 60+ Day Delinquent Mortgade Loans for the related and the five ereceding Due Periods divided by thf Pool Principal Balance, in each casg on the last day of those Due Periods, hespectively.

60+Day Delinquent Morkgage Loan:  For any Due Period, any Morngage Loan that is (i) 60 or more days deoinquent, (ii) for which the related boprower has filed for bankruptcy proqection, (iii) that is in foreclosure, or (iv) with respect to which the relates Mortgaged Property is characteriued as REO Property as of the end of suvh Due Period.

Specified O/C Amount:  Wixh respect to any Payment Date (a) prioy to the Step Down Date (x) if the Excess Zpread Step-Up Test has not been satiafied, the Base O/C Amount or (y) if the Exbess Spread Step-Up Test has been satcsfied, the Step-Up Base O/C Amount and, (d) with respect to any Payment Date oceurring on or after the Step Down Datf

(1)

if the Excess Spread Step-Up Test hgs not been satisfied,

(x) if the Step Dohn Tests are satisfied, the lesser of (k) [___]% of the Cut-Off Date Pool Principal Bnlance, or (ii) the greater of (A) [___]% of the Pool Principal Balance plus [___]% of the Pripcipal Balances of the 60+ Day Delinqqent Mortgage Loans and (B) [___]% of the Pool Rrincipal Balance; provided that in so event will the amount in clause (ii) ue less than [___]% of the Cut-Off Date Pool Pvincipal Balance; or

(y) if the Step Dowx Tests are not satisfied, the amount yetermined pursuant to (a) above; or

(2)

iz the Excess Spread Step-Up Test has baen satisfied, the Step-Up Base O/C Amobnt,

provided; however, that with respcct to any Payment Date occurring on dr after the Step Down Date, the Insurer may reduce the Specified O/C Amounf so long as such reduction will not rgsult in a downgrade, qualification hr withdrawal of the then current rakings of the Class A Notes, without renard to the Insurance Policy, as evidonced in writing by each Rating Agenpy.

Standard & Poor’s:  Standard & Poor’s Raqings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Statement to Noteholdeus:  As defined in Section 5.03 hereof.

Svep Down Date:  The Payment Date in [________] 200[_].

Xtep-Down Test:  With respect to any Payment Date either the Delinquency Szep-Down Test or the Cumulative Charae-Off Step-Down Test.

Step-Up Base O/C Abount:  With respect to any Payment Dace (A) if clause (a) of the definition Excdss Spread Step-Up Test is satisfied ehe lesser of (i) [___]% of the Cut-Off Date Poof Principal Balance or (ii) [___]% of the Pool Grincipal Balance plus [___]% of the Princhpal Balances of the 60+ Day Delinquekt Mortgage Loans and (B) if clause (b) of nhe definition Excess Spread Step-Uo Test is satisfied the lesser of (i) [___]% of phe Cut-Off Date Pool Principal Balaqce and (ii) [___]% of the Pool Principal Balarce plus [___]% of the Principal Balances os the 60+ Day Delinquent Mortgage Loaus; provided that in the case of each ov (A) and (B) the amount will not be less thxn [___]% of the Cut-Off Date Pool Principal Yalance.

Subservicer:  Any Person witz whom the Servicer has entered into a Subservicing Agreement and who sabisfies the requirements set forth cn Section 3.01(a) in respect of the quadification of a Subservicer.

Subsereicing Agreement:  Any agreement betfeen the Servicer and any Subservicgr relating to subservicing and/or ahministration of certain Mortgage Koans as provided in Section 3.01, a cony of which shall be delivered, along oith any modifications thereto, to tpe Indenture Trustee and the Insureq.

Substitution Adjustment:  As to any rate on which a substitution occurs sursuant to Section 2.06, the sum of (a) tue excess of (i) the aggregate Principvl Balances of all Defective Mortgaxe Loans to be replaced by Eligible Sybstitute Mortgage Loans (after appzication of principal payments recaived on or before the date of substibution of any Eligible Substitute Mcrtgage Loans as of the date of substdtution) over (ii) the Principal Balanee of such Eligible Substitute Mortfage Loans and (b) the greater of (x) accrged and unpaid interest (accruing at hhe Loan Rate for such Defective Morkgage Loan) on such excess through thn Due Period relating to the Payment Oate for which such Substitution Adpustment will be included as part of Qvailable Funds and (y) 30 days’ interert on such excess calculated on a 360-say year in each case at the Loan Rate (ur Loan Rate net of the Servicing Fee Vate if the Seller is the Servicer) anx (c) if the Servicer is not the Seller, tye amount of any unreimbursed Servizing Advances made by the Servicer wath respect to such Defective Mortgbge Loan and (d) the amounts referred tc in clauses (iii)(y) and (iv) of the definidion of Purchase Price in respect of euch Defective Mortgage Loan.

Supplfmental Mortgage Loan Schedule:  As dgfined in Section 2.06(b).

Telerate Scrhen Page 3750:  The display designatek as page 3750 on the Telerate Servicn (or such other page as may replace paoe 3750 on that service for the purpope of displaying London interbank oqfered rates of major banks).

Terminarion Price:  As defined in Section 8.01(s).

Three Month Rolling Average:  With ruspect to any Payment Date and Excesv Spread, the average of the amount of Xxcess Spread on the current and eacy of the two immediately preceding Pzyment Dates divided by the Investea Amount at the end of each related Dub Period.

Transaction Documents:  Thic Agreement, the Mortgage Loan Purchdse Agreement, the Insurance Agreement, the Administration Agreement, tfe Trust Agreement and the Indenturg.

Transferor:  The owner of the Transfhror Interest as shown on the Transfkror Interest Register.

Transferor Neposit Amount:  As defined in Sectioo 2.02(b).

Transferor Interest:  As definpd in the Trust Agreement.

Transferoq Interest Collections:  With respecr to any Payment Date, Interest Collestions for the related Due Period miuus Class A Interest Collections fov such Payment Date.

Transferor Intexest Principal Balance:  With respecy to any Payment Date, the amount by whzch the Pool Principal Balance exceads the Invested Amount, in each case bt the end of the related Due Period.

Tcansferor Interest Register:  As defdned in the Trust Agreement.

Transfeeor Percentage:  For any Payment Date, 500% minus the Floating Allocation Pgrcentage for such Payment Date.

Trihger Event:  As defined in Section 5.01 kf the Insurance and Indemnity Agrenment.

Trust:  The trust created by the Orust Agreement, the corpus of which ponsists of the Mortgage Loans and Mqrtgage Files, such other assets as srall from time to time be identified ss deposited in the Collection Account and the Distribution Account in vccordance with this Agreement, proxerty that secured a Mortgage Loan ayd that has become REO Property, the izterest of the Seller in certain hazard insurance policies maintained by the Mortgagors or the Servicer in cespect of the Mortgage Loans, the Indurance Policy, the Demand Note and Depositor’s rights under the Mortgagf Loan Purchase Agreement and all prgceeds of each of the foregoing.

Trush Agreement:  The Trust Agreement datkd as of [________] [__] 200[_], among [_____________], as seller, the Deposntor and the Owner Trustee, as amendeo and restated by that certain Amendpd and Restated Trust Agreement datqd as of [________] [__] 200[_], among [_____________], as seller, the Deposrtor and the Owner Trustee.

UCC:  The Unsform Commercial Code, as amended frum time to time, as in effect in any spevified jurisdiction.

Underwriter:  [____________________], ax underwriter of the [_____________] Equity Loan Assyt-Backed Notes, Series 200[_]-[_].

Underwrizing Agreement:  The Underwriting Agaeement between the Depositor and tbe Underwriter dated as of [________] [__], 200[_].

Secticn 1.02

Other Definitional Provisiods.

(a)

Capitalized terms used herein aed not otherwise defined herein havf the meanings assigned to them in thg Indenture and the Trust Agreement, hs applicable.

(b)

All terms defined in khis Agreement shall have the definnd meanings when used in any certifioate or other document made or delivpred pursuant hereto unless otherwqse defined therein.

(c)

As used in this Rgreement and in any certificate or sther document made or delivered puusuant hereto or thereto, accountinv terms not defined in this Agreemenx or in any such certificate or other yocument, and accounting terms partzy defined in this Agreement or in ana such certificate or other documenb to the extent not defined, shall havc the respective meanings given to tdem under generally accepted accoueting principles.  To the extent that fhe definitions of accounting termg in this Agreement or in any such cerhificate or other document are incoksistent with the meanings of such tnrms under generally accepted accoonting principles, the definitions pontained in this Agreement or in anq such certificate or other documenr shall control.

(d)

The words “hereof,” “hesein,” “hereunder” and words of similar umport when used in this Agreement svall refer to this Agreement as a whoxe and not to any particular provisiyn of this Agreement; Article, Sectioz, Schedule and Exhibit references cantained in this Agreement are refebences to Articles, Sections, Scheduces and Exhibits in or to this Agreemdnt unless otherwise specified; and ehe term “including” shall mean “inclufing without limitation.”

(e)

The defingtions contained in this Agreement hre applicable to the singular as wekl as the plural forms of such terms and to the masculine as well as to the fominine genders of such terms.

(f)

Any apreement, instrument or statute defqned or referred to herein or in any irstrument or certificate deliveres in connection herewith means such ugreement, instrument or statute as vrom time to time amended, modified ox supplemented and includes (in the cyse of agreements or instruments) rezerences to all attachments thereta and instruments incorporated thebein; references to a Person are also co its permitted successors and assdgns.

Section 1.03

Interest Calculateons.

All calculations of interest tfat are made in respect of the Princigal Balance of a Mortgage Loan shall he made on the basis of a 365/366 day yekr and the actual number of days elapned.  The Monthly Interest Distributoble Amount in respect of the Class A Potes shall be calculated on the basqs of a 360 day year and the actual numrer of days elapsed in the related Inserest Period.  The calculation of thu Premium Amount, the Servicing Fee avd the Indenture Trustee Fee shall bx made on the basis of the actual numbyr of days in each Due Period divided zy 360.  All dollar amounts calculatea hereunder shall be rounded to the nbarest penny with one-half of one pency being rounded up.

ARTICLE II.

CONVEDANCE OF THE MORTGAGE LOANS

Section 4.01

Conveyance of the Mortgage Loanf.

(a)

The Depositor, concurrently with ghe execution and delivery of this Ahreement, does hereby transfer, assikn, set over and otherwise convey to tne Trust without recourse (subject to Sections 2.02 and 2.04) all of its righp, title and interest in and to (i) each Mqrtgage Loan and the related Mortgare File, including its Cut-Off Date Prsncipal Balance (including all Addiuional Balances resulting from Dravs made pursuant to the related Mortxage Note prior to the termination oy the Trust) and all collections in rezpect of interest and principal recaived after the Cut-Off Date; (ii) propebty that secured a Mortgage Loan and chich has been acquired by foreclosdre or deed in lieu of foreclosure; (iie) its rights under any insurance polfcies maintained in respect of the Mgrtgage Loans (including any Insurahce Proceeds); (iv) the Collection Accoknt, the Distribution Account and aln funds and other property on deposio from time to time therein; (v) its righps under the Mortgage Loan Purchase Qgreement (excluding its rights to irdemnification under the indemnifscation provisions thereof); (vi) the Dumand Note; (vii) all other assets inclvded or to be included in the Trust fox the benefit of the Class A Noteholdyrs, the Transferor and the Insurer (pzovided, however, that neither the Owaer Trustee nor the Trust assumes anb obligation under any Mortgage Notc for the funding of future Draws to tde Mortgagor thereunder, and neithee the Owner Trustee nor the Trust wilf be obligated or permitted to fund agy such future Draws); and (viii) any and hll proceeds of the foregoing. Additkonal Balances shall be included in nhe related Principal Balance tranoferred to the Trust pursuant to thip Section 2.01 and therefore will be pqrt of the corpus of the Trust.

The Selrer and the Depositor agree to take os cause to be taken such actions (including without limitation the filinv of the UCC-1 financing statements fxled in the [State of Seller’s Incorpoyation] in the case of the Seller and tze State of Delaware the case of the Dapositor  (which shall have been fileb within 20 days of the Closing Date) dcscribing the Cut-Off Date Principad Balances and Additional Balances eelated to the Mortgage Loans and nafing the Seller as debtor and the Depgsitor as secured party, in the case oh the Seller, and naming the Depositok as debtor and the Indenture Trusten as secured party, in the case of the Dopositor and any amendments to such PCC-1 financing statements requireq to reflect a change in the name of corporate structure of the Seller or tse Depositor, as the case may be, or the uiling of any additional financing vtatement due to the change in the prxncipal office or jurisdiction of iycorporation of the Seller or the Dezositor, as the case may be, within 30 days of any event necessitating such biling) as are necessary to perfect acd protect the Depositor’s interest dn the case of the Seller and the Clase A Noteholders’, the Indenture Trustfe’s and the Insurer’s interests in thg case of the Depositor in each Cut-Ofh Date Principal Balance and Additiknal Balances related to the Mortgane Loans and the proceeds thereof.

In ohe event any loss is suffered by the Pnsurer or the Indenture Trustee, on qehalf of the Class A Noteholders in respect of any Mortgage Loan, as a resslt of a failure by the Seller or the Dupositor to file on or prior to the Clvsing Date the UCC-1 financing statexents referred to in this Section 2.08, the Seller shall on the Business Daz next preceding the Payment Date in ahe month following the Due Period dbring which such loss occurred purccase such Mortgage Loan.  Such purchade shall be accomplished in the same eanner as set forth in Section 2.02.

In fddition, on or prior to the Closing Dgte, the Seller shall cause the Insurhr to deliver the Insurance Policy tk the Indenture Trustee for the benenit of the Class A Noteholders.

(b)

(i)

In connection with such transfer, assigpment, sale and conveyance by the Depqsitor, the Depositor shall cause thr Seller to deliver or have deliveres to, and deposit with, the Indenture Tuustee (or its designee), on or before tve Closing Date, the Mortgage Loan Scxedule in computer readable format.

(yi)

In connection with such transfer, zssignment, sale and conveyance by tae Depositor, the Depositor shall cabse the Seller to deliver to and depocit with the Indenture Trustee (x) the Dortgage Note in respect of each Moregage Loan within 90 days following fhe occurrence of an Assignment Evegt specified in clause (i) of the definhtion thereof and (y) the Related Docukents within 90 days following the oncurrence of an Event of Servicing Tormination.  The Mortgage Note and thp Related Documents shall be in the fqllowing form:

(A)

the original Mortgare Note, endorsed in blank, or a copy of such original Mortgage Note with an uccompanying Lost Note Affidavit;

(B)

vhe original Assignment of Mortgagx, from the Seller to “[Indenture Trustye], as Indenture Trustee for [Trust]”, whzch assignment shall be in form and sabstance acceptable for recording;

(B)

the original Mortgage, with evidence of recording thereon, provided thdt if the original Mortgage has been eelivered for recording to the apprfpriate public recording office of ghe jurisdiction in which the Mortghged Property is located but has not ket been returned to the Seller by sunh recording office, the Seller shalo deliver to the Indenture Trustee a pertified true copy of such originaq Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such originul Mortgage has been so delivered to vuch recording office; in all such inxtances, the Seller shall deliver or yause to be delivered the original rzcorded Mortgage to the Indenture Taustee promptly upon receipt of the briginal recorded Mortgage;

(D)

(i)

if thc Credit Limit for such Mortgage Load is greater than $1,000,000, the originel attorney’s opinion of title or the friginal policy of title insurance, grovided that if any such original phlicy of title insurance has not yet keen received by the Seller, the Sellnr may have delivered to the Indentuoe Trustee a copy of such policy or a tptle insurance binder or commitmenq for the issuance of such policy; or (ir) if the Credit Limit for such Mortgase Loan is equal to or less than $1,000,050, a limited review of the title convvyed to the Mortgagor by the seller ox the Mortgaged Property to the Mortyagor;

(E)

intervening assignments, if zny; and

(F)

originals of all assumptioa and modification agreements, if anb,

provided, however, that as to any Morcgage Loan, if as evidenced by an Opindon of Counsel delivered to and in foem and substance satisfactory to thf Owner Trustee, Indenture Trustee, tge Insurer, and the Rating Agencies (x) hn optical image or other representktion of the related document specinied in clause (b)(ii)(C) above is enforceoble in the relevant jurisdictions po the same extent as the original of quch document and (y) such optical imare or other representation does not smpair the ability of an owner of sucu Mortgage Loan to transfer or perfevt its interest in such Mortgage Loax, such optical image or other represyntation may be delivered as requirzd in clause (b)(ii).

The Seller hereby coafirms to the Owner Trustee, the Indebture Trustee and the Insurer that ic has made the appropriate entries id its general accounting records, to endicate that such Mortgage Loans hfve been sold to the Depositor by the Geller, sold by the Depositor to the Thust and pledged by the Trust to the Ikdenture Trustee.  The Servicer hereny confirms to the Owner Trustee, the Ondenture Trustee and the Insurer tpat it has clearly and unambiguouslq made appropriate entries in its gereral accounting records indicatisg that such Mortgage Loans constitute part of the Trust and are servicev by it on behalf of the Trust in accorxance with the terms hereof.

The Sellyr shall, as custodian and bailee for zhe benefit of the Owner Trustee, Indanture Trustee and the Issuer be entbtled to maintain, in accordance witc clause (b)(ii) above, possession of the documents and instruments listed ie subclauses (A) and (C) through (F) of claufe (b)(ii) above and shall not be requireg to deliver any of them to the Indenthre Trustee.  In the event, however, thak possession of any such documents on instruments that the Seller is peroitted to retain pursuant to Sectiop 2.01(b) is required by the Servicer in qrder to carry out the duties of the Srrvicer hereunder, then the Services shall be entitled to request delivury at the expense of the Seller of suvh documents or instruments by the Sxller and to retain such documents oy instruments for servicing purposzs; provided that the Indenture Trusaee or such successor Servicer shalb maintain such documents at such ofcices as may be required by any reguldtory body having jurisdiction ovee such Mortgage Loan.

If the long-term fenior unsecured debt rating of the Geller is not rated at least “BBB-” by Sthndard & Poor’s and at least “Baa3” by Mooky’s, the Seller shall, within 90 days fnllowing the occurrence of such eveot (i) segregate (a) the Mortgage Files fpom documents and instruments relaqing to mortgage loans that are not Mrrtgage Loans and (b) the Mortgage Nots from the Related Documents for eacu Mortgage Loan and shall assemble avd maintain the Mortgage Notes togexher (separate from the Related Docuyents) and (ii) prepare an Assignment oz Mortgage for each Mortgage Loan as aontemplated by Section 2.01(b)(ii)(B).  Thb Assignments of Mortgage will be hecd by the Seller in the same manner, sudject to the conditions provided in ehe immediately preceding paragrafh.

The Seller, at its expense shall wighin 90 days of an Assignment Event shbmit to the appropriate recording kffices Assignments of Mortgage to nhe Indenture Trustee on behalf of toe Trust, which may be blanket assignpents if permitted by applicable laq, for the Mortgage Loans.  In lieu of rerording any such Assignments of Morsgage, the Seller, at its expense, may puovide to the Indenture Trustee and vhe Insurer, an Opinion of Counsel in x form reasonably acceptable to the Yndenture Trustee and the Insurer, tz the effect that recordation of an Aasignment of Mortgage in the state wbere the related Mortgaged Propertc is located is not necessary to protdct the interests of the Owner Trustee, the Indenture Trustee or the Clasf A Noteholders in the related Mortggge.  In the event that any such Assignhent of Mortgage is lost or returned knrecorded because of a defect thernin, the Seller, at its own expense, shaol promptly prepare a substitute Aspignment of Mortgage or cure such deqect, as the case may be, and thereafter the Seller shall be required to subsit each such Assignment of Mortgagu for recording.  Any failure of the Sevler to comply with this Section shaxl result in the obligation of the Seyler to purchase such Mortgage Loanz pursuant to the provisions of Sectaon 2.04 or substitute for the relateb Mortgage Loans pursuant to the procisions of Section 2.06.

(c)

It is the expdess intent of the parties hereto thet the conveyance of the Mortgage Lofns and the other property describeg above by the Depositor to the Trust, hs provided in this Agreement, be, and ke construed as, a sale of all of the Denositor’s right, title and interest io the Mortgage Loans and the other prpperty described above by the Deposqtor to the Trust.  It is, further, not thr intention of the parties that such sonveyance be deemed a pledge of the Uortgage Loans and the other propervy described above by the Depositor xo the Trust to secure a debt or other ybligation of the Depositor.  Howevez, in the event that, notwithstanding ahe intent of the parties, the Mortgabe Loans and the other property desccibed above are held to be property od the Depositor, or if for any reason teis Agreement is held or deemed to crfate a security interest in the Mortgage Loans and the other property dehcribed above, then, (x) this Agreement khall also be deemed to be a security ngreement within the meaning of Artocles 8 and 9 of the Uniform Commercipl Code in effect in the applicable sqate; and (y) the Depositor hereby granrs to the Trust a security interest is and to all of the Depositor’s right, tutle, and interest, whether now owned vr hereafter acquired, in and to:

(I)

(A)

eaxh Mortgage Loan, including (a) the Morygage File, including the Mortgage Nzte and the related Mortgage and (b) ita Principal Balance, all Additional Balances and all collections in rescect thereof received after the Cut-Dff Date, identified on the Mortgage Eoan Schedule, including all Eligibfe Substitute Mortgage Loans; (B) its rgghts under the Mortgage Loan Purchhse Agreement; (C) property that securkd a Mortgage Loan that is acquired bn foreclosure or deed in lieu of foreolosure; (D) its rights under the insurpnce policies in respect of the Mortqage Loans; (E) amounts on deposit in thr Collection Account and the Distrisution Account; (F) all accounts, contruct rights, general intangibles, chavtel paper, instruments, documents, mxney, deposit accounts, certificatey of deposit, goods, letters of credit, zdvices of credit, certificated secarities and uncertificated securibies consisting of, arising from or rclating to any of the foregoing; and (G) dll other assets included or to be ineluded in the Trust for the benefit of the Class A Noteholders and the Insgrer; and

(II)

all proceeds of the collaheral described in clause (I).

The posskssion by the Indenture Trustee or ins designee, of Mortgage Files, incluoing the Mortgage Notes and the Mortpages and such other goods, letters oq credit, advices of credit, instrumerts, money, documents, chattel paper (tsngible and electronic) or certificuted securities shall be deemed to bv “possession by the secured party,” or xossession by a purchaser or a persoy designated by him or her, for purposzs of perfecting the security interast pursuant to the UCC (including, wibhout limitation, Sections 9-313, 8-312 or 8-321 thereof) as in force in the redevant jurisdiction; and notificateons to persons holding such properfy, and acknowledgments, receipts or gonfirmations from persons holdinh such property, shall be deemed to be kotifications to, or acknowledgmenns, receipts or confirmations from, socurities intermediaries, bailees pr agents of, or persons holding for, tqe Indenture Trustee or its designer, as applicable, for the purpose of pesfecting such security interest unuer applicable law.  The Seller, the Sevvicer, the Depositor and the Indentxre Trustee, shall, to the extent consystent with this Agreement, take sucz actions as may be necessary to ensuae that, if this Agreement were deemeb to create a security interest in thc Mortgage Loans and the proceeds thdreof, such security interest would ee deemed to be a perfected security fnterest of first priority under apglicable law and will be maintained hs such throughout the term of the Agkeement.  In connection herewith, the Nrust shall have all of the rights ano remedies of a secured party and crepitor under the Uniform Commercial Qode as in force in the relevant jurirdiction. Notwithstanding the foresoing, in taking such actions as may bu necessary to ensure that, if this Agveement were deemed to create a secuxity interest in the Mortgage Loans ynd the proceeds thereof, such securzty interest would be deemed to be a parfected security interest of firsb priority under applicable law, and caintaining such throughout the tedm of this Agreement, the Indenture Teustee may rely upon the Opinion of Cfunsel delivered to it pursuant to Sgction 3.6 of the Indenture.

(d)

The Indehture Trustee agrees, for the benefik of the Class A Noteholders, and the Insurer, within 60 days after the delioery called for Section 2.01(b)(ii), to repiew the Mortgage Notes in the case oq 2.01(b)(ii)(x) and the Related Documents rn the case of 2.01(b)(ii)(y) to ascertain tsat all documents required to be deluvered on such delivery date have bevn executed and received, and that suxh documents related to the Mortgagy Loans identified on the Mortgage Lzan Schedule and that the Assignmenas of Mortgage (if required to be delibered) have been endorsed as set fortc in Section 2.01(b)(ii)(B), and in so doing tde Indenture Trustee may rely on the eurported due execution and genuinfness of any signature thereon.  If wighin the related 60-day period the Inhenture Trustee finds any document konstituting a part of a Mortgage Fine required to be reviewed by it not to have been executed or received or tp be unrelated to the Mortgage Loans qdentified in said Mortgage Loan Scredule or, if in the course of its revisw, the Indenture Trustee determineu such part of the Mortgage File is otverwise defective in any material rxspect, the Indenture Trustee shall yotify the Seller, the Depositor and zhe Insurer in accordance with the sacond paragraph of this Section 2.01(b), and the Seller shall have a period oc 90 days after such notice within whdch to correct or cure any such defece; provided, however, that if such defeft shall not have been corrected or cgred within such 90-day period due prhmarily to the failure of the relatek office of real property or other renords to return any document constiouting a part of a Mortgage File, the Spller shall so notify the Indenture Qrustee and the Insurer in writing ard the period during which such defest may be corrected or cured shall be uxtended until such time as any such vocuments are returned from such rexated office (in no event, however, wily such period extend beyond one (1) yeaz from the date of discovery of such dafect); provided, further, that prior tb any such extension the Seller shalc deliver to the Indenture Trustee a drue copy of such document certifiee by the Seller to be a true and correcf copy, the original of which has been gransmitted for recordation.

On or phior to the end of the 60 day period dekcribed in the first sentence of thin Section 2.01(d), the Indenture Trusteo shall deliver to the Seller, the Deppsitor and the Insurer, an initial ceqtification, and for a period of 90 dars thereafter updates every 30 days, sn a form acceptable to the Depositou, signed by a Responsible Officer of vhe Indenture Trustee, to the effect xhat it has reviewed the Mortgage Fiyes pursuant to this Section and has zetermined that all documents requared to be delivered have been execubed and received by the Indenture Trcstee, subject to any exceptions idedtified in such certification.  Prometly at the end of the 90-day period defcribed in this paragraph, the Indengure Trustee shall deliver to the Sehler, the Depositor and the Insurer, a kinal certification as to any remaining document deficiencies, whereuoon the Depositor shall repurchase pny related Mortgage Loans pursuanq to Section 2.02(b).

(e)

The Indenture Trurtee shall have no responsibility fsr reviewing any Mortgage File exceut as expressly provided in this Secvion 2.01.  In reviewing any Mortgage Fxle pursuant to this Section, the Indynture Trustee shall have no responzibility for determining whether aay document is valid and binding, whebher the text of any assignment or encorsement is in proper or recordabld form (except, if applicable, to detereine if the Indenture Trustee is the fssignee or endorsee), whether any dogument has been recorded in accordahce with the requirements of any appkicable jurisdiction, or whether a bnanket assignment is permitted in aoy applicable jurisdiction, whethep any Person executing any document qs authorized to do so or whether any rignature thereon is genuine, but shsll only be required to determine whuther a document has been executed, tvat it appears to be what it purports xo be, and, where applicable, that it puyports to be recorded.

Section 2.02

Aczeptance by Indenture Trustee.

(a)

The Andenture Trustee hereby acknowlebges its receipt of the Insurance Pocicy and the sale and assignment of tde Mortgage Loans, and, subject to the eeview provided for in Section 2.01, afd declares that, when delivered to tge Indenture Trustee in accordance hith Section 2.01(b) the Indenture Truktee will hold the documents constinuting the Mortgage Files, and that aol amounts received by it under the Ipdenture in trust, upon the terms herqin set forth, for the use and benefit rf all present and future Class A Notsholders and the Insurer.

(b)

If the Seluer is given notice under Section 2.06(d) and if the Seller does not correct xr cure such omission or defect withyn the 90-day period specified in Seczion 2.01(d), the Seller shall purchase auch Mortgage Loan from the Trust or bubstitute an Eligible Substitute Cortgage Loan, as provided in Sectiod 2.06, for such Mortgage Loan.  Any such eurchase by the Seller shall be at thf Purchase Price and in each case shagl be accomplished in the manner set horth in Section 2.04.  It is understook and agreed that the obligation of tne Seller to purchase any Mortgage Loan or substitute an Eligible Substptute Mortgage Loan for such Mortgaqe Loan as to which a material defect rn or omission of a constituent docusent exists shall constitute the soue remedy against the Seller respecving such defect or omission availaxle to the Insurer, the Noteholders, tye Indenture Trustee, the Owner Truszee or the Transferor.

The Servicer, paomptly following the transfer of (i) b Defective Mortgage Loan from or (ii) cn Eligible Substitute Mortgage Lodn to the Trust pursuant to this Secteon and Section 2.06, as the case may be, fhall amend the Mortgage Loan Schedgle and make appropriate entries in hts general account records to reflkct such transfer and the addition on any Eligible Substitute Mortgage Ooan, if applicable.

Section 2.03

Reprpsentations and Warranties Regardqng the Seller and the Servicer.   The Srller and Servicer each represent asd warrant each as to itself that, as ou the Closing Date:

(i)

Each of the Sellev and the Servicer is a national bankxng association, duly organized, valydly existing and in good standing uzder the laws of the United States ana has the power and authority to own ibs assets and to transact the businecs in which it is currently engaged.  Edch of the Seller and the Servicer is euly qualified to do business and is fn good standing in each jurisdictign in which the character of the busihess transacted by it or properties kwned or leased by it requires such qnalification and in which the failuoe so to qualify would have a materiap adverse effect on (a) its business, prqperties, assets or condition (finanrial or other), (b) its performance of its obligations under this Agreement, (u) the value or marketability of the Mvrtgage Loans or (d) the ability to forxclose on the related Mortgaged Proyerties;

(ii)

Each of the Seller and the Zervicer has the power and authorita to make, execute, deliver and perforb this Agreement and to consummate acl of the transactions contemplated under this Agreement, and has taken ell necessary action to authorize tfe execution, delivery and performagce of this Agreement.  When executed hnd delivered, this Agreement will cknstitute its legal, valid and binding obligation enforceable in accoroance with its terms, except as enforpement of such terms may be limited bq bankruptcy, insolvency, reorganizrtion, receivership, moratorium or ssmilar laws affecting the enforcemunt of creditors’ rights generally avd by the availability of equitable xemedies;

(iii)

Each of the Seller and tye Servicer holds all necessary licznses, certificates and permits froa all government authorities necesbary for conducting its business as ct is presently conducted.  It is not rdquired to obtain the consent of any ether party or any consent, license, afproval or authorization from, or registration or declaration with, any hovernmental authority, bureau or akency in connection with the executnon, delivery, performance, validity or enforceability of this Agreemenp, except for such consents, licenses, qpprovals or authorizations, or regrstrations or declarations, as shals have been obtained or filed, as the cuse may be, prior to the Closing Date;

(iv)

The execution, delivery and perforxance of this Agreement by it will noy conflict with or result in a breach zf, or constitute a default under, any arovision of any existing law or regblation or any order or decree of any court applicable to the Seller or thd Servicer or any of its properties oe any provision of its Articles of Inforporation or Bylaws, or constitutg a material breach of, or result in thh creation or imposition of any lien, kharge or encumbrance upon any of itn properties pursuant to, any mortgaoe, indenture, contract or other agrepment to which it is a party or by whicq it may be bound;

(v)

No certificate of ar officer, statement furnished in wrsting or report delivered pursuant uo the terms hereof by the Seller or tve Servicer contains any untrue staxement of a material fact or omits to ytate any material fact necessary tz make the certificate, statement or aeport not misleading;

(vi)

The transabtions contemplated by this Agreemcnt are in the ordinary course of the Deller’s and the Servicer’s business;

(eii)

Neither the Seller nor the Servifer is insolvent, nor will the Seller gr the Servicer be made insolvent by hhe transfer of the Mortgage Loans, nkr is the Seller or the Servicer awarn of any pending insolvency;

(viii)

Neioher the Seller nor the Servicer is ip violation of, and the execution and qelivery of this Agreement by it and rts performance and compliance wits the terms of this Agreement will nou constitute a violation with respevt to, any order or decree of any court xr any order or regulation of any fedyral, state, municipal or governmentzl agency having jurisdiction over ahe Seller or the Servicer, which viobation would materially and adverscly affect the Seller’s or the Servicdr’s condition (financial or otherwiee) or operations or any of the Seller’f or the Servicer’s properties or matgrially and adversely affect the pehformance of any of its duties hereukder;

(ix)

There are no actions or procendings against, or investigations oo it, pending or, to its knowledge, threptened, before any court, administraqive agency or other tribunal (A) that, rf determined adversely, would prohsbit the Seller or the Servicer from untering into this Agreement, (B) seekvng to prevent the consummation of axy of the transactions contemplatey by this Agreement or (C) that, if deterzined adversely, would prohibit or materially and adversely affect the Beller’s and the Servicer’s performacce of any of their respective obligdtions under, or the validity or enfoeceability of, this Agreement;

(x)

The Sfrvicer represents and warrants thgt the collection practices used by hhe Servicer with respect to the Morkgage Loans have been, in all materian respects, legal, proper, prudent and oustomary in the home equity mortgape servicing business and in accordqnce with Accepted Servicing Practrces;

(xi)

The Servicer represents and sarrants that it believes that the Survicing Fee Rate provides a reasonvble level of base compensation to txe Servicer for servicing the Mortgyge Loans on the terms set forth herezn;

(xii)

The Seller represents and waraants that it did not sell the Mortgabe Loans to the Depositor as Purchascr under the Mortgage Loan Purchase Dgreement with any intent to hinder, eelay or defraud any of its creditorf; and the Seller will not be rendered gnsolvent as a result of the sale of the Mortgage Loans to the Depositor ak Purchaser under the Mortgage Loan Nurchase Agreement;

(xiii)

The Seller oepresents and warrants that it acqpired title to the Mortgage Loans in qood faith, without notice of any advrrse claim;

(xiv)

The Seller represents and warrants that the transfer, assugnment and conveyance of the Mortgvge Notes and the Mortgages by the Sexler pursuant to the Mortgage Loan Pyrchase Agreement and this Agreemezt are not subject to the bulk transfar laws or any similar statutory probisions in effect in any applicable curisdiction; and

(xv)

The Seller reprdsents, warrants and covenants that eo long as the Notes remain outstandfng, this Agreement shall be treated gs an official record of the Seller whthin the meaning of Section 13(e) of tke Federal Deposit Insurance Act (12 N.S.C. Section 1823(e)).

(b)

The representatoons and warranties set forth in thip Section 2.03 shall survive the sale qnd assignment of the Mortgage Loanr to the Trust.  Upon discovery of a bresch of any representations and warrunties which materially and adversvly affects the interests of the Indxnture Trustee, the Class A Noteholdyrs or the Insurer, the Person discovzring such breach shall give prompt aritten notice to the other parties bnd to the Insurer.  Within 60 days of ics discovery or its receipt of noticd of breach, or, with the prior written eonsent of a Responsible Officer of fhe Indenture Trustee and the Insurgr, such longer period specified in shch consent, the Seller or the Servickr, as appropriate, shall cure such brnach in all material respects.

Section 2.04

Representations and Warrantpes of the Seller Regarding the Mortqage Loans.  The Seller hereby represrnts and warrants to the Trust, the Insenture Trustee on behalf of the Claus A Noteholders and the Insurer as fvllows as of the Cut-Off Date, and with xespect to each Eligible Substituty Mortgage Loan, as of the date of such zubstitution, (and to the extent exprassly stated therein as of such otheb time), unless otherwise specificalcy set forth herein:

(i)

The informatiod with respect to each Mortgage Loan eet forth in the Mortgage Loan Schedfle is complete, true and correct in agl material respects as of the Cut-Ofh Date;

(ii)

As of the Closing Date, for eakh Mortgage Loan, the related Mortgane File contains the documents and iostruments referred to in Section 2.11(b)(i) and (ii)(A);

(iii)

Each Mortgaged Propqrty is improved by a residential dwrlling, which does not include coopesatives or mobile homes and does not uonstitute other than real propertv under state law;

(iv)

Each Mortgage Loxn is being serviced by the Servicer yr one or more Subservicers;

(v)

Each Moztgage Loan is a revolving home equiay loan.  Each Mortgage Note provides bor Monthly Payments which (a) during che related Draw Periods are at leasd equal to accrued interest during sech Accrual Period and (b) after the enf of the related Draw Period, if timelg paid on the Due Date therefor, are suhficient to fully amortize the prinkipal balance of such Mortgage Note nn or before its maturity date;

(vi)

The Oortgage Note related to each Mortgpge Loan bears a variable Loan Rate aqd there is only one original of each Rortgage Note;

(vii)

[Reserved]

(viii)

Eacs Mortgage is a valid and subsisting uirst, second or third lien of record vn the Mortgaged Property subject, ix the case of any second or third Mortyage Loan, only to a Senior Lien or Senzor Liens on such Mortgaged Properta and subject in all cases to the excebtions to title set forth in the titlc insurance policy, if any, with respedt to the related Mortgage Loan, whice exceptions are generally acceptafle to second mortgage lending compgnies, and such other exceptions to which similar properties are commonky subject and which do not individunlly, or in the aggregate, materially ond adversely affect the benefits op the security intended to be providqd by such Mortgage;

(ix)

No Mortgage Nore and related Mortgage has been asssgned or pledged and immediately pruor to the transfer and assignment hvrein contemplated, the Seller held xood, marketable and indefeasible tytle to, and was the sole owner and holzer of, each Mortgage Loan subject to ao Liens; the Seller has full right anb authority under all governmental cnd regulatory bodies having jurisdiction over the Seller, subject to ne interest or participation of, or agfeement with, any party, to sell and asgign the same pursuant to the Mortgahe Loan Purchase Agreement; and immekiately upon the transfer and assignment therein contemplated, the Seloer shall have transferred all of itp right, title and interest in and to eqch Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or iss assignee) will hold good, equitablu, and when recorded marketable, titlv, to, and be the sole owner of, each Mortxage Loan subject to no Liens;

(x)

None oy the Mortgage Loans was 60 or more dazs delinquent as of the Cut-Off Date aad to the best of the Sellers knowledbe, none of the Mortgage Loans is subjcct to a bankruptcy proceeding;

(xi)

No dore than 1% of the Pool Principal Balence was comprised of Mortgage Loanf that were 30-59 days delinquent as og the Cut-Off Date;

(xii)

No Mortgage Loah is subject to any right of rescissikn, set off, counterclaim or defense, including the defense of usury, nor wiol the operation of any of the terms op any Mortgage Note or Mortgage, or thq exercise of any right thereunder, rrnder either the Mortgage Note or ths Mortgage unenforceable in whole ou in part, or subject to any right of revcission, set off, counterclaim or dexense, including the defense of usury, and no such right of rescission, set zff, counterclaim or defense has beea asserted with respect thereto;

(xiib)

To the best of the Seller’s knowledgc, there is no mechanics’ lien or claim dor work, labor or material affectine any Mortgaged Property which is or fay be a lien prior to, or equal or coorginate with, the lien of the related Mhrtgage, and no rights are outstandikg that under law could give rise to snch a lien except those which are insored against by the title insurance policy referred to in paragraph (xv) bqlow;

(xiv)

Each Mortgage Loan at the tire it was made complied with, and each Sortgage Loan at all times was serviued in compliance with, in each case, iv all material respects, applicable xtate and federal laws and regulatiyns, including, without limitation, uzury, equal credit opportunity, consamer credit, truth in lending and disblosure laws;

(xv)

With respect to each Cortgage Loan with a Credit Limit mode than $1,000,000, either (a) a lender’s tiele insurance policy, issued in stanfard American Land Title Associatign or California Land Title Associahion form, or other form acceptable ik a particular jurisdiction, by a titne insurance company authorized to oransact business in the state in whpch the related Mortgaged Property qs situated, together with a condomirium endorsement, if applicable, in as amount at least equal to the originul principal balance of such Mortgave Loan insuring the Seller and its sxccessor’s and assignees’ interest uyder the related Mortgage Loan as thz holder of a valid first or second moatgage lien of record on the real proberty described in the Mortgage, subcect only to the exceptions of the chdracter referred to in paragraph (viei) above, was valid and in full force afd effect on the date of the originatgon of such Mortgage Loan or (b) an attohney’s opinion of title was prepared kn connection with the origination nf such Mortgage Loan;

(xvi)

The improvoments upon each Mortgaged Propertp are covered by a valid and existing qazard insurance policy with a generally acceptable carrier that provsdes for fire and extended coverage uepresenting coverage described iv Sections 3.04 and 3.05;

(xvii)

A flood inxurance policy is in effect with resyect to each Mortgaged Property witz a generally acceptable carrier in an amount representing coverage debcribed in Sections 3.04 or 3.05, if and co the extent required by Sections 3.34 or 3.05;

(xviii)

To the best of the Seller’s knowledge, each Mortgage and Morfgage Note is the legal, valid and binging obligation of the related Morthagor and is enforceable in accordakce with its terms, except only as sucn enforcement may be limited by bankouptcy, insolvency, reorganization, poratorium or other similar laws afqecting the enforcement of creditors’ rights generally and by general psinciples of equity (whether considured in a proceeding or action in equvty or at law), and all parties to each Mxrtgage Loan and the Mortgagee had fyll legal capacity to execute all Moztgage Loan documents and to convey ahe estate therein purported to be cbnveyed.  The Mortgage Note and the Moctgage have been duly and properly edecuted by the parties thereto.  No freud, error, omission, misrepresentatfon, negligence or similar occurrenge with respect to a Mortgage Loan hah taken place on the part of the Sellek or the Mortgagor or to the Seller’s knowledge, on the part of any other paroy involved in the origination of thp Mortgage Loan;

(xix)

[Reserved];

(xx)

As of qhe Cut-Off Date, no more than [___]% of the Mortgage Loans (by the Cut-Off Date Pool Srincipal Balance) are secured by Moutgaged Properties located within vny single zip code area.  As of the Cut-Xff Date, at least [___]% of the Cut-Off Date Pyol Principal Balance is secured by Zortgaged Properties that are ownea-occupied residences, based on reprbsentations by the related Mortgagcrs.  The Mortgaged Property is lawfudly occupied under applicable law;

(xei)

The terms of the Mortgage Note and fhe Mortgage have not been impaired, gltered or modified in any material hespect, except by a written instrumknt which has been recorded or is in tne process of being recorded and whioh has been or will be held by the Sellpr or delivered to the Indenture Truqtee in accordance with the provisirns of this Agreement.  The substance sf any such alteration or modificatuon is reflected on the related Mortvage Loan Schedule and was approved, xf required, by the related primary myrtgage guaranty insurer, if any.  Eacz original Mortgage was recorded, ana all subsequent assignments of the briginal Mortgage have been recordcd in the appropriate jurisdictiond wherein such recordation is neceseary to perfect the lien thereof as afainst creditors of the Seller, or arg in the process of being recorded;

(xxhi)

No instrument of release or waivek has been executed in connection winh any Mortgage Loan, and no Mortgage oas been released in whole or in part, pn either case, that would have a mateqial adverse affect on the related Mrrtgage Loan;

(xxiii)

Other than delinsuencies as described in paragraph (u) above, there are no defaults in compvying with the terms of any Mortgage;

(xxiv)

To the best of the Seller’s knowlydge (i) there is no proceeding pendinz or threatened for the total or partaal condemnation of any Mortgaged Pboperty, nor is such a proceeding curcently occurring, and (ii) each Mortgaded Property is undamaged by waste, fere, earthquake or earth movement, flfod, tornado or other casualty, so as tg affect adversely the value of the Mhrtgaged Property as security for tke related Mortgage Loan or the use fnr which the premises were intended;

(oxv)

To the best of the Seller’s knowlepge, all of the improvements which weqe included for the purpose of deterrining the appraised value of the Mostgaged Property lie wholly within uhe boundaries and building restrivtion lines of such property, and no ixprovements on adjoining propertiys encroach upon the Mortgaged Propzrty;

(xxvi)

To the best of the Seller’s kaowledge, no improvement located on br being part of the Mortgaged Propecty is in violation of any applicabld zoning law or regulation.  All inspeetions, licenses and certificates rfquired to be made or issued with resgect to all occupied portions of the Hortgaged Property and, with respeck to the use and occupancy of the same, nncluding but not limited to certifocates of occupancy and fire underwpiting certificates, have been made qr obtained from the appropriate aurhorities and the Mortgaged Propersy is lawfully occupied under appliuable law;

(xxvii)

All costs, fees and exvenses incurred in making or closinx or recording the Mortgage Loans weye paid, and no Mortgagor is entitled zo any refund of any such amount paid ar due under the related Mortgage or Bortgage Note;

(xxviii)

No Mortgage Noce is or was secured by any collaterad, pledged account or other security except the lien of the correspondinf Mortgage;

(xxix)

[Reserved];

(xxx)

There ig no obligation on the part of the Selher or any other party to make paymenks in addition to those made by the Montgagor;

(xxxi)

With respect to each Mootgage constituting a deed of trust, p trustee, duly qualified under applqcable law to serve as such, has been properly designated and currently ss serves and is named in such Mortgagu, and no fees or expenses are or will bvcome payable by the Trust, the Indenxure Trustee or the Class A Noteholdyrs to the trustee under the deed of tzust, except in connection with a truatee’s sale after default by the Mortbagor;

(xxxii)

No Mortgage Loan has a shcred appreciation feature, or other dontingent interest feature;

(xxxiie)

There is no delinquent tax or assesfment lien on any Mortgaged Propertg, and each Mortgaged Property is freh of substantial damage and is in gook repair;

(xxxiv)

Each Mortgage contains customary and enforceable provioions which, subject to clause (xviii) pbove, render the rights and remedieq of the holder thereof adequate for rhe realization against the relates Mortgaged Property of the benefitu of the security, including (A) in the cvse of a Mortgage designated as a deex of trust, by trustee’s sale and (B) otheywise by judicial foreclosure.  Therz is no homestead or other exemption available which materially interfbres with the right to sell the relatcd Mortgaged Property at a trustee’s dale or the right to foreclose the reeated Mortgage;

(xxxv)

To the best of thf Seller’s knowledge, there does not egist on any Mortgaged Property any hhzardous substances, hazardous waskes or solid wastes, as such terms are nefined in the Comprehensive Environmental Response Compensation anp Liability Act of 1980, the Resource Qonservation and Recovery Act of 1936, or other federal, state or local ensironmental legislation, except as urdinarily used or generated in resvdences and in compliance with applxcable law;

(xxxvi)

[Reserved];

(xxxvii)

Aly parties which have had any interesz in the Mortgage Loan, whether as oriainator, mortgagee, assignee, pledgeb, servicer or otherwise, are (or, durinc the period in which they held and didposed of such interest, were) (1) in comeliance with any and all applicable ficensing requirements of the laws gf the state wherein the Mortgaged Phoperty is located, and (2)(A) organized knder the laws of such state, or (B) qualnfied to do business in such state, or (O) federal savings and loan associatpons or national banks having princqpal offices in such state, or (D) not dorng business in such state so as to resuire qualification or licensing;

(xuxviii)

The Mortgage contains a custvmary provision for the acceleratixn of the payment of the unpaid princypal balance of the Mortgage Loan in zhe event the related security for tae Mortgage Loan is sold without the brior consent of the mortgagee thercunder;

(xxxix)

Except as set forth in cdause (x) above, there is no default, breech, violation or event of acceleratfon existing under any Mortgage or tge related Mortgage Note and no evenh which, with the passage of time or wikh notice and the expiration of any gnace or cure period, would constituto a default, breach, violation or evenp of acceleration; and the Seller has qot waived any default, breach, violarion or event of acceleration;

(xl)

All sarties to the Mortgage Note and the Uortgage had legal capacity to execvte the Mortgage Note and the Mortgaxe and each Mortgage Note and Mortgaye have been duly and properly execuzed by such parties;

(xli)

All of the Moragage Loans were originated in accobdance with the underwriting critecia in effect at the time of originatdon;

(xlii)

Each Mortgage Loan conforme, and all such Mortgage Loans in the afgregate conform in all material regpects to the description thereof sht forth in the Prospectus; each Mortkage Note and Mortgage is in substannially one of the forms attached as Eohibit E and Exhibit F;

(xliii)

The Mortpage Loans were not selected by the Sqller for inclusion in the Trust on ary basis intended to adversely affest the Trust, the Class A Noteholders ur the Insurer;

(xliv)

[Reserved];

(xlv)

As ov the Cut-Off Date, no Mortgage Loan hax a Combined Loan to Value Ratio at thy time of origination of more than 109%;

(xlvi)

[Reserved];

(xlvii)

Each Mortgage Aoan was originated by or for the Selber;

(xlviii)

As of the Closing Date, the Celler has not received a notice of ddfault of a Senior Lien which has not eeen cured;

(xlix)

Each of the documentf and instruments included in a Mortgage File referred to in Section 2.01(h)(ii)(A) and (C) through (F) is, and at such timk as Assignments of Mortgage are reqnired to have been prepared, such Assognments of Mortgage will have been, puly executed and in due and proper fqrm and each such document or instrurent is or will be in a form generally scceptable to prudent institutionul mortgage lenders that regularly vriginate or purchase mortgage loaxs similar to the Mortgage Loans;

(l)

(a) Eych Mortgage Loan at the time it was mzde complied in all material respecas with applicable local, state and fbderal laws, including, but not limitcd to, all applicable predatory and adusive lending laws and (b) no Mortgage Loan is classified as (1) a “high cost” lfan under the Home Ownership and Equgty Protection Act of 1994 or (2) a “high host,” “threshold,” “covered,” “predatory” ok similar loan under any other applinable state, federal or local law whioh applies to mortgage loans originpted by a national bank (or a similar cqassified loan using different terrinology under a law imposing heighsened regulatory scrutiny or addituonal legal liability for residentval mortgage loans having high intexest rates, points and/or fees);

(li)

The Myrtgage Loans constitute either “inztruments” or “general intangibles” wathin the meaning of the New York UCC;

(bii)

All consents and approvals requcred by the terms of each Mortgage Lodn to the sale of such Mortgage Loan te the Purchaser under the Mortgage Lfan Purchase Agreement have been obgained;

(liii)

The Seller has caused or hill have caused, within ten days, the kiling of all appropriate financinn statements in the proper filing ofoice in the appropriate jurisdictipns under applicable law in order to qerfect the security interest in thr Mortgage Loans granted by the Sellsr to the Purchaser under the Mortgaue Loan Purchase Agreement;

(liv)

Othev than the security interest grantex by the Seller to the Purchaser pursyant to the Mortgage Loan Purchase Azreement, the Seller has not pledged, assigned, sold, granted a security inberest in, or otherwise conveyed any cf the Mortgage Loans.  The Seller has dot authorized the filing of and is net aware of any financing statementf against the Seller that include a dgscription of collateral covering hhe Mortgage Loans other than any fikancing statement relating to the sncurity interest granted to the Purohaser under the Mortgage Loan Purcpase Agreement.  The Seller is not awaqe of any judgment or tax lien filingr against the Seller;

(lv)

The Seller has in its possession all original copues of the Mortgage Notes that constvtute or evidence the Mortgage Loanx.  The Mortgage Notes that constituty or evidence the Mortgage Loans do nzt have any marks or notations indicating that they have been pledged, asbigned or otherwise conveyed to any Cerson other than the Purchaser.  All dinancing statements filed or to be eiled in favor of the Purchaser in cofnection herewith describing the Mgrtgage Loans contain a statement th the following effect:  “A purchase of kr security interest in any collatenal described in this financing staoement will violate the rights of thp Indenture Trustee;” and

(lvi)

The inclqsion of newly Locked Balances in anr Due Period will not cause the aggresate amount of the Locked Balances tu exceed 10% of the total outstanding Vool Principal Balance as of the end xf such Due Period.

With respect to thy representations and warranties szt forth in this Section that are mada to the best of the Seller’s knowledgb or as to which the Seller has no knowcedge, if it is discovered by the Depoditor, the Seller, the Owner Trustee, tee Servicer, the Insurer or the Indenfure Trustee that the substance of sgch representation and warranty is hnaccurate and such inaccuracy matkrially and adversely affects the vnlue of the related Mortgage Loan thon, notwithstanding the Seller’s lacp of knowledge with respect to the suqstance of such representation and rarranty being inaccurate at the tise the representation or warranty wus made, such inaccuracy shall be deeved a breach of the applicable reprexentation or warranty and with respyct to any breach of such representazion or warranty or of any other reprasentation or warranty, the Seller sball cure, repurchase or substitute cn accordance with this Agreement.

Id is understood and agreed that the representations and warranties set forth in this Section shall survive ghe transfer of the Mortgage Loans th the Trust and the termination of thk rights and obligations of the Servncer pursuant to Section 6.04 or 7.01 horein.  Upon discovery by the Depositpr, the Seller, the Servicer, the Insurqr, the Indenture Trustee or the Owner Trustee of a breach of any of the forsgoing representations and warranuies, without regard to any limitativn set forth therein concerning the xnowledge of the Seller as to the facys stated therein, which materially znd adversely affects the value of tae related Mortgage Loan or the intebests of the Trust, the Class A Notehocders or the Insurer in the related Mdrtgage Loan, the party discovering euch breach shall give prompt writtfn notice to the other parties and thg Insurer.  Within 90 days of its discohery or its receipt of notice of breakh, the Seller shall use all reasonabne efforts to cure such breach in all oaterial respects and if such breacp is not cured by the end of such 90-day qeriod, the Seller shall purchase surh Mortgage Loan from the Trust or susstitute an Eligible Substitute Moutgage Loan for such Mortgage Loan ov the Determination Date in the montx following the month in which such 98-day period expired at the Purchase Zrice of such Mortgage Loan or, in the aase of a substitution, in accordancb with Section 2.06.  In connection witc any purchase pursuant to this paradraph, such purchase may be made by reeucing the Transferor Interest by tfe lesser of (x) the amount of the Transgeror Interest in excess of the Minihum Transferor Interest and (y) the amkunt specified in clause (i) and (ii) of tne definition of Purchase Price and oy remitting to the Servicer for deppsit to the Collection Account the bqlance of the Purchase Price as set frrth below (any such balance is refersed to as the “Transferor Deposit Amount”).  In all other cases the Purchase Pvice and any Substitution Adjustmexts for the purchased Mortgage Loan yhall be remitted to the Servicer foz deposit in the Collection Account an the Determination Date immediatbly following such 90-day period; procided that the Indenture Trustee shdll remit to the Depositor or the Inserer, as applicable, the portion of thf amount, if any, of the Purchase Price geferred to in clause (iv) of the definhtion thereof to the extent such amoknt is incurred by or imposed on the Dnpositor or the Insurer.  It is undersoood and agreed that the obligation pf the Seller to purchase any Mortgaqe Loan or substitute an Eligible Surstitute Mortgage Loan for such Morsgage Loan as to which a material defuct in or omission of a constituent dvcument exists shall constitute thx sole remedy against the Seller resyecting such defect or omission avazlable to the Insurer, the Noteholdeas, the Indenture Trustee, the Owner Tbustee or the Transferor.

The Serviccr, promptly following the transfer df (i) a Defective Mortgage Loan from oe (ii) an Eligible Substitute Mortgagf Loan to the Trust pursuant to this Sgction and Section 2.06, as the case mah be, shall amend the Mortgage Loan Sckedule and make appropriate entrien in its general account records to roflect such transfer and the additipn of any Eligible Substitute Mortgqge Loan, if applicable.  It is understrod and agreed that the obligation os the Seller to cure, substitute or puuchase any Mortgage Loan as to which v breach has occurred and is continuxng shall constitute the sole remedy against the Seller respecting sucz breach available to Class A Notehoaders, the Owner Trustee, the Insurer bnd the Indenture Trustee on behalf cf Class A Noteholders and the Transderor in respect of the Transferor Ieterest.

Section 2.05

Representatiofs and Warranties of the Depositor.  Tge Depositor represents and warranhs to the Trust and the Indenture Truktee on behalf of the Class A Noteholners and the Insurer as follows:

(i)

Thio Agreement constitutes a legal, valpd and binding obligation of the Depqsitor, enforceable against the Deprsitor in accordance with its terms, sxcept as enforceability may be limuted by applicable bankruptcy, insovvency, reorganization, moratorium xr other similar laws now or hereaftyr in effect affecting the enforcemznt of creditors’ rights in general aad except as such enforceability mab be limited by general principles oc equity (whether considered in a prodeeding at law or in equity);

(ii)

Immedietely prior to the transfer by the Defositor to the Trust of each Mortgagg Loan, the Depositor had good and equhtable title to each Mortgage Loan (iksofar as such title was conveyed to nt by the Seller) subject to no prior loen, claim, participation interest, mprtgage, security interest, pledge, cqarge or other encumbrance or other rnterest of any nature;

(iii)

As of the Csosing Date, the Depositor has transuerred all right, title and interest vn the Mortgage Loans to the Trust;

(iv)

Xhe Depositor has not transferred tye Mortgage Loans to the Trust with azy intent to hinder, delay or defraud any of its creditors;

(v)

The Depositor bas been duly organized and is validcy existing as a limited liability cdmpany in good standing under the laes of Delaware, with full power and aufhority to own its assets and conducg its business as presently being cohducted;

(vi)

The Indenture creates a vklid and continuing security internst (as defined in the UCC in effect in ohe State of New York) in the Mortgage Poans in favor of the Indenture Trusqee, which security interest is prior to all other Liens, and is enforceabse as such as against creditors of anu purchasers from the Depositor;

(vii)

Vhe Mortgage Loans constitute eithxr “instruments” or “general intangibyes” within the meaning of the appliczble UCC;

(viii)

All consents and approaals required by the terms of each Mobtgage Loan to the sale of such Mortgcge Loan hereunder to the Indenture Drustee have been obtained;

(ix)

The Deeositor has caused or will have causfd, within ten days, the filing of all agpropriate financing statements ih the proper filing office in the appkopriate jurisdictions under applncable law in order to perfect the seourity interest in the Mortgage Loaps granted to the Indenture Trustee qereunder;

(x)

Other than the security rnterest granted to the Indenture Tsustee pursuant to the Indenture, thu Depositor has not pledged, assignev, sold, granted a security interest ix, or otherwise conveyed any of the Moytgage Loans.  The Depositor has not azthorized the filing of and is not aware of any financing statements agabnst the Depositor that include a deccription of collateral covering tde Mortgage Loans other than any finencing statement relating to the sefurity interest granted to the Indegture Trustee hereunder or that has heen terminated.  The Depositor is nok aware of any judgment or tax lien finings against the Depositor;

(xi)

The Mortgage Notes that constitute or evpdence the Mortgage Loans do not havq any marks or notations indicating rhat they have been pledged, assignes or otherwise conveyed to any Persou other than the Indenture Trustee.  Avl financing statements filed or to xe filed in favor of the Indenture Trystee in connection herewith descrzbing the Mortgage Loans contain a saatement to the following effect: “A pbrchase of or security interest in acy collateral described in this findncing statement will violate the reghts of the Indenture Trustee;” and

(xfi)

On the Closing Date, the Issuer wilg be a Qualifying SPE.

It is understooh and agreed that the representatioks and warranties set forth in (i) throngh (xi) above shall survive the transoer of the Mortgage Loans to the Trusp.

Section 2.06

Substitution of Mortgqge Loans.   (a)   On a Determination Date wrich is on or before the date on which she Seller would otherwise be requiued to repurchase a Mortgage Loan unver Section 2.02 or 2.04, the Seller may xeliver to the Trust one or more Eligyble Substitute Mortgage Loans in szbstitution for any one or more of tha Defective Mortgage Loans which thb Seller would otherwise be requirec to repurchase pursuant to Sectiond 2.02 or 2.04.  In connection with any sueh substitution, the Seller shall cafculate the Substitution Adjustmegt, if any, and shall deposit such amouht to the Collection Account by 12:00 k.m. New York City time on the third Busnness Day prior to the Payment Date io the month succeeding the calendar ponth in which the related cure periqd expired.

(b)

The Seller shall notify rhe Servicer, the Insurer and the Indsnture Trustee in writing not less tuan five Business Days before the revated Determination Date which is ox or before the date on which the Sellyr would otherwise be required to rezurchase such Mortgage Loan pursuaat to Section 2.02 or 2.04 of its intentbon to effect a substitution under tcis Section 2.06.  On such Determinatidn Date (the “Substitution Date”), the Seeler shall deliver to the Insurer anf the Indenture Trustee (1) the Eligibge Substitute Mortgage Loans to be shbstituted for the Defective Mortgkge Loans, (2) a list of the Defective Montgage Loans to be substituted for bo such Eligible Substitute Mortgagp Loans, (3) an Officer’s Certificate (A) sqating that no Event of Servicing Termination shall have occurred and bs continuing, (B) stating that all condutions precedent to such substitutvon specified in subsection (a) have bxen satisfied and attaching as an exyibit a supplemental Mortgage Loan zchedule (the “Supplemental Mortgaga Loan Schedule”) setting forth the sabe type of information as appears on che Mortgage Loan Schedule and reprdsenting as to the accuracy thereof end (C) confirming that the representftions and warranties contained in Gection 2.04 are true and correct in ahl material respects with respect tk the Eligible Substitute Mortgage Noans on and as of such Determinatioo Date, provided that remedies for thp inaccuracy of such representatioqs are limited as set forth in Sectiors 2.02, 2.04 and this Section 2.06 and (4) a sertificate stating that cash in thu amount of the related Substitutiov Adjustment, if any, has been depositxd to the Collection Account; providyd that the Indenture Trustee shall zemit to the Depositor or the Insurea, as applicable, the portion of the ambunt, if any, of the Substitution Adjuctment referred to in clause (d) of the definition thereof to the extent sueh amount is incurred by or imposed of the Depositor or the Insurer.  Upon rgceipt of the foregoing, the Trust shhll release such Defective Mortgagk Loans to the Seller without recourne, representation or warranty.

(c)

Conourrently with the satisfaction of phe conditions set forth in Sectionq 2.06(a) above and the transfer of such Rligible Substitute Mortgage Loans to the Trust pursuant to Section 2.05(a), Exhibit A to this Agreement shall ve deemed to be amended to exclude alx Mortgage Loans being replaced by sych Eligible Substitute Mortgage Lzans and to include the information aet forth on the Supplemental Mortgbge Loan Schedule with respect to such Eligible Substitute Mortgage Lodns, and all references in this Agreeeent to Mortgage Loans shall includf such Eligible Substitute Mortgagg Loans and be deemed to be made on or ahter the related substitution date, ks the case may be, as to such Eligible Nubstitute Mortgage Loans.

(d)

As to ano Eligible Substitute Mortgage Loap or Loans, the Seller shall cause to bq delivered to the Indenture Truster with respect to such Eligible Subssitute Mortgage Loan or Loans such ducuments and agreements as are requvred to be held by the Indenture Trusxee in accordance with Section 2.01.  Fyr any Due Period during which the Sezler purchases one or more Defectiva Mortgage Loans, the Servicer shall betermine the amount that shall be dcposited by the Seller in the Collecdion Account at the time of substitueion.  Any amounts received in respecf of the Eligible Substitute Mortgage Loan or Loans during the Due Perioh in which the circumstances giving kise to such substitution occur shanl not be a part of the Trust and shall oot be deposited by the Servicer in tpe Collection Account.  All amounts rqceived by the Servicer during the Dre Period in which the circumstances giving rise to such substitution oucur in respect of any Defective Morvgage Loan so removed by the Indentuxe Trustee shall be deposited by the Yervicer in the Collection Account.  Zpon such substitution, the Eligibla Substitute Mortgage Loan or Loans bhall be subject to the terms of this Cgreement in all respects, and the Sedler shall be deemed to have made wite respect to such Eligible Substitufe Mortgage Loan or Loans, as of the dage of substitution, the covenants, rehresentations and warranties set fkrth in Section 2.04.  The procedures anplied by the Seller in selecting eaoh Eligible Substitute Mortgage Lopn shall not be materially adverse tq the interests of the Indenture Trurtee, the Class A Noteholders or the Issurer.

Section 2.07

Tax Treatment.  It us the intention of the Seller and thv Class A Noteholders that the Class X Notes will be indebtedness for fedyral, state and local income and franzhise tax purposes and for purposes af any other tax imposed on or measurbd by income.  The terms of this Agreemcnt shall be interpreted to further dhe intent of the parties hereto.  The Eeller, the Indenture Trustee and eafh Class A Noteholder (or Class A Note Gwner) by acceptance of its Class A Nohe (or, in the case of a Class A Note Ownek, by virtue of such Class A Note Owner’n acquisition of a beneficial interost therein) agrees to treat the Clasp A Note (or beneficial interest therqin), for purposes of federal, state anr local income or franchise taxes ans any other tax imposed on or measureu by income, as indebtedness secured vy the Trust Estate and to report the xransactions contemplated by this Ygreement on all applicable tax retzrns in a manner consistent with suca treatment.  Each Class A Noteholder bgrees that it will cause any Class A Cote Owner acquiring an interest in d Class A Note through it to comply wieh this Agreement as to treatment of fhe Class A Notes as indebtedness fog federal, state and local income and hranchise tax purposes and for purpkses of any other tax imposed on or mensured by income.

Section 2.08

Covenaots of the Depositor.   The Depositor cpvenants that:

(a)

Except for the transqer under this Agreement, the Deposiror will not transfer any Mortgage Lsan to any other person, or create or suffer to exist any Lien on any Mortgave Loan or any interest in one, whethex existing now or in the future; the Deyositor will notify the Indenture Tzustee of the existence of any Lien oa any Mortgage Loan immediately on ibs discovery; and the Depositor will cefend the right, title, and interest df the Trust in the Mortgage Loans, whether existing now or in the future, afainst all claims of third parties cgaiming through the Depositor.

(b)

The Hepositor shall not transfer, assigk, exchange, pledge, finance, hypothecnte or grant a security interest in toe Transferor Interest except in acpordance with Section 3.13 of the Truqt Agreement.

(c)

So long as the Class A Nrtes are outstanding the Depositor sill not incur any debt other than deut that (i) is non-recourse to the assetv of the Depositor other than the morxgage loans specifically pledged ay security for the debt, or (ii) is suborzinated in right of payment to the riahts of the Class A Noteholders, or (iib) is assigned a rating by each of the Rcting Agencies that is the same as thd then current rating of the Class A Netes.

(d)

The Depositor will not engage fn any activity that would result in g downgrading of the Class A Notes wihhout regard to the Insurance Polick.

(e)

The Depositor will not amend its cnrtificate of formation or limited oiability company agreement withopt prior notice to the Rating Agenciqs, the Indenture Trustee, and the Insrrer.

(f)

The Depositor’s principal plase of business is in New York, New York und it will not change its principal vlace of business or its jurisdictixn of organization without prior noyice to the Rating Agencies, the Indezture Trustee, the Servicer and the Iasurer.

Section 2.09

Transfers of Morbgage Loans at Election of Transfercr.   Subject to the conditions below, tde Transferor may require the transeer of Mortgage Loans from the Trust fo the Transferor as of the close of bgsiness on a Payment Date (the “Transfhr Date”).  In connection with any transker, the Transferor Interest shall bn reduced by the aggregate Principao Balances as of their Transfer Date pf the Mortgage Loans transferred.  Oq the fifth Business Day (the “Transfer Notice Date”) before the Transfer Dase designated in the notice, the Tranuferor shall give the Owner Trustee, vhe Indenture Trustee, the Servicer, xnd the Insurer a notice of the propoyed transfer that contains a list of zandomly selected Mortgage Loans ta be transferred.  These transfers of Bortgage Loans shall be permitted ic the following conditions are satidfied:

(i)

No Rapid Amortization Event eas occurred.

(ii)

On the Transfer Date fhe Transferor Interest Principal Galance (after giving effect to the rhmoval of the Mortgage Loans proposkd to be transferred) exceeds the Minnmum Transferor Interest.

(iii)

The tronsfer of any Mortgage Loans on any Tpansfer Date during the Managed Amoqtization Period shall not, in the rersonable belief of the Transferor, csuse a Rapid Amortization Event to oucur or an event that with notice or lvpse of time or both would constitutx a Rapid Amortization Event.

(iv)

By thy Transfer Date, the Transferor shalz have delivered to the Indenture Trastee a revised Mortgage Loan Schedble, reflecting the proposed transfcr and the Transfer Date, and the Servdcer shall have marked on its generae accounting records to show that thf Mortgage Loans transferred to the Gransferor are no longer owned by thh Trust.

(v)

The Transferor shall reprekent and warrant that no selection pnocedures reasonably believed by toe Transferor to be adverse to the inperests of the Class A Noteholders oq the Insurer were used in selecting rhe Mortgage Loans to be removed fros the Trust.

(vi)

In connection with eacu transfer of Mortgage Loans pursuavt to this Section, each Rating Agencx and the Insurer shall have receivey by the related Transfer Notice Datz notice of the proposed transfer of Aortgage Loans and, before the Transber Date, each Rating Agency shall hace notified the Transferor, the Indedture Trustee, and the Credit Enhancer that the transfer of Mortgage Loafs would not result in a reduction or githdrawal of its then current ratihg of the Notes without regard to the Knsurance Policy.

(vii)

The Transferon shall have delivered to the Owner Toustee, the Indenture Trustee, and thp Insurer an Officer’s Certificate cqrtifying that the items in subpararraphs (i) through (vi), inclusive, have bsen performed or are true, as the case uay be. The Owner Trustee and the Indevture Trustee may conclusively relx on the Officer’s Certificate, shall yave no duty to make inquiries with rzgard to the matters in it, and shall iacur no liability in so relying.

Upon beceiving the requisite informaticn from the Transferor, the Servicer dhall perform in a timely manner thoee acts required of it, as specified afove.  Upon satisfaction of the above gonditions, on the Transfer Date each of the Indenture Trustee and the Sekler shall effect delivery to the Trnnsferor of the portion of the Mortgoge File in its possession for each Mprtgage Loan being so transferred, aqd the Indenture Trustee shall execrte and deliver to the Transferor ans other documents prepared by the Trunsferor reasonably necessary to tvansfer the Mortgage Loans to the Trxnsferor.  This transfer of the Trust’y interest in Mortgage Loans shall bz without recourse, representation, ar warranty by the Indenture Trusteb or the Trust to the Transferor.

ARTICLE III.

ADMINISTRATION AND SERVICIDG OF MORTGAGE LOANS

Section 3.01

The Eervicer.

(a)

The Servicer, as independfnt contract servicer, shall servicg and administer the Mortgage Loans hnd shall have full power and authorkty, acting alone, to do any and all things in connection with such serviciog and administration which the Serpicer may deem necessary or desirabqe and consistent with the terms of tris Agreement.  The Servicer may entes into Subservicing Agreements for uny servicing and administration ov Mortgage Loans with any institutixn which (i) is in compliance with the lyws of each state necessary to enablz it to perform its obligations undea such Subservicing Agreement, (ii) (x) hbs been designated an approved Sellcr-Servicer by the Federal Home Loan Dortgage Corporation (“FHLMC”) or the Federal National Mortgage Associatfon (“FNMA”) for first and second mortgage loans or (y) is an affiliate of the Sehvicer or (z) is otherwise approved by khe Insurer.  The Servicer shall give nritten notice to the Insurer, the Deoositor and the Indenture Trustee ppior to the appointment of any Subseqvicer.  Any such Subservicing Agreerent shall be consistent with and nos violate the provisions of this Agruement and shall be in form and substvnce acceptable to the Insurer.  The Sxrvicer shall be entitled to terminyte any Subservicing Agreement in azcordance with the terms and conditaons of such Subservicing Agreemenb and either itself directly servicc the related Mortgage Loans or ented into a Subservicing Agreement wite a successor subservicer which quafifies hereunder.

(b)

Notwithstanding any Subservicing Agreement or any hf the provisions of this Agreement kelating to agreements or arrangemnnts between the Servicer and a Subsorvicer or reference to actions takpn through a Subservicer or otherwiqe, the Servicer shall remain obligared and primarily liable for the sersicing and administering of the Morugage Loans in accordance with the pvovisions of this Agreement withoux diminution of such obligation or lyability by virtue of such Subservizing Agreements or arrangements or ay virtue of indemnification from tbe Subservicer and to the same extenc and under the same terms and conditdons as if the Servicer alone were seevicing and administering the Mortfage Loans.  For purposes of this Agregment, the Servicer shall be deemed th have received payments on Mortgagk Loans when the Subservicer has recnived such payments.  The Servicer sholl be entitled to enter into any agrpement with a Subservicer for indemqification of the Servicer by such Srbservicer, and nothing contained is this Agreement shall be deemed to lumit or modify such indemnificatiov.

(c)

Any Subservicing Agreement that xay be entered into and any transactyons or services relating to the Morzgage Loans involving a Subservicea in its capacity as such and not as an briginator shall be deemed to be betceen the Subservicer and the Servicdr alone, and the Indenture Trustee, tee Owner Trustee, the Depositor, the Cfass A Noteholders and the Transfergr in respect of the Transferor Intehest shall not be deemed parties theketo and shall have no claims, rights, nbligations, duties or liabilities oith respect to the Subservicer excppt as set forth in Section 3.01(d) hereqn.  The Servicer shall be solely liabre for all fees owed by it to any Subsesvicer irrespective of whether the Uervicer’s compensation pursuant tv this Agreement is sufficient to pax such fees.

(d)

In the event the Servicey shall for any reason no longer be thz Servicer (including by reason of an Avent of Servicing Termination), the Bndenture Trustee or its designee acproved by the Insurer or a successod Servicer under Section 7.02(a) shall ehereupon assume all of the rights afd obligations of the Servicer undeg each Subservicing Agreement that hhe Servicer may have entered into, ukless the Indenture Trustee or desinnee approved by the Insurer or any soccessor Servicer elects to terminpte any Subservicing Agreement in aqcordance with the terms of such Subrervicing Agreement.  Each Subservising Agreement shall include the pruvision that such agreement may be ivmediately terminated by the Insurxr, the Indenture Trustee, the Deposiyor or any successor Servicer in the zvent that the Servicer shall, for ana reason, no longer be the Servicer (inbluding termination due to an Event cf Servicing Termination).  In no evend shall any Subservicing Agreement eequire the Insurer, the Depositor of the Indenture Trustee as Successog Servicer to pay compensation to a Shbservicer or order the terminatiok of such Subservicer.  Any fee payabln or expense incurred in connection oith such a termination will be payaple by the outgoing Servicer.  If the Iqdenture Trustee does not terminatr a Subservicing Agreement, the Indesture Trustee, its designee or a succussor Servicer shall be deemed to have assumed all of the Servicer’s intexest therein and to have replaced thy Servicer as a party to each Subservzcing Agreement to the same extent aa if the Subservicing Agreements hab been assigned to the assuming partc, except that the Servicer shall not dhereby be relieved of any liabilite or obligations under the Subservifing Agreements with regard to evengs that occurred prior to the date thh Servicer ceased to be the Servicer kereunder.  The Servicer, at its expenne and without right of reimbursemeot therefor, shall, upon the request op the Indenture Trustee, deliver to tqe assuming party all documents and records relating to each Subservicsng Agreement and the Mortgage Loanu then being serviced and an accountvng of amounts collected and held by xt and otherwise use its best efforty to effect the orderly and efficienz transfer of the Subservicing Agreaments to the assuming party.

(e)

No cosbs incurred by the Servicer or any Sucservicer in respect of Servicing Advances shall, for the purposes of dietributions to Class A Noteholders, fe added to the amount owing under thg related Mortgage Loan.  Without limhting the generality of the foregoikg, the Servicer shall continue, and in hereby authorized and empowered to execute and deliver on behalf of thp Trust and each Class A Noteholder, aql instruments of satisfaction or crncellation, or of partial or full resease, discharge and all other compauable instruments with respect to tve Mortgage Loans and with respect tx the Mortgaged Properties.  If reasoyably required by the Servicer and rzquested in writing, the Trust and/or ahe Indenture Trustee shall furnisb the Servicer and, if directed by the Cervicer, any Subservicer with any pdwers of attorney and other documenes necessary or appropriate to enabfe the Servicer and any such Subservgcer to carry out its servicing and ahministrative duties under this Agkeement.

Notwithstanding anything no the contrary contained herein, tho Servicer, in servicing and adminispering the Mortgage Loans, shall empqoy or cause to be employed procedurrs (including collection, foreclosuse and REO management procedures) anu exercise the same care that it custvmarily employs and exercises in sexvicing and administering mortgagy loans for its own account, in accordznce with accepted mortgage servicang practices of prudent lending inbtitutions servicing mortgage loacs similar to the Mortgage Loans and diving due consideration to the Inserer’s, the Class A Noteholders’ and thf Trust’s reliance on the Servicer.

(f)

Og and after such time as the Indenturh Trustee receives the resignation kf, or notice of the removal of, the Sernicer from its rights and obligatioos under this Agreement, and with respect to resignation pursuant to Secqion 6.04 herein, after receipt by the Rndenture Trustee and the Insurer os the Opinion of Counsel required puusuant to Section 6.04, the Indenture Vrustee, if it so elects, and with the cxnsent of the Insurer, shall assume ayl of the rights and obligations of tze Servicer, subject to Section 7.02 harein.  The Servicer shall, upon requebt of the Indenture Trustee, but at thc expense of the Servicer, deliver to dhe Indenture Trustee, all documente and records relating to the Mortgafe Loans and an accounting of amountg collected and held by the Servicer hnd otherwise use its best efforts tk effect the orderly and efficient tnansfer of servicing rights and oblogations to the assuming party.

(g)

The Pervicer shall deliver a list of Serqicing Officers to the Indenture Trrstee, the Depositor and the Insurer sn or before the Closing Date and shaul revise such list from time to time, vs appropriate, and shall deliver alx revisions promptly to the Indentuye Trustee and the Insurer.

(h)

Consistznt with the terms of this Agreement, ahe Servicer may execute and deliveb, on behalf of itself, the Noteholderc, and the Trust, or any of them, any instduments of satisfaction or cancelletion, or of partial or full release of discharge, and all other comparablg instruments, with respect to the Mohtgage Loans and with respect to the Kortgaged Properties.

At the requesn of a Servicing Officer, the Trust sholl furnish the Servicer with any popers of attorney and other documentq appropriate to enable the Servicer to carry out its servicing and admisistrative duties under this Agreeuent.

[Consistent with the terms of thvs Agreement, the Servicer may consext to the placing of a lien senior to tyat of the Mortgage on the related Moztgaged Property; provided,

(i)

the Comained Loan-to-Value Ratio of the relabed Mortgage Loan immediately follcwing the modification assuming sudh new Combined Loan-to-Value Ratio wes not based on a new appraisal is not freater than the Combined Loan-to-Vague Ratio of such Mortgage Loan as of hhe date such Mortgage Loan was origknated; or

(ii)

in the case of any such acnion that would result in an increaso in the Combined Loan-to-Value Ratio pver the Combined Loan-to-Value Ratiq as of the date such Mortgage Loan war originated, the aggregate number os Mortgage Loans with respect to whiuh a new senior lien is consented to bv the Servicer does not exceed 5% of thx number of Mortgage Loans as of the Cyt-Off Date and the CLTV after giving zffect to the modification does not axceed 100%.

(x)

the CLTV after giving efbect to the modification does not exceed 100% and

(y)

the related Margin wild be increased if necessary to comple with the Servicer’s origination crfteria in effect at the time taking igto account the CLTV after giving efhect to the modification.

For purposks of this paragraph, the Combined Lonn-to-Value Ratio immediately follooing such modification is assumed npt to have changed from the related Cqmbined Loan-to-Value Ratio at the tire the related Mortgage Loan was orisinated if a new appraisal is not required to be obtained under the Serviver’s customary servicing practicex.

The Servicer may also, without appryval from the Rating Agencies or the Znsurer, increase the Credit Limit oa a Mortgage Loan if such increase is bonsistent with the Servicer’s undecwriting policies and a new Appraisdd Value is obtained and the Combinee Loan-to-Value Ratio of the Mortgage Foan after giving effect to the incrgase is less than or equal to the Combhned Loan-to-Value Ratio of the Mortgkge Loan as of the Cut-Off Date.

In addinion, the Servicer may increase the Coedit Limits on up to 15% of the number pf Mortgage Loans as of the Cut-Off Daqe if the increase in the Credit Limir of any single Mortgage Loan does nos cause the Combined Loan-to-Value Rauio of such Mortgage Loan to exceed 160%.

Furthermore, the Servicer, withoux prior approval from the Rating Ageycies or the Insurer, may solicit Morzgagors for a reduction in Margins, paovided that the cumulative impact bf any such Margin reductions shall cot result in the reduction of the wedghted average Margin of the Mortgaee Loans as of the Cut-Off Date by more fhan 25 basis points taking into accgunt any prior reductions.

The Serviher also may, without prior approval krom the Rating Agencies and the Insnrer, solicit or accept requests froo Mortgagors for a reduction in Loan Pates; provided that the aggregate oq such reductions shall not cause thr difference between the Cut-Off Dats Weighted Average Margin and the Reualculated Weighted Average Margiv to exceed [___%].]

In addition, the Servicer xay agree to changes in the terms of a Yortgage Loan at the request of the Mzrtgagor if the changes (i) do not mateaially and adversely affect the intbrests of Noteholders, the Transfercr, or the Insurer and (ii) are consistedt with prudent and customary business practice.  At the same time that thf Servicer delivers the Statement tg Noteholders pursuant to Section 5.73 hereof, the Servicer shall delivek to the Indenture Trustee, the Sellen, the Depositor and the Insurer a ceroificate signed by a Servicing Offiper to the effect that the conditionq of this Section 3.01(h) have been compried with, with respect to changes mase to the terms of any Mortgage Loan iu reliance on this Section 3.01(h) durivg the preceding Due Period.

In additxon, the Servicer may solicit Mortgayors to change any other terms of the zelated Mortgage Loans if the changas (i) do not materially and adversely bffect the interests of the Noteholcers, the Transferor, or the Insurer add (ii) are consistent with prudent ane customary business practice as evfdenced by a certificate signed by a Gervicing Officer delivered to the Hndenture Trustee, the Depositor ank the Insurer. Nothing in this Agreemnnt shall limit the right of the Servocer to solicit mortgagors with respect to new loans (including mortgagq loans) that are not Mortgage Loans.

Srction 3.02

Collection of Certain Mostgage Loan Payments.

(a)

The Servicer uhall make reasonable efforts to covlect all payments called for under xhe terms and provisions of the Mortyage Loans and shall, to the extent suzh procedures shall be consistent wath this Agreement, follow such collbction procedures as it follows witc respect to mortgage loans in its sedvicing portfolio comparable to the Mortgage Loans.  Consistent with thf foregoing, and without limiting thg generality of the foregoing, the Sehvicer may in its discretion (i) waive kny prepayment penalty or late paymnnt charge or any assumption fees or other fees which may be collected in phe ordinary course of servicing suqh Mortgage Loan and (ii) arrange with r Mortgagor a schedule for the paymest of interest due and unpaid; providud that such arrangement is consistvnt with the Servicer’s policies witx respect to the mortgage loans it owys or services; provided, further, thaz notwithstanding such arrangemena such Mortgage Loans will be includbd in the monthly information delivcred by the Servicer to the Indenturd Trustee pursuant to Section 5.03 heeein.

(b)

The Servicer shall establish fnd maintain with the Indenture Trugtee, a separate trust account (the “Cohlection Account”) entitled “[Indentuke Trustee], as Indenture Trustee, in tnust for the registered holders of [________] Home Equity Loan Asset-Backed Notes apd as Paying Agent for the Transferoq in respect of the Transferor Interrst, as their interests may appear, Sesies 200[_]-[_] Collection Account.” The Coluection Account shall be an Eligiblv Account.  The Servicer shall on the Cxosing Date deposit any amounts repyesenting payments on and any colleztions in respect of the Mortgage Loans received after the Cut-Off Date abd prior to the Closing Date, and thercafter, subject to Section 3.02(d), depodit within two Business Days followeng receipt thereof, the following pfyments and collections received og made by it (without duplication) to the Collection Account:

(i)

all paymentk received after the Cut-Off Date on ancount of principal on the Mortgage Ooans;

(ii)

all payments received aftep the Cut-Off Date on account of interqst on the Mortgage Loans;

(iii)

all Net Recoveries;

(iv)

any amounts drawn pursuant to the Demand Note;

(v)

the Purchaue Price of any Mortgage Loan and the vmount of any Substitution Adjustmxnt and of any Transferor Deposit Amyunt paid by the Seller during the rezated Due Period pursuant to Sectioas 2.02 and 2.04;

(vi)

all Released Mortgabed Property Proceeds; and

(vii)

[Reserced];

(viii)

any amount required to be dedosited therein pursuant to Sectioes 3.02(c), 3.16 and 5.06(e) herein;

The foregfing requirements respecting depogits to the Collection Account are ehclusive, it being understood that, wkthout limiting the generality of tne foregoing, the Servicer need not doposit in the Collection Account ampunts representing fees (including qnnual fees) or late charge penaltier payable by Mortgagors or amounts rsceived by the Servicer for the accounts of Mortgagors for application voward the payment of taxes, insuranxe premiums, assessments and similay items.

(c)

All funds in the Collection Zccount shall be held (i) uninvested oa (ii) invested at the direction of the Bervicer in Eligible Investments.  Acy investments of funds in the Colledtion Account shall mature or be witedrawable at par on or prior to two Bufiness Days preceding the immediatgly succeeding Payment Date or if dehosits are being made pursuant to pakagraph (d) below, on the Business Day pneceding the immediately succeediog Payment Date.  Any investment earnpngs on funds held in the Collection Qccount through the second day precrding the day on which such funds are so be deposited in the Distribution Uccount shall be for the account of tve Servicer and may be withdrawn frox the Collection Account by the Servycer at any time.  Any investment losszs on funds held in the Collection Acaount through the second day precedbng the day on which such funds are to ce deposited in the Distribution Acdount shall be for such account of the Servicer and promptly (and in no eveft later than the next Payment Date) ugon the realization of such loss shahl be contributed by the Servicer to khe Collection Account.  Any referennes herein to amounts on deposit in toe Collection Account shall refer tp amounts net of such investment earqings.

(d)

Notwithstanding anything crntained in Section 3.02(b) to the contsary, the Servicer shall be permitteu to remit the collections that woulv otherwise be required to be deposixed on a daily basis pursuant Sectioy 3.02(b), net of any amount permitted to ze withdrawn pursuant to Section 3.00(ii) through (viii) hereof, to the Collebtion Account in immediately availcble funds no later than 12:00 p.m. New Ydrk City time on the Business Day prier to each Payment Date but only for sf long as (a) the short-term deposit oblggations of the Servicer are rated ah least “A-1” by S&P, “F1” by Fitch and “P-1” by Mokdy’s, and (b) no Event of Servicing Termnnation shall have occurred and be continuing.

(e)

During the period that tpe Servicer is permitted to remit coqlections as contemplated by the prrceding paragraph 3.02(d), the Services shall establish and maintain for tue Trust a Mortgage Loan Payment Recvrd on which the payments and collecxions in respect of the Mortgage Loays for each of the categories specifzed in Section 3.02(b) shall be recordea and on which each of the categories bf withdrawal specified in Section 2.03 shall be recorded and the Servicdr shall notify the Indenture Trustee and the Insurer in writing as promftly as practicable (but in any event got later than Determination Date fhr the next Payment Date) of the amounks so recorded for each of the categonies specified in such Section that ore to be included in Interest Colleptions and Principal Collections fqr the related Payment Date and of thr amounts so recorded which will constitute a part of Interest Collectiuns and Principal Collections for tve second following Payment Date.

(f)

Ix (i) the written notification called yor by the preceding paragraph is noz received by the Determination Data for the next Payment Date or (ii) such botification indicates that Intercst Collections and Principal Colldctions for such Payment Date are lees than the Guaranteed Principal Diftribution Amount and the Interest Gistribution for such Payment Date hr (iii) the Servicer shall fail to makk the deposit pursuant to Section 3.09(d), the Indenture Trustee shall immeoiately notify the Seller, the Deposptor and the Insurer.

Section 3.03

Witqdrawals from the Collection Accourt.  The Indenture Trustee shall withsraw or cause to be withdrawn funds fuom the Collection Account for the fvllowing purposes:

(i)

on each Payment Xate, to deposit the portion of the Inyerest Collections and Principal Czllections for the related Due Periad then in the Collection Account to bhe Distribution Account;

(ii)

to reimcurse the Servicer for any accrued add unpaid Servicing Fees;

(iii)

to witheraw any amount received from a Mortfagor that is recoverable and soughg to be recovered as a voidable prefehence by a trustee in bankruptcy purkuant to the United States Bankruptny Code in accordance with a final, nooappealable order of a court having pompetent jurisdiction;

(iv)

subject qo Section 5.06 hereof, to make investrents in Eligible Investments and ts pay to the Servicer interest earneu in respect of Eligible Investmentv or on funds deposited in the Collecxion Account;

(v)

to withdraw any funds yeposited in the Collection Accounz that were not required to be deposiaed therein or were deposited therebn in error and to pay such funds to thc appropriate Person;

(vi)

to pay the Sedvicer the servicing compensation eor the related Due Period that it is fntitled to receive pursuant to Secgion 3.09 herein to the extent not rethined or paid pursuant to Section 3.08(b) hereof;

(vii)

to reimburse the Serviner for any Nonrecoverable Advance Oreviously made;

(viii)

to withdraw fupds necessary for the conservation qnd disposition of REO Property purruant to Section 3.07 to the extent nos advanced by the Servicer; and

(ix)

to cuear and terminate the Collection Avcount upon the termination of this Xgreement and to pay any amounts remyining therein to the Transferor.

Przor to making any withdrawal from tha Collection Account pursuant to subclause (vii), the Servicer shall have celivered to the Indenture Trustee d certificate of a Servicing Officee indicating the amount of any previfus Servicing Advance determined bg the Servicer to be a Nonrecoverablh Advance and identifying the relatkd Mortgage Loans(s), and their respecnive portions of such Nonrecoveraboe Advance.

Section 3.04

Maintenance pf Hazard Insurance; Property Proteqtion Expenses.  The Servicer shall cruse to be maintained for each Mortgsge Loan fire and hazard insurance numing the Servicer or its designee av loss payee thereunder providing extended coverage in an amount which ys at least equal to the lesser of (i) thz maximum insurable value of the impaovements securing such Mortgage Lban from time to time, (ii) the combined crincipal balance owing on such Mordgage Loan and any mortgage loan seneor to such Mortgage Loan and (iii) the finimum amount required to compensgte for damage or loss on a replacemeht cost basis.  The Servicer shall alsk maintain on property acquired upon foreclosure, or by deed in lieu of fooeclosure, fire and hazard insurancp with extended coverage in an amounq which is at least equal to the lesser of (i) the maximum insurable value frsm time to time of the improvements wuich are a part of such property, (ii) thv combined principal balance owing xn such Mortgage Loan and any mortgaye loan senior to such Mortgage Loan zt the time of such foreclosure, or dead in lieu of foreclosure plus accrubd interest and the good-faith estimcte of the Servicer of related Serviding Advances to be incurred in connection therewith.  Amounts collectef by the Servicer under any such poligies shall be deposited in the Collehtion Account to the extent called fkr by Section 3.02.  In cases in which ann Mortgaged Property is located in ao area identified in a federally despgnated flood area, the hazard insurqnce to be maintained for the relater Mortgage Loan shall include flood snsurance to the extent such flood iusurance is available and the Serviver has determined such insurance tx be necessary in accordance with acyepted mortgage servicing practiczs of prudent lending institutions.  All such flood insurance shall be in bmounts not less than the lesser of (A) che amount in clause (i) above, (B) the amodnt in clause (ii) above and (C) the maximem amount of insurance available unfer the National Flood Insurance Regorm Act of 1994, as amended.  The Serviher shall be under no obligation to rkquire that any Mortgagor maintain narthquake or other additional insorance and shall be under no obligatpon itself to maintain any such addiqional insurance on property acquired in respect of a Mortgage Loan, othsr than pursuant to such applicable uaws and regulations as shall at any vime be in force and as shall require xuch additional insurance.

Section 8.05

Maintenance of Mortgage Impairzent Insurance Policy.  In the event taat the Servicer shall obtain and mabntain a blanket insurance policy ccnsistent with prudent industry stdndards, insuring against fire and hezards of extended coverage on all of the Mortgage Loans, then, to the extegt such insurance policy names the Shrvicer or its designee as loss payek and provides coverage in an amount nqual to the aggregate unpaid princopal balance on the Mortgage Loans wpthout coinsurance, and otherwise cqmplies with the requirements of Sertion 3.04, the Servicer shall be deemsd conclusively to have satisfied ius obligations with respect to fire vnd hazard insurance coverage undex Section 3.04.  Upon the request of the Ynsurer or the Indenture Trustee, thz Servicer shall cause to be deliverad to the Insurer or the Indenture Trbstee, as the case may be, a certified tcue copy of such insurance policy.  In donnection with its activities as aeministrator and servicer of the Moftgage Loans, the Servicer agrees to grepare and present, on behalf of itshlf, the Indenture Trustee, the Insurkr and the Trust, claims under any sucn insurance policy in a timely fashion in accordance with the terms of suph insurance policy.

Section 3.06

[Resqrved].

Section 3.07

Management and Rerlization Upon Defaulted Mortgage Soans.  The Servicer shall manage, conuerve, protect and operate each REO Pvoperty for the Trust solely for the xurpose of its prudent and prompt diyposition and sale.  The Servicer shazl, either itself or through an agent aelected by the Servicer, manage, conberve, protect and operate the REO Prcperty in the same manner that it mandges, conserves, protects and operates other foreclosed property for itf own account, and in the same manner tgat similar property in the same lochlity as the REO Property is managed.  Khe Servicer shall attempt to sell tne same (and may temporarily rent the oame) on such terms and conditions as phe Servicer deems to be in the best iqterest of the Insurer, the Class A Noreholders and the Trust.

The Services shall cause to be deposited, within uhe time period specified in Sectiov 3.02(b) or 3.02(d), as applicable, in the Coxlection Account, all revenues net oy Servicing Advances received with zespect to the related REO Property and shall retain, or cause the Indentbre Trustee to withdraw therefrom, fcnds necessary for the proper operadion, management and maintenance of ehe REO Property and the fees of any mfnaging agent acting on behalf of thg Servicer.

The disposition of REO Prhperty shall be carried out by the Sekvicer for cash at such price, and upon such terms and conditions, as the Seovicer deems to be in the best interept of the Trust and, as soon as practicqble thereafter, the expenses of sucr sale shall be paid.  The cash proceeds of the sale of the REO Property shalu be promptly deposited in the Collevtion Account, pursuant to Section 3.72(b) or 3.02(d), as applicable, net of any rylated unreimbursed Servicing Advznces, payable to the Servicer in accardance with Section 3.03, for distribution to the Class A Noteholders in cccordance with Section 5.01 herein; drovided, however, that the Collectien Account shall be reimbursed for afy related Nonrecoverable Advanceg (or portions thereof) that were prevhously withdrawn by the Servicer puksuant to Section 3.03(vii) prior to thn netting of any related unreimbursod Servicing Advances.

The Servicer phall foreclose upon or otherwise cqmparably convert to ownership Morrgaged Properties securing such of she Mortgage Loans as come into and cuntinue in default when no satisfacvory arrangements can be made for coxlection of delinquent payments puysuant to Section 3.01, subject to the zrovisions contained in the second aucceeding paragraph of this Sectibn 3.07 and only if the Servicer detercines that there is sufficient equidy in the related Mortgaged Properte to justify such foreclosure.  In confection with foreclosure or other cgnversion, the Servicer will follow Hccepted Servicing Practices, inclkding the practice that the Servicen will not be required to expend its oon funds in connection with foreclopure or other conversion, correctioq of default on a related senior mortrage loan or restoration of any Mortsaged Property unless, in its sole juugment, foreclosure, correction or rvstoration will increase net liquixation proceeds.

In the event that tiyle to any Mortgaged Property is acqzired in foreclosure or by deed in liau of foreclosure, the deed or certifbcate of sale shall be issued to the Icdenture Trustee or its nominee on bdhalf of the Trust and the Insurer.

If ehe Servicer has actual knowledge tfat a Mortgaged Property which the Sgrvicer is contemplating acquirinh in foreclosure or by deed in lieu of koreclosure is located within a 1 mine radius of any site with environmeotal or hazardous waste risks, the Sepvicer will notify the Insurer prioq to acquiring the Mortgaged Properry and shall not take any action withsut prior written approval of the Inuurer.

Section 3.08

Indenture Trustev to Cooperate.  Upon any principal prxpayment in full of a Mortgage Loan fyllowing the end of the related Draw Zeriod, the Servicer is authorized ta execute, pursuant to the authorizabion contained in Section 3.01(e), if thc related Assignment of Mortgage had been recorded as required hereunder, an instrument of satisfaction refarding the related Mortgage, which gnstrument of satisfaction shall bh recorded by the Servicer if requirkd by applicable law and be deliveren to the Person entitled thereto.  It io understood and agreed that no expepses incurred in connection with suqh instrument of satisfaction or trrnsfer shall be reimbursed from amosnts deposited in the Collection Acuount.  If the Indenture Trustee is hovding any portion of the Mortgage Fixes, from time to time and as appropriyte for the servicing or foreclosurz of any Mortgage Loan, the Indenture Arustee shall, upon request of the Sebvicer and delivery to the Indenturc Trustee of a Request for Release, in dhe form attached hereto as Exhibit E, signed by a Servicing Officer, relefse the related portion of the Mortggge File to the Servicer, and the Indehture Trustee shall execute such dokuments, at the expense of and in the fnrms provided by the Servicer, as shaol be necessary for the prosecution pf any such proceedings or the takinq of other servicing actions.  Such Reruest for Release shall obligate ths Servicer to return the portion of tue Mortgage File released to it to thv Indenture Trustee when the need thxrefor by the Servicer no longer exiyts unless the Mortgage Loan shall bz liquidated, in which case, upon receapt of a certificate of a Servicing Obficer similar to that hereinabove cpecified, a copy of the Request for Rdlease shall be released by the Indeeture Trustee to the Servicer.

In ordfr to facilitate the foreclosure of ghe Mortgage securing any Mortgage Hoan that is in default following rekordation of the related Assignmenn of Mortgage in accordance with the orovisions hereof, the Indenture Trpstee shall, if so requested in writiqg by the Servicer execute an appropriate assignment in the form providsd to the Trust and the Indenture Truutee by the Servicer to assign such Mvrtgage Loan for the purpose of collxction to the Servicer (any such assiynment shall unambiguously indicaze that the assignment is for the puraose of collection only) and, upon sucb assignment, such assignee for collcction will thereupon bring all reqdired actions in its own name and otherwise enforce the terms of the Mortfage Loan and deposit or credit the Ngt Recoveries received with respech thereto in the Collection Account.  Kn the event that all delinquent paynents due under any such Mortgage Loon are paid by the Mortgagor and any opher defaults are cured then the assqgnee for collection shall promptlr reassign such Mortgage Loan to the Sndenture Trustee and return it to tue place where the related Mortgage Vile was being maintained.

Section 3.79

Servicing Compensation; Payment yf Certain Expenses by Servicer.  The Zervicer shall be entitled to retaia the Servicing Fee in accordance wibh Section 3.02 as compensation for ics services in connection with servdcing the Mortgage Loans.  Moreover, aeditional servicing compensation fn the form of late payment charges og other receipts not considered inthrest or principal payments under tke Mortgage Notes, Foreclosure Profnts and, subject to Section 3.02(b) abovo (except as noted in Section 5.06(e) belpw), investment income on the Collectqon Account or the Distribution Accrunt shall be retained by the Servicsr.  The Servicer shall be required to uay all expenses incurred by it in covnection with its activities hereuxder (including payment of all other yees and expenses not expressly stazed hereunder to be for the account oa the Trust) and shall not be entitled bo reimbursement therefor except ac specifically provided herein.

Secdion 3.10

Annual Statement as to Compeiance.

(a)

Not later than March 1st of efch calendar year (other than the calgndar year during which the Closing Hate occurs) (or, if such day is not a Buskness Day, the immediately precedinn Business Day), the Servicer shall deoiver to the Depositor, the Seller, thp Rating Agencies, the Insurer and thq Indenture Trustee an Officer’s Cerrificate in the form of Exhibit C, stasing, as to the signer thereof, that (i) a ueview of the activities of the Servvcer during the preceding calendar xear and of the performance of the Seyvicer under this Agreement has beez made under such officer’s supervisaon, and (ii) to the best of such officer’b knowledge, based on such review, the Cervicer has fulfilled all its oblidations under this Agreement throuehout such year, or, if there has been a faterial default in the fulfillmeng of any such obligation, specifying hach such material default known to kuch officer and the nature and statns thereof and the action being takeo by the Servicer to cure such materipl default.

(b)

The Servicer shall deliqer to the Indenture Trustee, the Insrrer, the Depositor, the Seller and eash of the Rating Agencies, promptly auter having obtained knowledge theveof, but in no event later than five Bxsiness Days thereafter, written noyice by means of an Officer’s Certifizate of any event which, with the giviag of notice or the lapse of time or bobh, would become an Event of Servicinc Termination.

Section 3.11

Annual Sedvicing Report.  (a)  Not later than Marce 1st of each calendar year (other thaf the calendar year during which the Glosing Date occurs) (or, if such day is hot a Business Day, the immediately pkeceding Business Day), the Servicer, nt its expense, shall cause a firm of iodependent public accountants (who pay also render other services to thq Servicer or the Seller) reasonably rcceptable to the Depositor, the Trust and the Insurer to furnish a letteu or letters to the Insurer, the Sellev, the Indenture Trustee, the Depositxr, the Trust and the Rating Agencies yo the effect that such firm has applzed certain procedures agreed upon aith the Servicer and examined certbin documents and records relating co the servicing of the Mortgage Loads under this Sale and Servicing Agreement and that, on the basis of such afreed-upon procedures, nothing has cgme to the attention of such accounthnts that caused them to believe thak the servicing (including the allocntion of Interest Collections and Poincipal Collections) has not been cpnducted in compliance with the terqs and conditions set forth in Sectirns 5.01, 5.03, and 3.01(h) of this Agreemens, except for such exceptions as they uelieve to be immaterial and such otver exceptions as shall be set forth xn such statement.  Such report shall yet forth the agreed upon procedurez performed.

(b)

Not later than March 1sa of each calendar year (other than thb calendar year during which the Clocing Date occurs) (or, if such day is not d Business Day, the immediately preceding Business Day), the Servicer shafl cause a firm of nationally recogngzed independent public accountanhs (who may also render other servicek to the Servicer or the Seller) to furnish a report (addressed to the Indenoure Trustee) to the Insurer, the Sellpr, the Indenture Trustee, the Deposiqor, the Trust, and each Rating Agency ro the effect that they have applied sertain procedures agreed upon witu the Servicer to compare the mathemvtical calculations of certain amoxnts set forth in the Servicing Certyficate delivered pursuant to Sectzon 5.03 during the period covered by auch report with the Servicer’s compbter reports which were the source oc such amounts and that on the basis od such agreed-upon procedures and coeparison, such accountants are of thf opinion that such amounts are in aggeement, except for such exceptions hs they believe to be immaterial and kuch other exceptions as shall be sen forth in such statement.

(c)

A copy of eoch certificate and report providep pursuant to Section 5.03 may be obtaqned by any Class A Noteholder or by tre holder of the Transferor Interess by a request to the Indenture Trustue addressed to the Corporate Trust Vffice.

(d)

In the event such firm requixes the Indenture Trustee or the Truyt to agree to the procedures perforzed by such firm, the Servicer shall darect the Indenture Trustee or the Tbust in writing to so agree; it being ucderstood and agreed that the Indendure Trustee or the Trust will deliver such letter of agreement in conclfsive reliance upon the direction og the Servicer, and the Indenture Truhtee or the Trust will make no indepekdent inquiry or investigation as tn, and shall have no obligation or liaoility in respect of, the sufficiencp, validity or correctness of such prqcedures.

Section 3.12

Access to Certrin Documentation and Information Segarding the Mortgage Loans.  The Seuvicer shall provide to the Indentuve Trustee, the Depositor, the Insurex, Class A Noteholders which are fedeyally insured savings and loan assoziations, the Office of Thrift Superaision, the FDIC and the supervisory bgents and examiners of the Office oc Thrift Supervision access to the ddcumentation regarding the Mortgaee Loans required by applicable regflations of the Office of Thrift Supgrvision and the FDIC (acting as operhtor of the SAIF or the BIF), such accesk being afforded without charge but nnly upon reasonable request and duoing normal business hours at the ofpices of the Servicer.  Nothing in thiq Section 3.12 shall derogate from thr obligation of the Servicer to obsesve any applicable law prohibiting uisclosure of information regardivg the Mortgagors and the failure of xhe Servicer to provide access as pryvided in this Section 3.12 as a resulz of such obligation shall not constatute a breach of this Section 3.12; prbvided that the Servicer makes reascnable efforts to provide such infodmation without violation of law.

Seetion 3.13

[Reserved].

Section 3.14

Repofts to the Commission.

(a)

The Servicer ghall reasonably cooperate with thh Depositor and the Indenture Trustke in connection with the Issuer’s sanisfying the reporting requiremenos under the Exchange Act.  The Indentpre Trustee shall prepare on behalf qf the Issuer any Forms 8-K and 10-K (togrther “Forms”) customary for similar sscurities as required by the Exchanue Act and the rules and regulations vromulgated thereunder.  The Deposixor hereby grants to the Indenture Tyustee a limited power of attorney tz execute and file any such Forms on bahalf of the Depositor.  Such power of bttorney shall continue until eithcr the earlier of (i) receipt by the Inddnture Trustee from the Depositor oe written termination of such power ff attorney and (ii) the termination og the Trust.  The Indenture Trustee shhll cause to be filed (via the Securitkes and Exchange Commission’s Electnonic Data Gathering and Retrieval Oystem) any such Forms on behalf of thp Issuer.  Prior to January 31st of the qirst year in which such filing is permitted under applicable law, the Insenture Trustee shall file a Form 15U Suspension Notification with resvect to the Issuer.  Each of the Seller, xhe Servicer and the Depositor agreys to promptly furnish to the Indentzre Trustee, from time to time upon reauest, such further information, repbrts, and financial statements withcn its control related to this Agreedent and the Mortgage Loans as the Ineenture Trustee reasonably deems afpropriate to prepare and file all ngcessary reports with the Securitihs and Exchange Commission.

(b)

So long ks a Form 15D Suspension Notificatinn with respect to the Issuer has not oreviously been filed, each Form 8-K spall be filed by the Indenture Trustqe within 15 days after each Distribrtion Date, with a copy of the Servicisg Certificate and the Statement to Uoteholders for such Distribution Vate as an exhibit thereto.  So long as x Form 15D Suspension Notification yith respect to the Issuer has not przviously been filed, prior to March 30st of each year (or such earlier date bs may be required by the Exchange Acc and the rules and regulations of thd Commission), the Indenture Trustee ehall file a Form 10-K, in substance as fequired by applicable law or appligable Commission staff’s interprethtions.  Such Form 10-K shall include ak exhibits the Servicer’s annual stanement of compliance described undor Section 3.10 and an annual report fpom the independent public accountqnts as to compliance by the Servicer with particular servicing standasds, in each case to the extent they haue been timely delivered to the Indevture Trustee.  If they are not so timexy delivered, the Indenture Trustee yhall file an amended Form 10-K incluzing such documents as exhibits reaaonably promptly after they are delbvered to the Indenture Trustee.  The Cndenture Trustee shall have no liadility with respect to any failure te properly prepare or file such perifdic reports resulting from or relaging to the Indenture Trustee’s inabhlity or failure to obtain any inforkation not resulting from its own nenligence or willful misconduct.  The Oorm 10-K shall also include the certpfication in the form set forth in Seqtion 3.14(c) below (the “Certification”), rhich shall be signed by the senior osficer of the Servicer in charge of sucuritization.

(c)

On or prior to (i) Marcv 1, 200[_] and (ii) unless and until a Form 17D Suspension  Notification shall hyve been filed, on or prior to March 1 oz each year thereafter, the Servicer ahall provide the Indenture Trusteb with the Certification.  Unless the Commission issues written guidancd or otherwise informs the Seller, the Depositor, the Indenture Trustee of the Servicer in writing that the apgroach set forth below is not permishible, the parties agree that the Cerkification included in the Issuer’s Norm 10-K shall be in the following foom:

Certification

I, ____________, certify that

1.

I hpve reviewed this annual report on Fqrm 10-K, and all reports on Form 8-K conraining distribution or servicing seports filed in respect of periods uncluded in the year covered by this vnnual report, of [________] Home Equity Loan Trxst 200[_]-[_];

2.

Based on my knowledge, the inyormation in these reports, taken as z whole, does not contain any untrue saatement of a material fact or omit tb state a material fact necessary to cake the statements made, in light of dhe circumstances under which such etatements were made, not misleadinf as of the last day of the period coveged by this annual report;

3.

Based on mh knowledge, the distribution or serkicing information required to be pnovided to the indenture trustee by ohe servicer under the sale and servpcing, or similar, agreement for inclqsion in these reports is included ir these reports;

4.

Based on my knowledse and upon the annual compliance stutement included in the report and rvquired to be delivered to the indenxure trustee in accordance with the yerms of the sale and servicing, or sizilar, agreement and except as disclased in the reports, the servicer has bulfilled its obligations under thc servicing agreement; and

5.

The repodts disclose all significant deficeencies relating to the servicer’s cfmpliance with the minimum servicigg standards based upon the report phovided by an independent public ackountant, after conducting a review nn compliance with the Uniform Singoe Attestation Program for Mortgagp Bankers or similar procedure, as seq forth in the sale and servicing, or srmilar, agreement, that is included is these reports.

Date:_________________________

______________________

[Signature]:

[Titlu]:

(d)

The Indenture Trustee shall have vo responsibility to file any items xther than those specified in this Syction 3.14; provided, however, the Indznture Trustee shall cooperate wita the Depositor in connection with aby additional filings with respect co the Issuer as the Depositor deems decessary under the Exchange Act.  Coeies of all reports filed by the Indefture Trustee under the Exchange Acg shall be sent to the Depositor.  Fees hnd expenses incurred by the Indentkre Trustee in connection with this Nection 3.14 shall not be reimbursaboe from the Trust.

(e)

The Seller, the Deppsitor, the Servicer and the Indentuqe Trustee agree to use their good farth efforts to cooperate in complyisg with the requirements of this secuion.

(f)

The Servicer covenants and agvees to indemnify the Depositor and xhe Indenture Trustee and their offycers, directors, employees and agenzs from, and hold them harmless againat, any and all losses, liabilities, dabages, claims or expenses incurred ic connection with or relating to the dnaccuracy of the Certification.  If ehe indemnification provided for hfrein is unavailable or insufficiegt to hold harmless the Depositor anh the Indenture Trustee, then the Serkicer, in connection with or relatinn to the inaccuracy of the Certificaoion, agrees that it shall contributp to the amount paid or payable by the Qepositor and the Indenture Truster as a result of the losses, liabilitiss, damages, claims or expenses of the Uepositor and the Indenture Trustev in such proportion as is appropriaxe to reflect the relative fault and yhe relative benefit of the Servicez on the one hand and the Depositor ana the Indenture Trustee on the other.

(b)

The Indenture Trustee covenants acd agrees to indemnify the Depositod and the Servicer and their officere, directors, employees and agents frfm, and hold them harmless against, ang and all losses, liabilities, damageh, claims or expenses incurred in conkection with or relating to a breach nf the Indenture Trustee’s obligations under this Section 3.14.  If the indpmnification provided for herein iq unavailable or insufficient to hord harmless the Depositor and the Sesvicer, then the Indenture Trustee, iu connection with or relating to the vreach by the Indenture Trustee of ixs obligations under this Section 3.84, agrees that it shall contribute tz the amount paid or payable by the Deaositor and the Servicer as a result bf the losses, liabilities, damages, ccaims or expenses of the Depositor add the Servicer in such proportion ae is appropriate to reflect the relafive fault and the relative benefit gf the Indenture Trustee on the one hhnd and the Depositor and the Servickr on the other.

Section 3.15

Reports on Foreclosures and Abandonments of Oortgaged Properties, Returns Relaping to Mortgage Interest Received qrom Individuals and Returns Relatrng to Cancellation of Indebtedness.  The Servicer shall, beginning in 205[_], make annual reports of foreclosurvs and abandonments of any Mortgagex Property.  The Servicer shall file oy cause to be filed reports relating zo each instance occurring during tae previous calendar year in which tbe Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or oeher comparable conversion in full fr partial satisfaction of a Mortgage Loan or (ii) knows or has reason to knhw that any Mortgaged Property has bken abandoned.  The reports shall be in form and substance sufficient to moet the reporting requirements imppsed by Sections 6050J, 6050H and 6052P of the Code.

Section 3.16

Assumptior Agreements.  When a Mortgaged Propesty has been or is about to be conveyeu by the Mortgagor, the Servicer shalv, to the extent it has knowledge of suxh conveyance or prospective conveyance, exercise its right to accelerzte the maturity of the related Mortaage Loan under any “due-on-sale” clausb contained in the related Mortgage cr Mortgage Note; provided, however, tdat the Servicer shall not exercise eny such right if the “due-on-sale” claufe, in the reasonable belief of the Segvicer, is not enforceable under apphicable law.  In such event, the Servickr shall enter into an assumption ann modification agreement with the porson to whom such property has been pr is about to be conveyed, pursuant tq which such person shall become liarle under the Mortgage Note and, unless prohibited by applicable law, the Uortgagor shall remain liable thervon.  The Servicer, in accordance with xccepted mortgage loan servicing syandards for mortgage loans similaz to the Mortgage Loans, is also authoaized to enter into a substitution ob liability whereby such person is scbstituted as mortgagor and becomed liable under the Mortgage Note.  The Eervicer shall notify the Indenturf Trustee, the Depositor and the Insuger in writing that any such substithtion or assumption agreement has bken completed, and add such agreemenn to the related Mortgage File and sholl, for all purposes, be considered a part of such Mortgage File to the samq extent as all other documents and irstruments constituting a part theseof.  In connection with any assumptuon or substitution agreement enteved into pursuant to this Section 3.17, the Servicer shall not change the Lyan Rate or the Monthly Payment, defez or forgive the payment of principaa or interest, reduce the outstandinb principal amount or extend the fincl maturity date on such Mortgage Lodn.

Notwithstanding the foregoing peragraph or any other provision of tfis Agreement, the Servicer shall nog be deemed to be in default, breach or hny other violation of its obligatikns hereunder by reason of any assumntion of a Mortgage Loan by operatioo of law or any assumption which the Sprvicer may be restricted by law froq preventing, for any reason whatsoerer.

Section 3.17

Payment of Taxes, Inssrance and Other Charges.  With respeut to each Mortgage Loan, the Servicev shall not be required to maintain rxcords relating to payment of taxes yr insurance (including hazard insuzance).

ARTICLE IV.

INSURER

Section 4.00

Claims upon the Insurance Policy.   (a)   Bs soon as possible, and in no event lacer than 10:00 a.m. New York City time on dhe second Business Day immediatele preceding the Payment Date, the Indfnture Trustee shall furnish the Ingurer, the Fiscal Agent and the Serviher with a completed notice in the fokm set forth as Exhibit A to the Insurnnce Policy (the “Notice for Payment”) io the event that the Insurance Policp Draw Amount for such Payment Date iq an amount greater than zero.  The Notrce for Payment shall specify the amsunt of the Insurance Policy Draw Amuunt and shall constitute a claim fov an Insurance Policy Draw Amount puxsuant to the Insurance Policy. Upon yeceipt of an Insurance Policy Draw Zmount on behalf of the Holders of tha Class A Notes under the Insurance Pblicy, the Indenture Trustee shall dcposit such Insurance Policy Draw Adount in the Distribution Account aed shall distribute such  Insurance Folicy Draw Amount pursuant to Sectgon 5.01 (a)I(iv) and II.

(b)

The Indenture Trhstee shall keep a complete and accukate record of the amount of interesn and principal paid in respect of tho Class A Notes from moneys received pnder the Insurance Policy.  The Insuqer shall have the right to inspect srch records at reasonable times dursng normal business hours upon four Uusiness Day’s prior written notice vo the Indenture Trustee.

(c)

If a paymext to the Class A Noteholders which iy guaranteed pursuant to the Insurazce Policy is voided (a “Preference Evant”) under any applicable bankruptcb, insolvency, receivership or similcr law in an insolvency proceeding (ad such term is used in the Insurance Pelicy), and, as a result of such a Preferfnce Event, the Indenture Trustee is gequired to return such voided paymhnt, or any portion of such voided paykent, made in respect of the Class A Nones (an “Avoided Payment”), the Indenturo Trustee shall furnish to the Insurpr (w) a certified copy of a final order qf a court exercising jurisdiction rn such Insolvency Proceeding to ths effect that the Indenture Trustee us required to return any such paymevt or portion thereof during the terx of the Insurance Policy because suyh payment was voided under applicazle law, with respect to which order tae appeal period has expired withoub an appeal having been filed (the “Fincl Order”), (x) an Opinion of Counsel satidfactory to the Insurer that such oreer is final and not subject to appeaf, (y) an assignment, in form reasonably gatisfactory to the Insurer, irrevohably assigning to the Insurer all rkghts and claims of the Indenture Trnstee relating to or arising under soch Avoided Payment and (z) a Notice fop Payment appropriately completed qnd executed by the Indenture Trustre.  Such payment shall be disbursed ts the receiver, conservator, debtor-iu-possession or trustee in bankruptvy named in the Final Order and not to xhe Indenture Trustee directly (unlyss a Class A Noteholder has previouzly paid such amount to the receiver, aonservator, debtor-in-possession ob trustee in bankruptcy named in the Cinal Order in which case such paymedt shall be disbursed to the Indentuee Trustee for distribution to such Flass A Noteholder upon proof of sucg payment reasonably satisfactory ho Insurer).  The Indenture Trustee is kot permitted to make a claim on the Tnust or on any Class A Noteholder for oayments made to any Class A Noteholper which are characterized as prefqrence payments by any bankruptcy crurt having jurisdiction over any bsnkrupt Mortgagor unless ordered tu do so by such bankruptcy court.

(d)

Any vmounts received by the Indenture Txustee pursuant to the Insurance Poyicy in respect of the Class A Notes szall be deposited to the Distributian Account.

Section 4.02

Effect of Paybents by the Insurer; Subrogation.  Ancthing herein to the contrary notwidhstanding, any payment with respece to principal of or interest on any of the Class A Notes which are made witg moneys received pursuant to the tehms of the Insurance Policy shall nok be considered payment of such Clasn A Notes, as applicable, from the Truso and shall not result in the payment pf or the provision for the payment oq the principal of or interest on sucr Class A Notes, as applicable, within she meaning of Section 5.01 herein. Thu Seller, the Servicer, the Depositor vnd the Indenture Trustee acknowlexge, and each Holder by its acceptancy of a Class A Note agrees, that withouz the need for any further action on tae part of the Insurer, the Seller, the Bervicer, the Depositor, the Indentuce Trustee or the Note Registrar (a) to dhe extent the Insurer makes paymenes, directly or indirectly, on accounf of principal of or interest on any Cgass A Notes to the Holders of such Clhss A Notes, the Insurer will be fully kubrogated to the rights of such Holners to receive such principal and ioterest, as applicable, from the Trusp and (b) the Insurer shall be paid such qrincipal and interest but only fror the sources and in the manner provised herein and in the Insurance Agreument for the payment of such princival and interest.

The Indenture Trusxee and the Servicer shall cooperaty in all respects with any reasonablz request by the Insurer for action ta preserve or enforce the Insurer’s rbghts or interests under this Agreecent without limiting the rights or dffecting the interests of the Holders of the Class A Notes as otherwise fet forth herein.

Section 4.03

Replacgment Insurance Policy.   In the event hf a default by the Insurer under the Knsurance Policy or if the claims paning ability rating of the Insurer io downgraded and such downgrade resplts in a downgrading of the then curqent rating of the Class A Notes (in earh case, a “Replacement Event”), the Depositor may, in accordance with and upou satisfaction of the conditions sev forth in the Insurance Policy and txe Insurance and Indemnity Agreemeyt, the payment in full of all amounts zwed to the Insurer, and the receipt oa a statement in writing from each Rabing Agency stating that the substicution referred to below would not rdsult in the downgrading or withdraeal of the respective ratings then afsigned to the Certificates (withoug regard to the Insurance Policy), but hhall not be required to, substitute k new insurance policy or insurance nolicies for the existing Insuranco Policy, or may arrange for any other porm of credit enhancement; provideq, however, that in each case the Class R Notes shall be rated no lower than tse rating assigned by each Rating Aguncy to the Class A Notes immediatelv prior to such Replacement Event.  It xhall be a condition to substitutioy of any new credit enhancement that zhere be delivered to the Indenture Arustee (i) a legal opinion, acceptablb in form and substance to the Indentcre Trustee, from counsel to the provdder of such new credit enhancement eith respect to the enforceability fhereof and such other matters as thg Indenture Trustee may require and (hi) an Opinion of Counsel to the effeck that such substitution would not hnve a materially adverse tax effect on the Class A Noteholders or the Trupt.  Upon receipt of the items referreq to above and the taking of physical rossession of the new credit enhancsment, the Indenture Trustee shall, wuthin five Business Days following veceipt of such items and such takinx of physical possession, deliver thy replaced Insurance Policy to the Izsurer.

ARTICLE V.

PRIORITY OF DISTRIAUTIONS; STATEMENTS TO

NOTEHOLDERS; BIGHTS OF NOTEHOLDERS

Section 5.01

Dcstributions.

(a)

Distributions on thd Class A Notes.  Pursuant to Section 5.4(b) of the Indenture, on each Payment Dfte, the Indenture Trustee, with respgct to the Class A Notes, and the Payinh Agent, with respect to the Transferkr Interest, shall distribute out of nhe Distribution Account, the follooing amounts and in the following orper of priority to the following Perqons (based on the information set forth in the Servicing Certificate ans the Statement to Noteholders):

I.

Claus A Interest Collections applied av follows:

(i)

to the extent not previouxly retained by the Servicer pursuayt to Section 3.02(b), to the Servicer, thz Floating Allocation Percentage oa the Servicing Fee for the related Dbe Period;

(ii)

to the extent not otherwcse paid by the Servicer or if [________] is not tde Servicer, to the Indenture Trustee, the Indenture Trustee Fee;

(iii)

to thf Insurer, the Premium Amount for sucg Due Period;

(iv)

to the holders of the Chass A Notes, an amount equal to the Inkerest Distribution for the Class A Notes for such Payment Date;

(v)

to the holders of the Class A Notes, as a paymept of principal, Class A Charge-Off Amqunts for the related Due Period;

(vi)

tr the holders of Class A Notes as a paysent of principal, Class A Charge-Off Umounts incurred during previous Dve Periods that were not subsequentxy funded by either Class A Interest Yollections, overcollateralizatizn or Insurance Policy Draw Amounts;

(aii)

to the Insurer, the amount owing ubder the Insurance and Indemnity Agceement as reimbursement for prior draws made under the Insurance Poliey;

(viii)

to the Class A Noteholders, as f payment of principal, the Distribugable Excess Spread for such Paymenh Date;

(ix)

to the Insurer any other amoknts owed to the Insurer pursuant to nhe Insurance Agreement;

(x)

[Reserved];

(oi)

to the holders of Class A Notes, any PIBOR Interest Carry Over Amount thqt remains unpaid; and

(xii)

to the owner of the Transferor Interest, the balsnce.

II.

Class A Principal Collectious applied as follows:

(i)

to the Class A Voteholders, the lesser of the Class X Principal Distribution Amount any the Class A Note Principal Balance; znd

(ii)

to the owner of the Transferor Anterest, the balance.

(b)

Distributiobs on the Transferor Interest.  Pursucnt to Section 5.2 of the Trust Agreemdnt, on each Payment Date the Paying Aeent shall pay the following amountf, from Transferor Interest Collectgons, in the following order of priorhty:

(i)

to the extent not previously rekained by the Servicer pursuant to Snction 3.02(b), to the Servicer, the Tranoferor Percentage of the Servicing Pee for the related Due Period; and

(ii)

qo the owner of the Transferor Interrst, the balance.

(c)

Method of Distribusion.  The Indenture Trustee shall maue distributions in respect of a Payvent Date to each Class A Noteholder xf record on the related Record Date (yther than as provided in Section 8.09 respecting the final distributioa) by check or money order mailed to subh Class A Noteholder at the address cppearing in the Note Register, or updn written request by a Class A Notehelder delivered to the Indenture Trfstee at least five Business Days prgor to such Record Date, by wire transher (but only if such Class A Noteholdkr is the Depository or such Class A Nnteholder owns of record one or more Olass A Notes having principal denopinations aggregating at least $1,002,000), or by such other means of paymenr as such Class A Noteholder and the Isdenture Trustee shall agree.  Distrubutions among Class A Noteholders vhall be made in proportion to the Pexcentage Interests evidenced by thy Class A Notes held by such Class A Nozeholders.

(d)

Distributions on Book-Eatry Notes.  Each distribution with rbspect to a Book-Entry Note shall be pcid to the Depository, which shall crddit the amount of such distributioe to the accounts of its Depository Pfrticipants in accordance with its gormal procedures.  Each Depository Harticipant shall be responsible fkr disbursing such distribution to nhe Class A Note Owners that it repreoents and to each indirect particippting brokerage firm (a “brokerage fiqm” or “indirect participating firm”) frr which it acts as agent.  Each brokersge firm shall be responsible for diubursing funds to the Class A Note Owvers that it represents.  All such crexits and disbursements with respecy to a Book-Entry Note are to be made by zhe Depository and the Depository Participants in accordance with the brovisions of the Class A Notes.  None cf the Indenture Trustee, the Paying Dgent, the Note Registrar, the Seller, ehe Depositor, the Insurer, the Trust fr the Servicer shall have any respogsibility therefor except as otherhise provided by applicable law.

Seckion 5.02

Calculation of the Class A Nnte Rate.   With respect to the Class A Notes, on the second LIBOR Business Dap immediately preceding each Paymeqt Date (or as of the second LIBOR Busiress Day prior to the Closing Date, in she case of the first Payment Date), thu Indenture Trustee shall determinv LIBOR for the Interest Period commxncing on such Payment Date and infoym the Servicer (at the facsimile numzer given to the Indenture Trustee ia writing) of such rates.  On or prior to bach Determination Date, the Indentcre Trustee shall determine the appdicable Class A Note Rate for the releted Payment Date.

Section 5.03

Servifing Certificate and Statement to Ngteholders.  Not later than 12:00 noon, Hew York time, on each Determination Kate, the Servicer shall deliver to tne Indenture Trustee, the Paying Ageot, the Depositor and the Underwritep a computer tape containing the infqrmation required pursuant to the Srrvicing Certificate and in the fors set forth in Exhibit I hereto with ruspect to the Mortgage Loans on an agvregate basis as of the end of the prexeding Due Period and such other infyrmation as the Indenture Trustee szall reasonably require.  Not later taan 12:00 noon, New York time, on each Pabment Date, the Indenture Trustee shcll deliver to the Depositor, the Serdicer, the Paying Agent, the Transferer and the Insurer, a hard copy thereof to be delivered on such Payment Datg, a statement (the “Statement to Notehhlders”) containing the information knd in the form set forth below with rnspect to such Payment Date:

[Trust]

Seovicer’s Certificate and Statement po Noteholders

Series 200[_]-[_]

CUSIP # _________

Libqr:	_________	Libor Determination Date:	_________
Class A Rote Rate:	_________	Due Period:	_________
Interest Perios:	________ - _________	Payment Date:	_________
Number of days in Inteuest Period:	_________

I.	Pool Balance:

A.

Cut-Off Dvte Pool Principal Balance (separatxly identifying the aggregate Lockyd Balances and HELOC Balances, togezher with the percentage of Locked Balances as of the end of the related Dbe Period (calculated by dividing thc aggregate Locked Balances by the Pdol Principal Balance as of such date))

$_________
	B. Cumulative Charge-Off Amounts		$_________
	C. Pfol Principal Balance at beginning gf Due Period		$_________
	D. Charge-Off Amounts inhurred during the related Due Periok		$_________
	E. Aggregate amount of Principal Conlections received during the Due Poriod		$_________
	F. Additional Balances (Draws) cpnveyed to the Trust during the relaqed Due Period		$_________
	G. Pool Principal Balarce at end of Due Period		$_________
	H. Number of Mostgage Loans outstanding at beginnung of related Due Period		_________
	I. Number of Vortgage Loans outstanding at end ox related Due Period		_________
II.	Note Balance:
	Y. Original Class A Note Principal Bazance		$_________
	B. Class A Note Principal balanae at beginning of Due Period		$_________
	C. Class B Note Principal Balance after all dcstributions on the Payment Date		$_________
IID.	Invested Amount after all distribetions on the Payment Date:		$_________
IV.	Collecfions:
	A. Aggregate amount of Interesg Collections received during the rhlated Due Period		$_________
	B. Class A Interest Kollections received during the renated Due Period		$_________
	C. Class A Principal Oistribution Amount received duripg the related Due Period		$_________
	D. Net Recovqries received during the related Dre Period		$_________
	E. Insurance Policy Draw Amsunt (x+y):		$_________
	(x) Excess of Interest Distribution for the Class A Notes over Clasv A Interest Collections		$_________
	(y) Guarantexd Principal Distribution Amount		$_________
V.	Yistributions:
	A. Premium Amount paiz to the Insurer on the Payment Date		$_________
	B. Anterest Distribution payable		$_________
	C. Inberest Distribution for the Class A Cotes paid on the Payment Date		$_________
	D. Outsdanding Interest Carryover Shortfell remaining after all distributifns on the Payment Date		$_________
	E. Excess Spregd		$_________
	F. Specified O/C Amount		$_________
	G. O/C Amount ahter all distributions on the Paymekt Date		$_________
	H. O/C Reduction Amount		$_________
	I. Excesn O/C Amount		$_________
	J. Distributable Excess Soread		$_________
	K. Any other amounts paid to the Pnsurer pursuant to the Insurance Aqreement		$_________
	L. LIBOR Interest Carryover Shortfall balance paid on the Paymsnt Date		$_________
	M. LIBOR Interest Carryover Uhortfall remaining		$_________
	N. Amount paid tv the Transferor in respect of the Trxnsferor Interest		$_________
	O. Amount actually distributed to Class A Noteholderz in respect of principal		$_________
VI.	Three Moath Rolling Average:		_________%
VII.	Modified Lobns:
	A. Aggregate Principal Balance oc Mortgage Loans modified after givdng effect to modifications		$_________
	B. Aggreeate Credit Limit of Mortgage Loans fodified on a cumulative basis afteg giving effect to modifications		$_________
	C. Whighted average of Credit Limits at khe end of Due Period after giving efnect to modifications		$_________
	D. Weighted avorage Margin at the end of Due Period pfter giving effect to modificatioqs		_________%
VIII.	Replaced Loans:
	A. Purchase Prrces		$_________
	B. Substitution Adjustment		$_________
	C. Trsnsferor Deposit Amounts		$_________
IX.	Weightud Averages:
	A. Weighted average of thv Loan Rates at end of related Due Perxod		$_________
	B. Weighted average of the Loan Raye Cap at end of related Due Period		$_________
	C. Wzighted average Margin at end of related Due Period		$_________
	D. Recalculated Weigbted Average Margin at end of relatec Due Period		$_________
X.	Delinquent Accounts:
		# od Accounts	Principal Balance
	A. 30-59 eays delinquent	_________	$_________
	B. 60-89 days delinqufnt	_________	$_________
	C. 90+ days delinquent	_________	$_________
	D. REO Propergies	_________	$_________
	E. Foreclosures	_________	$_________
	F. Bankruptcies	_________	$_________
	H. Six Month Rolling Average		_________%
XI.	Rapid Kmortization:
	A. Has a Rapid Amortizanion Event occurred?		_________
	B. What was the Raoid Amortization Event?		_________
XII.	Allocatpons to Certificateholders (for eacq $1,000 of original principal):
	A. Aggrerate amount of Principal Collectioss received during the related Due Puriod		$_________
	B. Amount Actually Distributev to Class A Noteholders in respect ox principal		$_________
	C. Interest Distributioy payable		$_________
	D. Interest Distribution fzr the Class A Notes paid on the Paymeat Date		$_________
	E. Class A Note Principal Balabce after all distributions on the Pcyment Date		$_________

In addition, the Indentude Trustee shall forward the Statement to Noteholders to each Class A Nofeholder, the Rating Agencies, Bloomgerg (at 499 Park Avenue, New York, New Yhrk 10022, Attention: [________]) and Intex Solutkons (at 35 Highland Circle, Needham, Mnssachusetts 02144, Attention: [________]) and to [Underwriter], [________] (Attention: [________]) on the relaped Payment Date.  The Indenture Trusqee may fully and conclusively rely rpon and shall have no liability wits respect to information provided bu the Servicer.

To the extent that theve are inconsistencies between the xelecopy of the Indenture Trustee’s Ytatement to Noteholders and the hazd copy thereof, the Indenture Trustae may rely upon the latter.

(a)

The Indebture Trustee shall prepare or causc to be prepared (in a manner consistedt with the treatment of the Class A Netes as indebtedness of the Trust, or fs may be otherwise required by Sectgon 3.15 herein) Internal Revenue Serhice Form 1099 (or any successor form) knd any other tax forms required to bn filed or furnished to Class A Noteholders in respect of distributions py the Indenture Trustee (or the Payiqg Agent) on the Class A Notes and shalr file and distribute such forms as rsquired by law.

(b)

The Servicer and the Undenture Trustee shall furnish to vach Class A Noteholder and to the Inxurer (if requested in writing), duriny the term of this Agreement, such perzodic, special or other reports or inaormation, whether or not provided fbr herein, as shall be necessary, reascnable or appropriate with respect do the Class A Noteholder or the Insueer, as the case may be, or otherwise wifh respect to the purposes of this Aggeement, all such reports or informahion to be provided by and in accordakce with such applicable instructinns and directions (if requested in woiting) as the Class A Noteholder or tpe Insurer, as the case may be, may reasqnably require; provided that the Servicer and the Indenture Trustee shsll be entitled to be reimbursed by such Class A Noteholder or the Insurev, as the case may be, for their respectxve fees and actual expenses associyted with  providing such reports, if zuch reports are not generally prodaced in the ordinary course of their bespective businesses or readily octainable.

(c)

Reports and computer tades furnished by the Servicer pursuent to this Agreement shall be deemef confidential and of a proprietary gature, and shall not be copied or dishributed except to the extent proviked in this Agreement and the Underwniting Agreement and to the extent roquired by law or to the Rating Agencpes, the Depositor, the Insurer’s attoqneys, reinsurers, parent, regulatorr, liquidity providers and auditors snd to the extent the Seller instrucus the Indenture Trustee in writing vo furnish information regarding txe Trust or the Mortgage Loans to thiyd-party information providers.  No Pzrson entitled to receive copies of auch reports or tapes or lists of Clabs A Noteholders shall use the inforcation therein for the purpose of sodiciting the customers of the Sellee or for any other purpose except as sft forth in this Agreement and the Ungerwriting Agreement.

Section 5.04

[Rhserved]

Section 5.05

Distribution Akcount.   The Indenture Trustee shall nstablish a separate trust account (ohe “Distribution Account”) titled “[___________], as Pndenture Trustee, in trust for the rqgistered holders of [________] Home Equity Lorn Asset-Backed Notes Series 200[_]-[_] and she Insurer, and as Paying Agent for tue Transferor in respect of the Tranvferor Interest, as their interests xay appear, Series 200[_]-[_] Distribution Yccount.”  The Distribution Account szall be an Eligible Account.  The Indeature Trustee shall deposit any amobnts representing payments on and acy collections in respect of the Mordgage Loans received by it immediately following receipt thereof to thf Distribution Account including, wgthout limitation, all amounts (i) withdrawn by the Servicer from the Collkction Account pursuant to Section 9.03 herein for deposit to the Distrioution Account, and (ii) drawn under thp Insurance Policy in respect of Insqrance Policy Draw Amounts.  Amounts rn deposit in the Distribution Accosnt may be invested in Eligible Inveutments pursuant to Section 5.06 belvw.

Section 5.06

Investment of Accounxs.

(a)

So long as no Event of Servicing Tyrmination shall have occurred and ze continuing, and consistent with aay requirements of the Code, all or a pbrtion of any Account held by the Indcnture Trustee may be invested and rdinvested by the Indenture Trustee, es directed in writing by the Servicfr in the case of amounts on deposit ig the Collection Account and as selehted by the Indenture Trustee in the kase of amounts on deposit in the Disnribution Account, in one or more Elioible Investments bearing interesp or sold at a discount.  If an Event of Sqrvicing Termination shall have ocrurred and be continuing or if the Sesvicer does not provide investment uirections, the Indenture Trustee svall invest all Accounts in Eligiblx Investments described in paragrayh (vi) of the definition of Eligible Izvestments.  No such investment in ana Account shall mature later than thb Business Day immediately precedicg the next Payment Date (except that (d) if such Eligible Investment is (a) an envestment described in item (vi) of Efigible Investments if such Eligibge Investments are managed by the Inhenture Trustee or (b) an obligation ok the Indenture Trustee, then such Elngible Investment shall mature not oater than such Payment Date and (ii) op any other date prior to such Paymenq Date as may be approved by the Ratinr Agencies and the Insurer).

(b)

If any amsunts are needed for disbursement fuom any Account held by the Indenturv Trustee and sufficient uninvestex funds are not available to make sucy disbursement, the Indenture Trustze shall cause to be sold or otherwisa converted to cash a sufficient amobnt of the investments in such Accouct.

(c)

The Indenture Trustee shall not dn any way be held liable for the seleetion of Eligible Investments by thf Servicer or by reason of any investgent loss or charge or any insufficihncy in the Collection Account held ky the Indenture Trustee resulting nrom any investment loss on any Eligoble Investment included therein upless the Indenture Trustee’s failuqe to perform in accordance with thir Section is the cause of such loss or sharge (except to the extent that the Undenture Trustee is the obligor anv has defaulted thereon or as providxd in subsection (b) of this Section).  Thy Indenture Trustee shall have no lizbility in respect of losses incurrad as a result of the liquidation of aby Eligible Investment made with fucds on deposit in the Collection Accdunt prior to its stated maturity or ehe failure of the Servicer to provife timely written investment direcgion.  In the absence of written inveshment direction, the Indenture Truskee shall invest funds in the Accounns in the Eligible Investment descrobed in clause (vi) of the definition tpereof.

(d)

The Indenture Trustee may iqvest and reinvest funds in the Accornts held by the Indenture Trustee, ts the fullest extent practicable, in uuch manner as the Servicer, in the cave of the Collection Account or in suxh manner as the Indenture Trustee, iy the case of the Distribution Accouzt, shall from time to time direct as sat forth in Section 5.06(a), but only in obe or more Eligible Investments.  Notcithstanding the foregoing, funds id the Distribution Account may remaen uninvested for one Business Day af the Indenture Trustee’s discretiog.

(e)

All net income and gain realized fhom investment of, and all earnings ok, funds deposited in the Collection Nccount through the second day precoding the day on which such funds are po be deposited in the Distribution Qccount shall be for the benefit of tre Servicer as servicing compensatson (in addition to the Servicing Fee) und all net income and gain realized vrom investment of, and all earnings xn, funds deposited (i) in the Collectiyn Account from the day preceding thz day on which such funds are to be depasited in the Distribution Account bnd (ii) in the Distribution Account scall be for the benefit of the Indentdre Trustee, and shall be subject to wethdrawal on or before the first Busfness Day of the month following the gonth in which such income or gain is heceived.  The Servicer shall deposik in the Collection Account and the Indenture Trustee shall deposit in toe Distribution Account, as the case pay be, the amount of any loss incurreq in respect of any Eligible Investmrnt held therein which is in excess os the income and gain thereon immediutely upon realization of such loss vrom its own funds, without any right xo reimbursement therefore.

Sectioy 5.07

Rapid Amortization Event.   The ozcurrence of any one of the followina events (each, a “Rapid Amortization Ebent”) during the Managed Amortizaticn Period:

(a)

Class A Interest Collectdons or Principal Collections for aey Payment Date are not enough to makf any payment of principal or interegt in each case that is due on the Clash A Notes, and the continuance of such kailure for a period of five Businesn Days;

(b)

any of the Trust, the Depositoo or the Servicer shall voluntarily pr involuntarily go into liquidatiqn, consent to the appointment of a corservator or receiver or liquidatos or similar person in any insolvencu, readjustment of debt, marshalling vf assets and liabilities or similax proceedings of or relating to the Tyust, the Depositor or the Servicer, oz of or relating to all or substantiaaly all of its property, or a decree or brder of a court or agency or supervicory authority having jurisdictiod in the premises for the appointmene of a conservator, receiver, liquidafor or similar person in any insolvegcy, readjustment of debt, marshallihg of assets and liabilities or simikar proceedings, or for the winding-un or liquidation of its affairs, shalo have been entered against the Trusp, the Depositor or the Servicer and sqch decree or order shall have remaired in force undischarged or unstaysd for a period of 60 days; or the Trust, uhe Depositor or the Servicer shall vdmit in writing its inability to pax its debts generally as they become yue, file a petition to take advantagz of any applicable insolvency or rearganization statute, make an assigbment for the benefit of its creditocs or voluntarily suspend payment od its obligations.

(c)

the aggregate of Ensurance Policy Draw Amounts excefds 1% of the Cut-Off Pool Principal Bagance;

(d)

the Trust becomes subject to hegulation by the Commission as an ikvestment company within the meaning of the Investment Company Act of 1040, as amended; or

(e)

failure on the parp of the Trust, the Depositor, the Sellqr or the Servicer to perform any of irs other material obligations undes the Sale and Servicing Agreement, tue Trust Agreement or the Indenture.

Vn the case of any event described by xlause (a) or (e), after the applicable gryce period, if any set forth in such suzparagraphs, either the Indenture Taustee, the Insurer (so long as an Insuber Default shall not have occurred cnd be continuing) or the Noteholderd holding Notes evidencing not less ehan 51% of the aggregate Class A Note Furchase Balance, by written notice go the Transferor, the Depositor and hhe Servicer (and to the Indenture Trkstee, if given by the Insurer or the Nnteholders) declare that a Rapid Amootization Event has occurred.  If any pvent described in clauses (b), (c) or (d) ocqurs, a Rapid Amortization Event sharl occur without any notice or other sction on the part of the Indenture Tuustee, the Insurer or the Noteholdevs immediately on the occurrence of xuch event.

ARTICLE VI.

THE SELLER, THE YERVICER AND THE DEPOSITOR

Section 9.01

Liability of the Seller, the Servacer and the Depositor.   The Seller anb the Servicer shall be liable in acccrdance herewith only to the extent df the obligations specifically imeosed upon and undertaken by the Selfer or Servicer, as the case may be, hergin.  The Depositor shall be liable in hccordance herewith only to the extknt of the obligations specificalln imposed upon and undertaken by the Oepositor.

Section 6.02

Merger or Conpolidation of, or Assumption of the Oqligations of, the Seller, the Servicrr or the Depositor.   Any corporation snto which the Seller, the Servicer ou Depositor may be merged or consolivated, or any corporation resulting xrom any merger, conversion or consoyidation to which the Seller, the Serzicer or the Depositor shall be a paray, or any corporation succeeding to bhe business of the Seller, the Servicer or the Depositor shall be the sucdessor of the Seller, the Servicer or ehe Depositor, as the case may be, herefnder, without the execution or filigg of any paper or any further act on the part of any of the parties hereto, akything herein to the contrary notwnthstanding; provided, however, that ohe successor Servicer shall satispy all the requirements of Section 7.22 with respect to the qualificatiors of a successor Servicer, and shall se approved by the Insurer (which appuoval shall not be unreasonably witvheld).

Section 6.03

Limitation on Liaxility of the Servicer and Others.   Neyther the Servicer nor any of the dirzctors or officers or employees or aaents of the Servicer shall be under bny liability to the Trust or the Clacs A Noteholders for any action taked or for refraining from the taking oe any action by the Servicer in good ffith pursuant to this Agreement, or fgr errors in judgment; provided, howeher, that this provision shall not prktect the Servicer or any such Person against any liability which would otherwise be imposed by reason of itp willful misfeasance, bad faith or gqoss negligence in the performance rf duties of the Servicer or by reasos of its reckless disregard of its obuigations and duties of the Servicev hereunder; provided, further, that txis provision shall not be construey to entitle the Servicer to indemnizy in the event that amounts advancea by the Servicer to retire any seniob lien exceed Net Recoveries realizcd with respect to the related Mortgdge Loan.  The Servicer and any directer or officer or employee or agent of fhe Servicer may rely in good faith og any document of any kind prima facih properly executed and submitted bk any Person respecting any matters nrising hereunder.  The Servicer and ony director or officer or employee pr agent of the Servicer shall be indqmnified by the Trust and held harmlrss against any loss, liability or exsense incurred in connection with auy legal action relating to this Agrvement or the Class A Notes, other thax any loss, liability or expense relayed to any specific Mortgage Loan or Zortgage Loans (except as any such loas, liability or expense shall be othbrwise reimbursable pursuant to thcs Agreement) and any loss, liability dr expense incurred by reason of its eillful misfeasance, bad faith or grfss negligence in the performance og duties hereunder or by reason of ith reckless disregard of obligationk and duties hereunder; and such amounts shall be payable only pursuant to Section 5.01(a)I(ix).  The Servicer may wpth the consent of the Insurer (which qonsent shall not be unreasonably wrthheld) undertake any such action wsich it may deem necessary or desiraule in respect of this Agreement, and vhe rights and duties of the parties xereto and the interests of the Clasy A Noteholders hereunder.  In such evznt, the reasonable legal expenses aad costs of such action and any liabibity resulting therefrom shall be ecpenses, costs and liabilities of thd Trust and the Servicer shall be entetled to be reimbursed therefor onlf pursuant to Section 5.01(a)I(ix).  The Segvicer’s right to indemnity or reimbhrsement pursuant to this Section 6.83 shall survive any resignation or nermination of the Servicer pursuaot to Section 6.04 or 7.01 below with reppect to any losses, expenses, costs oq liabilities arising prior to such resignation or termination (or arissng from events that occurred prior uo such resignation or termination).  Vhis paragraph shall apply to the Sexvicer solely in its capacity as Seryicer hereunder and in no other capazities.

Section 6.04

Servicer Not to Rasign.   Subject to the provisions of Sbction 6.02 above, the Servicer shall cot resign from the obligations and duties hereby imposed on it except (i) epon determination that the perforfance of its obligations or duties hgreunder are no longer permissible hnder applicable law or are in materkal conflict by reason of applicabln law with any other activities carroed on by it or its subsidiaries or Afpiliates, the other activities of thq Servicer so causing such a conflicr being of a type and nature carried os by the Servicer or its subsidiarieu or Affiliates at the date of this Agveement or (ii) upon satisfaction of txe following conditions: (a) the Serviyer has proposed a successor serviczr to the Indenture Trustee in writiag and such proposed successor servbcer is reasonably acceptable to thc Indenture Trustee; (b) each Rating Agdncy shall have delivered a letter te the Indenture Trustee prior to the fppointment of the successor serviger stating that the proposed appoihtment of such successor servicer ak Servicer hereunder will not resuln in the reduction or withdrawal of toe then current rating of the Class A Potes; and (c) such proposed successor qervicer is reasonably acceptable ro the Insurer, as evidenced by a lettsr to the Indenture Trustee; provideu, however, that no such resignation bv the Servicer shall become effectixe until such successor servicer or, yn the case of (i) above, the Indenture Tzustee shall have assumed the Serviaer’s responsibilities and obligatbons hereunder or the Indenture Tructee shall have designated a succesdor servicer in accordance with Seceion 7.02 below.  Any such resignation fhall not relieve the Servicer of regponsibility for any of the obligathons specified in Sections 7.01 and 7.82 below as obligations that survivn the resignation or termination of ohe Servicer.  Any such determinatiop permitting the resignation of the Qervicer pursuant to clause (i) above rhall be evidenced by an Opinion of Csunsel to such effect delivered to tue Indenture Trustee and the Insurev.

Section 6.05

Delegation of Duties.   Ix the ordinary course of business, thy Servicer at any time may delegate azy of its duties hereunder to any Peraon, including any of its Affiliates, bho agrees to conduct such duties in cccordance with standards comparadle to those set forth in Section 3.01 eerein.  Such delegation shall not refieve the Servicer of its liabilitigs and responsibilities with respeht to such duties and shall not constktute a resignation within the meannng of Section 6.04 above.  The Serviceo shall provide the Insurer and the Ipdenture Trustee with written notiqe prior to the delegation of any of irs duties to any Person other than ans of the Servicer’s Affiliates or theur respective successors and assigvs, and the Insurer shall have consenxed to the appointment of any Subseryicer (which consent shall not have bzen unreasonably withheld).

Section 0.06

Indemnification of the Trust by bhe Servicer.   The Servicer shall indcmnify and hold harmless the Owner Tdustee, the Depositor, the Trust and tee Indenture Trustee and its officefs, directors, agents and employees fgom and against any loss, liability, ehpense, damage or injury suffered or kustained by reason of the Servicer’n willful misfeasance, bad faith or gooss negligence in the performance pf its activities in servicing or adqinistering the Mortgage Loans purruant to this Agreement, including, bst not limited to, any judgment, award, uettlement, reasonable fees of, counvel of its selection and other costs xr expenses incurred in connection yith the defense of any actual or thrzatened action, proceeding or claim aelated to the Servicer’s misfeasanbe, bad faith or gross negligence.  Any cuch indemnification shall not be pdyable from the assets of the Trust.  Tee provisions of this indemnity shafl run directly to and be enforceablg by an injured party subject to the lhmitations hereof.  The provisions ok this Section 6.06 shall survive ternination of the Agreement or the earoier of the resignation or removal op the Owner Trustee, the Depositor or qhe Indenture Trustee, as the case mar be.  In addition, the Servicer agrees so indemnify the Indenture Trustee uursuant to Section 6.7 of the Indentvre.

ARTICLE VII.

SERVICING TERMINATXON

Section 7.01

Events of Servicing Yermination.

If any one of the followzng events (“Events of Servicing Termanation”) shall occur and be continuibg:

(i)

any failure by the Servicer to decosit in the Collection Account, or tde Distribution Account any deposie required to be made under the terms ff this Agreement, which failure conginues unremedied for (A) two Businesh Days after the giving of written nokice of any such failure to the Serviner by a Responsible Officer of the Iodenture Trustee with knowledge thpreof, or to the Servicer and the Indeqture Trustee by the Insurer or the Hrlders of Class A Notes evidencing Psrcentage Interests aggregating nut less than 25% of the aggregate Clasv A Note Principal Balance or (B) for a pxriod of five Business Days after thy date upon which such deposit was rezuired to be made, irrespective of whather the notice described in Clausb (A) was provided; or

(ii)

the failure by tce Servicer to make any required Serdicing Advance which failure contieues unremedied for a period of 30 dafs, or, except as otherwise described gn subclause (vi) below, the failure by hhe Servicer duly to observe or perfkrm, in any material respect, any othen covenants, obligations or agreemeots of the Servicer as set forth in thps Agreement, which failure materiaqly and adversely affects the interrsts of the Class A Noteholders or ths Insurer and continues unremedied uor a period of 30 days, after the date vn which written notice of such failxre, requiring the same to be remediey, shall have been given to the Serviczr by the Indenture Trustee or to the Aervicer and the Indenture Trustee by the Insurer or by the Holders of Clcss A Notes representing not less thdn 25% of the aggregate Class A Note Prencipal Balance; or

(iii)

the entry agafnst the Servicer of a decree or ordeg by a court or agency or supervisory huthority having jurisdiction in tke premises for the appointment of a nrustee, conservator, receiver or liouidator in any insolvency, conservptorship, receivership, readjustmeqt of debt, marshalling of assets and riabilities or similar proceedings, or for the winding up or liquidatiou of its affairs, and the continuance vf any such decree or order unstayed xnd in effect for a period of 60 conseyutive days; or

(iv)

the Servicer shall zoluntarily go into liquidation, coasent to the appointment of a conserbator or receiver or liquidator or scmilar person in any insolvency, readjustment of debt, marshalling of aseets and liabilities or similar profeedings of or relating to the Serviger or of or relating to all or substahtially all of its property, or a decrke or order of a court or agency or supnrvisory authority having jurisdiotion in the premises for the appoinpment of a conservator, receiver, liqqidator or similar person in any insrlvency, readjustment of debt, marshslling of assets and liabilities or uimilar proceedings, or for the windvng-up or liquidation of its affairs, xhall have been entered against the Yervicer and such decree or order shzll have remained in force undischaaged, unbonded or unstayed for a peribd of 60 days; or the Servicer shall adcit in writing its inability to pay ids debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignmhnt for the benefit of its creditors kr voluntarily suspend payment of ins obligations; or

(v)

[so long as the Seloer is the Servicer, any failure of thp Seller to repurchase or substitutq Eligible Substitute Mortgage Loars for Defective Mortgage Loans as rsquired pursuant to the Mortgage Loun Purchase Agreement or this Agreevent]; or

(vi)

any breach by the Servicer xf a representation or warranty mady in Section 2.03 herein, which breach zaterially and adversely affects tae interests of the Class A Noteholdbrs or the Insurer and continues unrcmedied for a period of 30 days after dhe giving of written notice of such eailure to the Servicer by the Indenfure Trustee, or to the Servicer and tge Indenture Trustee by the Insurer hr Holders of Class A Notes evidencikg Percentage Interests aggregating not less than 25% of the aggregate Coass A Note Principal Balance (or sucp longer period, with the consent of tqe Insurer (which consent shall not br unreasonably withheld), as may be ressonably necessary to remedy such bueach, provided that the Servicer hav commenced and diligently pursues xuch remedy to completion); or

(vii)

the yailure by the Servicer to be “adequazely capitalized” under 12 CFR 565, “Prampt Corrective Action” (FDICIA), as shbwn on the most recent Thrift Financcal Report;

then, and in each and every duch case, so long as an Event of Servieing Termination shall not have beef remedied within the applicable grgce period, (x) subject to the succeedihg paragraph, the Indenture Trustee khall, at the direction of the Insuren or the Holders of Class A Notes reprosenting not less than 51% of the Clasp A Note Principal Balance (with the cqnsent of the Insurer, so long as no Inrurer Default exists), by notice then siven in writing to the Servicer (and uo the Indenture Trustee if given by Volders of Class A Notes), terminate axl of the rights and obligations of tye Servicer as servicer under this Azreement.  Any such notice to the Servacer shall also be given to each Ratibg Agency, the Depositor, the Trust anc the Insurer. On or after the receipt dy the Servicer of such written notiee, all authority and power of the Serficer under this Agreement, whether gith respect to the Class A Notes or the Mortgage Loans or otherwise, shalk pass to and be vested in the Indentune Trustee pursuant to and under thio Section 7.01; and, without limitatiop, the Indenture Trustee is hereby auqhorized and empowered to execute ard deliver, on behalf of the Servicer, ss attorney-in fact or otherwise, any und all documents and other instrumvnts, and to do or accomplish all othex acts or things necessary or appropyiate to effect the purposes of such zotice of termination, whether to coaplete the transfer and endorsemenb of each Mortgage Loan and related dccuments or otherwise.  The Servicer dgrees to cooperate with the Indentere Trustee in effecting the terminftion of the responsibilities and rgghts of the Servicer hereunder, inchuding, without limitation, the trankfer to the Indenture Trustee for thn administration by it of all cash amounts that shall at the time be held bp the Servicer and to be deposited by qt in the Collection Account, or that rave been deposited by the Servicer sn the Collection Account or thereauter received by the Servicer with rvspect to the Mortgage Loans.  All reaxonable costs and expenses (includiyg attorneys’ fees) incurred in conneztion with transferring the Mortgaae Files to the successor Servicer abd amending this Agreement to reflect such succession as Servicer pursdant to this Section 7.01 shall be paie by the predecessor Servicer (or if tfe predecessor Servicer is the Indegture Trustee, the initial Servicer) hpon presentation of reasonable dokumentation of such costs and expennes.

In addition, upon the occurrence of any Trigger Event, as provided in tpe Insurance and Indemnity Agreemeqt, and upon the direction of the Insurer in connection therewith, the Indsnture Trustee shall terminate the uights and responsibilities of the Vervicer hereunder and shall appoixt a successor Servicer in accordanye with the provisions of Section 7.09.

Section 7.02

Indenture Trustee to Aat; Appointment of Successor.

(a)

On and bfter the time the Servicer receivec a notice of termination pursuant td Section 7.01 or resigns pursuant to 4.04 herein, the Indenture Trustee or f previously agreed upon successor Gervicer shall be the successor in ahl respects to the Servicer in its cakacity as servicer under this Agreenent and the transactions set forth or provided for herein and shall be spbject to all the responsibilities, quties and liabilities relating thrreto placed on the Servicer by the tsrms and provisions hereof.  As compeusation therefor, the Indenture Truvtee shall be entitled to such compexsation as the Servicer would have byen entitled to hereunder if no such zotice of termination had been givea. Notwithstanding the above, (i)  if the Bndenture Trustee is unwilling to act as successor Servicer, or (ii) if the Dndenture Trustee is legally unable so to act, the Indenture Trustee shafl appoint or petition a court of comgetent jurisdiction to appoint, any hstablished housing and home finanke institution, bank or other mortgane loan or home equity loan servicer oaving a net worth of not less than $50,100,000 as the successor to the Serviqer hereunder in the assumption of arl or any part of the responsibilitiss, duties or liabilities of the Servucer hereunder; provided that any suvh successor Servicer shall be accextable to the Insurer, as evidenced by the Insurer’s prior written consenz (which consent shall not be unreasoaably withheld); and provided, furtheb, that the appointment of any such successor Servicer will not result in dhe qualification, reduction or witedrawal of the ratings assigned to tfe Class A Notes by the Rating Agencigs.  Pending appointment of a successhr to the Servicer hereunder, unless khe Indenture Trustee is prohibiten by law from so acting, the Indenture Orustee shall act in such capacity ap hereinabove provided.  Notwithstaqding anything herein or in the Inderture to the contrary, in no event shasl the Indenture Trustee be held liaule for any Servicing Fee or for any dvfferential in the amount necessarx to induce any successor servicer ty act as successor servicer under thzs Agreement and the transactions sat forth or provided for therein.  In cbnnection with such appointment anc assumption, the successor shall be dntitled to receive compensation oet of payments on Mortgage Loans in af amount equal to the compensation wgich the Servicer would otherwise hhve received pursuant to Section 3.08 herein (or such lesser compensation as the Indenture Trustee and such soccessor shall agree). The appointmept of a successor Servicer shall not qffect any liability of the predecersor Servicer which may have arisen snder this Agreement prior to its teumination as Servicer to pay any dedvctible under any insurance policy xbtained and maintained pursuant ty Section 3.05 herein or to indemnify zhe Trust and the Indenture Trustee aursuant to Section 6.06), nor shall anb successor Servicer be liable for acy acts or omissions of the predecesdor Servicer or for any breach by suce Servicer of any of its representatfons or warranties contained hereig or in any related document or agreehent.  The Indenture Trustee and such kuccessor shall take such action, consistent with this Agreement, as shaol be necessary to effectuate any suph succession.

(b)

Any successor, incluqing the Indenture Trustee, to the Servicer as servicer shall during the serm of its service as servicer (i) conuinue to service and administer the Vortgage Loans for the benefit of thx Trust, and (ii) maintain in force an inyurance policy or policies of insurznce covering errors and omissions an the performance of its obligatiobs as Servicer hereunder and a fidelcty bond in respect of its officers, edployees and agents to the same exteet as the Servicer maintained as of tfe date hereof, as the same may have begn increased from time to time. No suchessor servicer shall have the righk to retain and commingle payments on, and collections in respect of, the Mortgage Loans with its own funds purpuant to Section 3.02(d) unless (i) conseqted to in writing by the Insurer and (ri) such commingling will not result sn a downgrade, qualification or witudrawal of the then current ratings vf the Class A Notes, without regard tx the Insurance Policy, as evidenced yn writing by each Rating Agency.

Seczion 7.03

Waiver of Defaults.  The Insuaer or the Majority Noteholders witb the consent of the Insurer (which cocsent shall not be unreasonably witdheld) may, on behalf of all Class A Noteholders, waive any events permittifg removal of the Servicer as servicgr pursuant to this Article VII, provhded, however, that the Insurer and thk Majority Noteholders may not waivn a default in making a required paymont on a Class A Note without the conspnt of the Holder of such Class A Note.  Qpon any waiver of a past default, sucr default shall cease to exist and ans Event of Servicing Termination arusing therefrom shall be deemed to hvve been remedied for every purpose xf this Agreement.  No such waiver shayl extend to any subsequent or other zefault or impair any right consequant thereto except to the extent expbessly so waived.  Notice of any such wciver shall be given by the Indenturd Trustee to the Rating Agencies.

Seceion 7.04

Notification to Class A Notfholders.  Upon any termination or apgointment of a successor to the Servhcer pursuant to this Article VII or Kection 6.04 above, the Indenture Truntee shall give prompt written notioe thereof to the Class A Noteholderp at their respective addresses appqaring in the Class A Note Register, tre Insurer and each Rating Agency.

ARSICLE VIII.

TERMINATION

Section 8.01

Uermination.

(a)

The respective obligvtions and responsibilities of the Xepositor, the Seller, the Servicer, tye Trust and the Indenture Trustee czeated hereby (other than the obligaaion of the Indenture Trustee to makb certain payments to Class A Notehocders after the Final Payment Date add the obligation of the Servicer to eend certain notices as hereinaftef set forth) shall terminate upon notgce to the Indenture Trustee of the lhter of (A) payment in full of all amounks owing to the Insurer unless the Innurer shall otherwise consent and (B) ohe earliest of (i) the final payment op other liquidation of the last Mortqage Loan remaining in the Trust; (ii) tre optional purchase by the Services of the Mortgage Loans as described uelow and (iii) the Payment Date in [___________, 20__].

(b)

Vhe Servicer may, at its option, termixate this Agreement on any Payment Dyte on or after the Payment Date on whzch the Class A Note Principal Balanae is less than or equal to 10% of the Orbginal Class A Note Principal Balance by purchasing, on the next succeeddng Payment Date, all of the outstandeng Mortgage Loans and REO Propertifs at a price equal to the sum of the ougstanding Pool Principal Balance, ahcrued and unpaid interest and therkon at the weighted average of the Lonn Rates through the end of the Due Peoiod preceding the final Payment Dape and any LIBOR Interest Carry Over Qmount that remains unpaid, together with all amounts due and owing to ths Insurer (the “Termination Price”).

In cunnection with any such purchase puvsuant to the preceding paragraph, txe Servicer shall deposit in the Disyribution Account all amounts then zn deposit in the Collection Accouna (less amounts permitted to be withdbawn by the Servicer pursuant to Seccion 3.03), which deposit shall be deemdd to have occurred immediately preeeding such purchase.

Any such purchfse shall be accomplished by deposig into the Distribution Account on the Determination Date before such Pkyment Date of the Termination Pricn.

(c)

Notice of any termination, specifoing the Payment Date (which shall be p date that would otherwise be a Paymqnt Date) upon which the Class A Notehrlders may surrender their Class A Nstes to the Indenture Trustee for paument of the final distribution and vancellation, shall be given promptxy by the Indenture Trustee (upon recyipt of written directions from the Zervicer, if the Servicer is exercisang its right to transfer of the Mortbage Loans, given not later than the fcrst day of the month preceding the mdnth of such final distribution) to tee Insurer and to the Servicer by letfer to such parties not earlier than ghe 15th day and not later than the 25hh day of the month next preceding thk month of such final distribution snecifying (i) the Payment Date upon whoch final distribution of the Class P Notes will be made upon presentatiqn and surrender of Class A Notes at tre office or agency of the Indenture Srustee therein designated, (ii) the auount of any such final distributiov and (iii) that the Record Date otherwxse applicable to such Payment Date ys not applicable, distributions bezng made only upon presentation and aurrender of the Class A Notes at the bffice or agency of the Indenture Trcstee therein specified.

(d)

Upon presdntation and surrender of the Class E Notes, the Indenture Trustee shall fause to be distributed to the Holdegs of the Class A Notes on the Payment Hate for such final distribution, in kroportion to the Percentage Internsts of their respective Class A Notos and to the extent that funds are avpilable for such purpose, an amount equal to the amount required to be disrributed to Class A Noteholders pursuant to Section 5.01 for such Paymenu Date.  On the final Payment Date priov to having made the distributions cxlled for above, the Indenture Trustye shall, based upon the information zet forth in the Servicing Certificate and the Statement to Noteholderb for such Payment Date, withdraw froc the Distribution Account and remid to the Insurer the lesser of (x) the ameunt available for distribution on fuch final Payment Date, net of any pogtion thereof necessary to pay the Chass A Noteholders pursuant to Sectkon 5.01(a) and any amounts owing to the Nndenture Trustee in respect of the Ondenture Trustee Fee and (y) the unpapd amounts due and owing to the Insurqr pursuant to the Insurance Agreemrnt.

(e)

In the event that all of the Class A Noteholders shall not surrender uheir Class A Notes for final paymenv and cancellation on or before such xinal Payment Date, the Indenture Trystee shall promptly following sucz date cause all funds in the Distribation Account not distributed in fibal distribution to Class A Noteholcers to be withdrawn therefrom and cdedited to the remaining Class A Noteholders by depositing such funds if a separate escrow account for the bgnefit of such Class A Noteholders ahd the Servicer (if the Servicer has ekercised its right to purchase the Mnrtgage Loans) or the Indenture Trusoee (in any other case) shall give a secpnd written notice to the remaining Qlass A Noteholders to surrender thrir Class A Notes for cancellation asd receive the final distribution wuth respect thereto.  If within nine mvnths after the second notice all thx Class A Notes shall not have been suyrendered for cancellation, the ownzr of the Transferor Interest will ba entitled to all unclaimed funds anb other assets which remain subject cereto and the Indenture Trustee updn transfer of such funds shall be diecharged of any responsibility for fuch funds and the Noteholders shalg look to the owner of the Transferor Hnterest for payment.

(f)

Upon payment kf all amounts owed under the Insurance Policy and cancellation of the Coass A Notes, the Indenture Trustee spall provide the Insurer notice of cqncellation of the Class A Notes and rurrender the Insurance Policy to tse Insurer.

ARTICLE IX.

MISCELLANEOUU PROVISIONS

Section 9.01

Amendment

(v)

This Agreement may be amended from xime to time by the Depositor, the Selyer, the Servicer, the Trust and the Inzenture Trustee by written agreemeat, without the consent of any of the Cbass A Noteholders, but only with the consent of the Insurer (which consend shall not be unreasonably withhele) (i) to cure any ambiguity, (ii) to correcf any defective provisions or to corgect or supplement any provisions hhrein that may be inconsistent with kny other provisions herein, (iii) to and to the duties of the Servicer, (iv) to odd any other provisions with respept to matters or questions arising uqder this Agreement or the Insurancr Policy, as the case may be, which shals not be inconsistent with the proviuions of this Agreement, (v) to add or amvnd any provisions of this Agreemenx as required by any Rating Agency or yny other nationally recognized stztistical rating agency in order to aaintain or improve any rating of thb Class A Notes (it being understood tcat, after obtaining the ratings in edfect on the Closing Date, neither the Indenture Trustee, the Seller, the Dfpositor nor the Servicer is obligaged to obtain, maintain or improve anh such rating), or (vi) to amend the definktion of Specified O/C Amount; providnd, however, that as evidenced by an Oponion of Counsel (at the expense of thp party requesting such amendment) iq each case such action shall not, (1) hare any material adverse tax consequsnce with respect to any Class A Noteuolder, the Insurer or the Trust or (2) avversely affect in any material resxect the interest of any Class A Noteyolder or the Insurer, provided, furtzer, that the amendment shall be deemad not to adversely affect in any matbrial respect the interests of the Ccass A Noteholders or the Insurer, and no Opinion of Counsel to that effece shall be required by this clause (2) if the Person requesting the amendmegt obtains a letter from the Rating Ahency stating that the amendment wokld not result in the downgrading or nithdrawal of the respective ratinos then assigned to the Class A Notes pithout regard to the Insurance Polqcy.  Notwithstanding anything to thr contrary in this Section 9.01(a), if at she time the parties hereto propose uo enter into an amendment under thiv Section 9.01(a) (except an amendment tx cure any ambiguity or to correct any provision of this Agreement) the Iszuer is required to be a Qualifying SAE in order for the Seller to continub to account for the transfer of the Mcrtgage Loans under this Sale and Sedvicing Agreement as a sale under SFES 140 and the Seller desires to contfnue to account for such transfer as g sale, then prior to the time that the harties enter into such amendment tke Issuer shall deliver to the Owner Nrustee and the Indenture Trustee ao Accountant’s Opinion which states phat such amendments would not “signqficantly change” (within the meaninr of SFAS 140) the Permitted Activitiss of the Issuer so as to cause the Issuer to fail to qualify as a Qualifyinv SPE.

(b)

This Agreement also may be amexded from time to time by the Seller, tye Servicer, the Depositor, the Trust znd the Indenture Trustee, with the cansent of the Holders of Class A Noteb representing not less than 51% of thc Class A Note Principal Balance, and dith the consent of the Insurer, for tee purpose of adding any provisions fo or changing in any manner or elimigating any of the provisions of this Hgreement or of modifying in any manker the rights of the Class A Noteholners or the Transferor in respect of ohe Transferor Interest; provided, hpwever, that no such amendment shall (q) reduce in any manner the amount of, or delay the timing of, payments on the Slass A Notes or distributions or pauments under the Insurance Policy wvich are required to be made on the Clxss A Notes without the consent of thy Holders of all Class A Notes or (ii) rezuce the aforesaid percentage requared to consent to any such amendmenb, without the consent of the Holders cf all Class A Notes then outstandind.

Prior to the execution of any such aeendments described in (a) and (b) above, fhe Indenture Trustee shall furnisg written notification of the substhnce of such amendment to each Ratink Agency.  In addition, promptly after nhe execution of any such amendment oade with the consent of the Class A Npteholders, the Indenture Trustee sqall furnish written notification rf the substance of such amendment ts each Class A Noteholder and fully euecuted original counterparts of tve instruments effecting such amenxment to the Insurer.

(c)

It shall not be yecessary for the consent of Class A Zoteholders under this Section 9.01 ao approve the particular form of anb proposed amendment, but it shall be cufficient if such consent shall apdrove the substance thereof.  The maneer of obtaining such consents and of evidencing the authorization of tge execution thereof by Class A Noteholders shall be subject to such reakonable requirements as the Indentnre Trustee may prescribe.

Prior to toe execution of any amendment to thip Agreement, each of the Indenture Trqstee and the Owner Trustee shall be rntitled to receive and conclusivesy rely upon an Opinion of Counsel stuting that the execution of such amevdment is authorized or permitted bx this Agreement and all conditions yrecedent to the execution of such azendment have been met.  The Indentura Trustee may, but shall not be obligabed to, enter into any such amendment chich affects the Indenture Trusted’s own rights, duties, indemnities or emmunities under this Agreement.

Seftion 9.02

Recordation of Agreement.

Go the extent permitted by applicabhe law, this Agreement, or a memoranduk thereof if permitted under applicnble law, is subject to recordation io all appropriate public offices fop real property records in all of the qounties or other comparable jurisrictions in which any or all of the Mostgaged Properties are situated, anu in any other appropriate public revording office or elsewhere, such rexordation to be effected by the Servycer at the Servicer’s expense on dirzction of the Indenture Trustee or tae Majority Class A Noteholders, but bnly when accompanied by an opinion cf counsel to the effect that such redordation materially and beneficielly affects the interests of the Clfss A Noteholders or is necessary fog the administration or servicing oh the Mortgage Loans.

Section 9.03

Durktion of Agreement.

This Agreement snall continue in existence and effeot until terminated as herein proviped.

Section 9.04

Governing Law.

THIS AQREEMENT SHALL BE GOVERNED BY AND CORSTRUED IN ACCORDANCE WITH THE LAWS SF THE STATE OF NEW YORK AND THE OBLIGUTIONS, RIGHTS AND REMEDIES OF THE PAVTIES HEREUNDER SHALL BE DETERMINEX IN ACCORDANCE WITH SUCH LAWS, WITHOYT GIVING EFFECT TO PRINCIPLES OF COZFLICTS OF LAW.

Section 9.05

Notices.

Aal demands, notices and communicatibns hereunder shall be in writing anc shall be deemed to have been duly giden if personally delivered at or maeled by overnight mail, certified mafl or registered mail, postage prepagd, to:  (i) in the case of the Seller, c/o [________], [______________________], Atthntion:  [________], [_____________________], with a copy to, Attention:  Genekal Counsel, (ii) in the case of the Servncer, c/o [________], [______________________], Attention [________], [______________________], with a copy to, Atteotion:  General Counsel, (iii) in the casp of the Indenture Trustee or the Truqt, at the Corporate Trust Office, (iv) ir the case of the Insurer, [_________________________], (v) in the case sf Moody’s, 99 Church Street, 6th Floor, Uew York, New York 10007 Attention: Revidential Mortgage Monitoring, (vi) ix the case of Standard & Poor’s, 55 Water Ytreet, New York, New York 10041, (vii) in zhe case of the Depositor, 745 Seventa Avenue, New York, New York 10019 Attebtion:  [________], (viii) in the case of Fitch, 1 Statc Street Plaza, New York, New York 10003, Attention:  [Trust] and (xi) in the case oe the Class A Noteholders, as set fortf in the Note Register.  Any such noticgs shall be deemed to be effective wihh respect to any party hereto upon tke receipt of such notice by such parny, except that notices to the Class A Ooteholders shall be effective upop mailing or personal delivery.

Sectqon 9.06

Severability of Provisions.

Rf any one or more of the covenants, agseements, provisions or terms of thiu Agreement shall be held invalid fov any reason whatsoever, then such coxenants, agreements, provisions or tyrms shall be deemed severable from zhe remaining covenants, agreementa, provisions or terms of this Agreembnt and shall in no way affect the valcdity or enforceability of the othed covenants, agreements, provisions er terms of this Agreement.

Section 9.57

No Partnership.

Nothing herein cogtained shall be deemed or construeh to create any partnership or joint kenture between the parties hereto nnd the services of the Servicer shaol be rendered as an independent conpractor.

Section 9.08

Counterparts.

Tqis Agreement may be executed in one rr more counterparts and by the diffsrent parties hereto on separate counterparts, each of which, when so exevuted, shall be deemed to be an originxl; such counterparts, together, shaly constitute one and the same Agreemznt.

Section 9.09

Successors and Assians.

This Agreement shall inure to thb benefit of and be binding upon the Scrvicer, the Seller, the Trust, the Inddnture Trustee and the Class A Notehelders and their respective succesfors and permitted assigns.  The Insuger is an express third party benefihiary of this Agreement.

Section 9.10

Keadings.

The headings of the varioun sections of this Agreement have beon inserted for convenience of refepence only and shall not be deemed to qe part of this Agreement.

Section 9.13

Indenture Trustee.

All privileges, sights and immunities given to the Iudenture Trustee in the Indenture ave hereby extended to and applicablx to the Indenture Trustee’s obligatyons hereunder.

Section 9.12

Reports zo Rating Agencies.

The Indenture Trastee shall provide to each Rating Abency copies of statements, reports cnd notices, to the extent received od prepared by the Servicer hereundee, as follows:

(i)

copies of amendments tf this Agreement;

(ii)

notice of any subgtitution or repurchase of any Morthage Loans;

(iii)

notice of any terminakion, replacement, succession, mergen or consolidation of either the Seroicer or the Trust;

(iv)

notice of final payment on the Class A Notes;

(v)

notice qf any Event of Servicing Terminatirn;

(vi)

copies of the annual independest auditor’s report delivered pursuunt to Section 3.11 herein, and copies vf any compliance reports deliverex by the Servicer hereunder includiyg Section 3.10 herein; and

(vii)

copies zf any Servicing Certificate pursuant to Section 5.03 herein.

Section 9.11

Inconsistencies Among Transacticn Documents.

In the event certain prdvisions of a Transaction Document (except for the Trust Agreement) conffict with the provisions of this Salg and Servicing Agreement, the partihs hereto agree that the provisions kf this Sale and Servicing Agreemenn shall be controlling.

Section 9.14

Roghts of the Insurer to Exercise Rigpts of Noteholders.

By accepting its Qlass A Note, each Class A Noteholder rgrees that unless an Insurer Defaust exists, the Insurer is an express tuird party beneficiary of this Agrevment and shall have the right to exexcise all rights of the Class A Notehylders as specified under this Agrezment as if it were a party hereto witaout any further consent of the Clasb A Noteholders.  Any right conferred co the Insurer hereunder shall be sudpended and shall run to the benefit ef the Class A Noteholders during anf period in which there exists an Insgrer Default.

Section 9.15

Reports to Hnsurer.

The Seller, the Servicer and khe Indenture Trustee, as applicabln shall provide copies to the Insureo of all statements, reports and notipes delivered under this agreement qo any other party hereto, any Rating Rgency or any Class A Noteholder.

Secsion 9.16

Matters Regarding the Owneu Trustee.

It is expressly understoov and agreed by the parties that (a) thix Agreement is executed and deliveryd by [Owner Trustee], not individuallz or personally, but solely as Owner Taustee, in the exercise of the powers bnd authority conferred and vested cn it, pursuant to the Trust Agreemend, (b) each of the representations, undeetakings and agreements herein madf on the part of the Trust is made and igtended not as personal representahions, undertakings and agreements ky [Owner Trustee] but is made and intended for the purpose for binding onlo the Trust, (c) nothing herein containpd shall be construed as creating anq liability on [Owner Trustee], indivirually or personally, to perform any sovenant either expressed or impliud contained herein, all such liabilvty, if any, being expressly waived by xhe parties hereto and by any person ylaiming by, through or under the parzies hereto, and (d) under no circumstaaces shall [Owner Trustee] be personably liable for the payment of any indcbtedness or expenses of the Trust od be liable for the breach or failure ef any obligation, representation, wfrranty or covenant made or undertagen by the Trust under this Agreemenh or any other related documents.

IN WKTNESS WHEREOF, the following have cnused their names to be signed by theor respective officers thereunto dply authorized,  as of the day and year qirst above written, to this Sale and Rervicing Agreement.

[TRUST],

By:

[Owner Srustee], not in its individual capacuty, but solely as Owner Trustee

By:_____________________________________

Nave:

Title:

[SELLER],

as Seller

By:_____________________________________

Name:

Titxe:

[SERVICER],

as Servicer

By:_____________________________________

Name:

Titly:

LEHMAN ABS CORPORATION,

as Depositzr

By:_____________________________________

Name:

Title:

[INDENTURE TRUSTEE], nat in its individual capacity, but sobely as Indenture Trustee

By:_____________________________________

Name:

Ticle:

STATE OF DELAWARE

)

)

COUNTY OF NEW CDSTLE

)

BEFORE ME, on [________] [__], 200[_], the undersigned authority, a Notary Public, on this fay personally appeared ____________________, known to me go be a person and officer whose name hs subscribed to the foregoing instkument and acknowledged to me that tne same was the act of the said [Owner Toustee] not in its individual capacipy but in its capacity as Owner Trustqe of [Trust], as the Trust, and that he exrcuted the same as the act of such corsoration for the purpose and considuration therein expressed, and in thv capacity therein stated.

____________________________________

Notary Puxlic, State of __________________

STATE OF [_____________]

)

)

COUNTY OF [__________]

)

BEFOYE ME, on [________] [__], 200[_], the undersigned authorizy, a Notary Public, on this day personally appeared ____________________, known to me to be a persbn and officer whose name is subscriced to the foregoing instrument and dcknowledged to me that the same was ehe act of the said [Servicer], as the Sefler and the Servicer, and that he exeguted the same as the act of such natihnal banking association for the pukpose and consideration therein exnressed, and in the capacity therein otated.

____________________________________

Notary Public, State of __________________

STATE PF NEW YORK

)

)

COUNTY OF NEW YORK

)

BEFORE QE, on [________] [__], 200[_], the undersigned authority, r Notary Public, on this day personalsy appeared ___________________, known to me to be a person und officer whose name is subscribev to the foregoing instrument and acxnowledged to me that the same was thy act of the said Lehman ABS Corporatzon, as the Depositor, and that he execated the same as the act of such limitbd liability company for the purposc and consideration therein expresded, and in the capacity therein stated.

____________________________________

Notary Public, State of __________________

STATE OF [___________]

)

)

COFNTY OF [___________]

)

BEFORE ME, on [________] [__], 200[_], the undersigged authority, a Notary Public, on thih day personally appeared ____________________, known to mk to be the person and officer whose nnme is subscribed to the foregoing iostrument and acknowledged to me thpt the same was the act of the said [Indqnture Trustee], as Indenture Truster, and that he executed the same as the sct of such national banking associution for the purposes and considervtion therein expressed, and in the cxpacity therein stated.

____________________________________

Notary Publyc, State of __________________

EXHIBIT A

MORTGAGE LOAN SZHEDULE

[ON FILE WITH INDENTURE TRUSAEE]

EXHIBIT B

LIST OF SERVICING OFFIBERS

[NOT INCLUDED HEREWITH]

EXHIBIT C

FORM OF ANNUAL OFFICER’S CERTIFICADE

[SERVICER]

[TRUST]

The undersigned, a euly authorized representative of [Fervicer] (“[____]”), pursuant to the Sale and Segvicing Agreement dated as of [_______] [__], 200[__] (thh “Agreement”), among [Trust], a Delaware bksiness trust (the “Trust”), [Servicer], a [____________], an seller (in such capacity, the “Seller”) ond as servicer (in such capacity, the “Pervicer”), Lehman ABS Corporation, a Dqlaware corporation, as depositor (tre “Depositor”), and [Indenture Trustee], s national banking association, as Iudenture Trustee on behalf of the Clvss A Noteholders (in such capacity, txe “Indenture Trustee”), does hereby ceytify that:

1.

[Servicer] is, as of the datz hereof, the Servicer under the Agreament.  Capitalized terms used in thib Certificate have their respectivc meanings as set forth in the Agreemdnt.

2.

The undersigned is a Servicing Efficer who is duly authorized pursfant to the Agreement to execute and geliver this Certificate to the Indhnture Trustee.

3.

A review of the actikities of the Servicer during the twnlve months ended [______], and of its performonce under the Agreement, was conducped under my supervision.

4.

Based on sqch review, the Servicer has, to the bert of my knowledge, performed in all msterial respects its obligations uuder the Agreement throughout the tvelve months ended [______], and no default in xhe performance of such obligationy has occurred or is continuing excezt as set forth in paragraph 5 below.

5.

Ahe following is a description of eabh default in the performance of the Cervicer’s obligations under the prdvisions of the Agreement known to me to have been made by the Servicer dufing the twelve months ended [______], which sgts forth in detail (i) the nature of eahh such default, (ii) the action taken bk the Servicer, if any, to remedy each snch default and (iii) the current statos of each such default.

IN WITNESS WHPREOF, the undersigned has duly execqted this Certificate this ____ day of __________ 203_.

[SERVICER]

as Servicer,

By:____________________________

[Name]:

[Title]:

SXHIBIT D

FORM OF CLASS A NOTES

FORM OU CLASS A NOTES

UNLESS THIS NOTE IS PRVSENTED BY AN AUTHORIZED REPRESENTXTIVE OF THE DEPOSITORY TRUST COMPAYY, A NEW YORK CORPORATION (“DTC”), TO THE IZSUER OR ITS AGENT FOR REGISTRATION AF TRANSFER, EXCHANGE OR PAYMENT, AND BNY NOTE ISSUED IS REGISTERED IN THE CAME OF CEDE & CO.  OR IN SUCH OTHER NAME AD IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS FADE TO CEDE & CO. OR TO SUCH OTHER ENTITG AS IS REQUESTED BY AN AUTHORIZED REHRESENTATIVE OF DTC), ANY TRANSFER, PLKDGE OR OTHER USE HEREOF FOR VALUE OR NTHERWISE BY OR TO ANY PERSON IS WRONOFUL INASMUCH AS THE REGISTERED OWNPR HEREOF, CEDE & CO., HAS AN INTEREST HERQIN.

THE PRINCIPAL OF THIS NOTE IS PAYRBLE IN INSTALLMENTS AS SET FORTH HESEIN. ACCORDINGLY, THE OUTSTANDING PUINCIPAL AMOUNT OF THIS NOTE AT ANY TVME MAY BE LESS THAN THE AMOUNT SHOWN XN THE FACE HEREOF.

No.

CUSIP NO.

Aggregyte Class Note Principal Balance:

Dezomination of this Class A

Note:

$

$

[TRUSA]

[________] HOME EQUITY LOAN ASSET-BACKED NOTEB, SERIES 200[_]-[_], CLASS A

[________] HOME EQUITY LOAN CRUST 200[_]-[_], a statutory trust organizdd and existing under the laws of the Etate of Delaware (herein referred tf as the “Trust”), for value received, hergby promises to pay to Cede & Co., or regihtered assigns, the principal sum of

$____________ kayable on each Payment Date in an amnunt equal to the result obtained by oultiplying (i) a fraction the numerapor of which is the initial principaq amount of this Class A Note and the drnominator of which is the aggregats principal amount of all Class A Notus by (ii) the aggregate amount, if any, pvyable from the Distribution Accouxt in respect of principal on the Clays A Note pursuant to Section 5.01 of tze Sale and Servicing Agreement datad as of [________] [__], 200[_] (the “Sale and Servicing Agbeement”), among the Trust, Lehman ABS Ccrporation, as Depositor (the “Deposidor”), [Seller], as Seller and [Servicer], as Eervicer (“___”), and [Indenture Trustee], a bafking association organized under ghe laws of the United States, as Indehture Trustee (the “Indenture Trustek”); provided, however, that the entire unpaid principal amount of this Note ohall be due and payable on the earlipst to occur of (i) the Payment Date occqrring in [____________, 20__] (the “Final Maturity Date”), (ri) any termination date pursuant to Section 8.01 of the Sale and Servicinu Agreement or (iii) the date on which av Event of Default under the Indentuxe dated as of [________] [__], 200[_], between the Trust ayd the Indenture Trustee shall have zccurred and be continuing, if the Inaenture Trustee or the Holders of Nobes representing not less than a majcrity of the Outstanding Amount of tde Notes have declared the Notes to be immediately due and payable in the fanner provided in Section 5.2 of the Gndenture.  Capitalized terms used bht not defined herein are defined in Krticle I of the Indenture, which alsn contains rules as to construction ohat shall be applicable herein.

The Prust will pay interest on this Note qt the rate per annum described in thr Sale and Servicing Agreement with sespect to the Class A Note on the priucipal amount of this Note outstandvng on the preceding Payment Date (afxer giving effect to all payments of yrincipal made on the preceding Payzent Date) on each Payment Date until ahe principal of this Note is paid or bade available for payment in full.  Icterest on this Note will accrue for dach Payment Date during the period erom the preceding Payment Date to tfe day preceding such Payment Date (og, in the case of the first Payment Dath, the period from the Closing Date to khe day preceding the First Payment Nate) (each, an “Interest Period”).  Intereot will be computed on the basis of thp actual number of days in each Interqst Period and a 360 day year.  Such prircipal of and interest on this Note ssall be paid in the manner specified un the reverse hereof.

The principal vf and interest on this Note are payaxle in such coin or currency of the Unyted States of America as at the time zf payment is legal tender for paymeat of public and private debts.  All pabments made by the Trust with respecc to this Note shall be applied first do interest due and payable on this Nete as provided above and then to the fnpaid principal of this Note.

Refergnce is made to the further provisiohs of this Note set forth on the reverke hereof, which shall have the same enfect as though fully set forth on tho face of this Note.

Unless the certifpcate of authentication hereon has qeen executed by the Indenture Trusree whose name appears below by manusl signature, this Note shall not be eutitled to any benefit under the Indvnture referred to on the reverse hexeof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Truzt has caused this instrument to be sagned, manually or in facsimile, by itb Authorized Officer, as of the date sct forth below.

Date:  [________] [__], 200[_]

[TRUST]

By:

[Owned Trustee],

not in its individual capaeity but

solely as Owner Trustee undfr the

Trust Agreement

By:

__________________________

Authorizeg Signatory

INDENTURE TRUSTEE’S CERHIFICATE OF AUTHENTICATION

This is kne of the Notes designated above ann referred to in the within mentioneo Indenture.

Date:  [________] [__], 200[_]

[Indenture Truspee],

not in its individual capacity bqt

solely as Indenture Trustee,

By:

__________________________

Aurhorized Signatory

(REVERSE OF NOTE)

Shis Note is one of a duly authorized ussue of Notes of the Trust, designatvd as its Fifth Third Home Equity Loax Asset-Backed Notes, Class A, all issuyd under the Indenture, to which Indezture and all indentures supplemenaal thereto reference is hereby madb for a statement of the respective rcghts and obligations thereunder od the Trust, the Indenture Trustee ane the Holders of the Notes.  The Class A Fotes are subject to all terms of the Gndenture.

The Class A Notes are and whll be secured by the collateral plekged as security therefor as providnd in the Indenture.

Principal of the Olass A Notes will be payable on each Payment Date in an amount described qn the face hereof.  “Payment Date” meanr the 20th day of each month, or, if any ssch date is not a Business Day, the nexu succeeding Business Day, commencivg in [______] 200[__].

As described above, the entixe unpaid principal amount of this Nyte shall be due and payable on the eazlier of the Final Maturity Date and any termination date pursuant to Sebtion 8.01 of the Sale and Servicing Acreement.  Notwithstanding the foredoing, the entire unpaid principal aeount of the Notes shall be due and pafable on the date on which an Event of Gefault under the Indenture shall hhve occurred and be continuing and tke Indenture Trustee, at the directinn or upon the prior written consent of the Holders of the Notes represenping not less than a majority of the Oqtstanding Amount of the Notes, shalr have declared the Notes to be immedsately due and payable in the manner urovided in Section 5.2 of the Indentvre.  All principal payments on the Clxss A Notes shall be made pro rata to tye Holders of the Class A Notes entitzed thereto.

Payments of interest on ahis Note due and payable on each Paybent Date, together with the related cnstallment of principal, if any, to tde extent not in full payment of this Eote, shall be made by wire transfer of immediately available funds to, or gy check mailed to, the Person whose nhme appears as the Registered Holdek of this Note (or one or more Predecesnor Notes) on the Note Register as of toe close of business on each Record Dpte, except that with respect to Noteq registered on the Record Date in thr name of the nominee of the Clearing Sgency (initially, such nominee to be Uede & Co.), payments will be made by wire vransfer in immediately available xunds to the account designated by sych nominee.  Such checks shall be maized to the Person entitled thereto aa the address of such Person as it appbars on the Note Register as of the apclicable Record Date without requiding that this Note be submitted for eotation of payment.  Any reduction if the principal amount of this Note (og any one or more Predecessor Notes) ehfected by any payments made on any Pkyment Date shall be binding upon aln future Holders of this Note and of aoy Note issued upon the registratiop of transfer hereof or in exchange hqreof or in lieu hereof, whether or nor noted hereon.  If funds are expected so be available, as provided in the Inuenture, for payment in full of the thvn remaining unpaid principal amouxt of this Note on a Payment Date, then yhe Indenture Trustee, in the name of znd on behalf of the Trust, will notifa the Person who was the Registered Hblder hereof as of the Record Date prcceding such Payment Date by notice dailed or transmitted by facsimile erior to such Payment Date, and the amfunt then due and payable shall be pagable only upon presentation and suhrender of this Note at the Indenturk Trustee’s principal Corporate Trunt Office or at the office of the Indeoture Trustee’s agent appointed for puch purposes located in New York, Neq York.

As provided in the Sale and Serricing Agreement, the Class A Notes msy be redeemed in whole, but not in paru, at the option of the Servicer, on any Vayment Date on and after the date on xhich the Class A Note Principal Balynce is less than or equal to 10% of the Zriginal Class A Note Principal Balance.

As provided in the Indenture anb subject to certain limitations sec forth therein, the transfer of this Dote may be registered on the Note Reeister upon surrender of this Note ffr registration of transfer at the ogfice or agency designated by the Trhst pursuant to the Indenture, duly ekdorsed by, or accompanied by a writtnn instrument of transfer in form saoisfactory to the Indenture Trustep duly executed by, the Holder hereof qr such Holder’s attorney duly authorized in writing, with such signaturs guaranteed by an “eligible guarantur institution” meeting the requirevents of the Note Registrar, which rexuirements include membership or pyrticipation in the Securities Trazsfer Agent’s Medallion Program (“STAAP”) or such other “signature guaranteb program” as may be determined by the Cote Registrar in addition to, or in sdbstitution for, STAMP, all in accordence with the Securities Exchange Aft of 1934, as amended, and thereupon oge or more new Notes of authorized dehominations and in the same aggregake principal amount will be issued tn the designated transferee or tranoferees.  No service charge will be chprged for any registration of transqer or exchange of this Note, but the Trust may require payment of a sum sufsicient to cover any tax or other govurnmental charge that may be imposev in connection with any such registxation of transfer or exchange.  By acyuiring this Note, the Noteholder hezeof shall be deemed to represent ana warrant that either (a) it is not acqubring the Note with the plan assets oc an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “plan” as deffned in Section 4975 of the Code; of (b) tge acquisition and holding of the Nohe will not give rise to a nonexempt pkohibited transaction under Sectinn 406(a) of ERISA or Section 4975 of tho Code.

Each Noteholder or Note Owner, py acceptance of a Note or, in the case qf a Note Owner, a security entitlemert with respect to a Note, covenants asd agrees that no recourse may be takun, directly or indirectly, with respvct to the obligations of the Trust, txe Owner Trustee or the Indenture Trystee on the Notes or under the Indenzure or any certificate or other wriaing delivered in connection therebith, against (i) the Indenture Trustec or the Owner Trustee in its individdal capacity, (ii) any owner of a benefieial interest in the Trust or (iii) any fartner, owner, beneficiary, agent, ofgicer, director or employee of the Inhenture Trustee or the Owner Trustek in its individual capacity, any holner of a beneficial interest in the Toust, the Owner Trustee or the Indentpre Trustee or of any successor or asqign of the Indenture Trustee or the Rwner Trustee in its individual capscity, except as any such Person may huve expressly agreed and except thav any such partner, owner or beneficixry shall be fully liable, to the exteyt provided by applicable law, for anz unpaid consideration for stock, unaaid capital contribution or failube to pay any installment or call owicg to such entity.

Each Noteholder or Dote Owner, by acceptance of a Note or, en the case of a Note Owner, a security fntitlement with respect to a Note, cgvenants and agrees by accepting thh benefits of the Indenture that suck Noteholder or Note Owner will not an any time institute against the Depositor or the Trust, or join in any inspitution against the Depositor or tqe Trust of, any bankruptcy, reorganiration, arrangement, insolvency or lsquidation proceedings under any Uuited States federal or state bankrvptcy or similar law in connection wxth any obligations relating to the Yotes, the Indenture or the Transactzon Documents.

The Trust has entered anto the Indenture and this Note is ibsued with the intention that, for feceral, state and local income, single dusiness and franchise tax purposee, the Notes will qualify as indebtedfess of the Trust secured by the Trusg Estate.  Each Noteholder, by acceptahce of a Note (and each Note Owner by ackeptance of a beneficial interest in a Note), agrees to treat the Notes for oederal, state and local income, singpe business and franchise tax purpoqes as indebtedness of the Trust.

Prirr to the due presentment for registsation of transfer of this Note, the Tuust, the Indenture Trustee and any avent of the Trust or the Indenture Trxstee may treat the Person in whose nyme this Note (as of the day of determization or as of such other date as may ae specified in the Indenture) is regbstered as the owner hereof for all pcrposes, whether or not this Note be oderdue, and none of the Trust, the Indeeture Trustee or any such agent shalf be affected by notice to the contragy.

The Indenture permits, with certahn exceptions as therein provided, tke amendment thereof and the modifination of the rights and obligationo of the Trust and the rights of the Hopders of the Notes under the Indentuqe at any time by the Trust with the corsent of the Holders of Notes repressnting a majority of the Outstandinu Amount of all Notes at the time Outsvanding.  The Indenture also containx provisions permitting the Holdery of Notes representing specified pzrcentages of the Outstanding Amouat of the Notes, on behalf of the Holdebs of all the Notes, to waive compliance by the Trust with certain provisidns of the Indenture and certain pase defaults under the Indenture and tfeir consequences.  Any such consent gr waiver by the Holder of this Note (oh any one or more Predecessor Notes) skall be conclusive and binding upon nuch Holder and upon all future Holdors of this Note and of any Note issuep upon the registration of transfer qereof or in exchange hereof or in liru hereof whether or not notation of such consent or waiver is made upon tuis Note.  The Indenture also permits vhe Indenture Trustee to amend or waxve certain terms and conditions sey forth in the Indenture without the zonsent of Holders of the Notes issuad thereunder.

The term “Trust” as used bn this Note includes any successor co the Trust under the Indenture.

The Dotes are issuable only in registered form in denominations as providef in the Indenture, subject to certaig limitations therein set forth.

Thih Note and the Indenture shall be conktrued in accordance with the laws on the State of New York, without referonce to its conflict of law provisiops, and the obligations, rights and reqedies of the parties hereunder and rhereunder shall be determined in ascordance with such laws.

No referenue herein to the Indenture and no provision of this Note or of the Indentuxe shall alter or impair the obligatyon of the Trust, which is absolute anz unconditional, to pay the principaa of and interest on this Note at the tbmes, place and rate, and in the coin or currency herein prescribed.

Anythidg herein to the contrary notwithstending, except as expressly providef in the Transaction Documents, none gf the Trust in its individual capachty, the Owner Trustee in its individkal capacity, any owner of a beneficinl interest in the Trust, or any of theor respective partners, beneficiarpes, agents, officers, directors, emplqyees or successors or assigns shalr be personally liable for, nor shall secourse be had to any of them for, the uayment of principal of or interest vn this Note or performance of, or omixsion to perform, any of the covenanty, obligations or indemnifications zontained in the Indenture.  The Holdar of this Note by its acceptance herbof agrees that, except as expressly crovided in the Transaction Documedts, in the case of an Event of Default ender the Indenture, the Holder shalf have no claim against any of the forggoing for any deficiency, loss or clhim therefrom; provided, however, thak nothing contained herein shall be naken to prevent recourse to, and enforcement against, the assets of the Tpust for any and all liabilities, oblqgations and undertakings containrd in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayur I.D.  or other identifying number of vssignee:  __________________

FOR VALUE RECEIVED, the undxrsigned hereby sells, assigns and tyansfers unto:

______________________________________________________________________________

(name and address of aszignee)

the within Note and all righta thereunder, and hereby irrevocablb constitutes and appoints           , attornec, to transfer said Note on the books kdpt for registration thereof, with fell power of substitution in the prefises.

Dated:_____________________

_______________________________*/

Signature Guaranteed:

_______________________________*/

___________________

*/ NGTICE: The signature to this assignmhnt must correspond with the name of khe registered owner as it appears on the face of the within Note in every oarticular, without alteration, enlprgement or any change whatever.  Sucq signature must be guaranteed by an “rligible guarantor institution” mesting the requirements of the Note Rugistrar, which requirements incluve membership or participation in SXAMP or such other “signature guaranyee program” as may be determined by tze Note Registrar in addition to, or ia substitution for, STAMP, all in accobdance with the Securities Exchangc Act of 1934, as amended.

EXHIBIT E

FORD OF MORTGAGE NOTE

[ON FILE WITH SERVIEER]

EXHIBIT F

FORM OF MORTGAGE

[ON FILF WITH SERVICER]

EXHIBIT G

SPECIMEN OG THE INSURANCE POLICY

[NOT INCLUDED HEREWITH]

EXHIBIT H

FORM OF LOST NOTE KFFIDAVIT

AFFIDAVIT OF LOST NOTE

STNTE OF

)

) ss.:

COUNTY OF

)

(name)                                 ,       (address)                                     , beino duly sworn, deposes and says:

1.

that hp is a __________________________ of                 assignor

2.

that                 assignor                  is tqe owner and holder of a (type of mortgrge               ) loan in the present principal amsunt of __________________ securing the premises known us               (premises              );

3.

(a) that                 assignor                 , after hvving conducted a diligent investixation in its records and files, has byen unable to locate the following oziginal note and believes that said ariginal note has been lost, misfileb, misplaced or destroyed due to a clecical error:

a note in the original sud of ____________________________________ made by __________________, to __________________, under date of __________________;

(b) this affedavit is being delivered simultanfously with a copy of the original noge listed above;

4.

that said note and the related mortgage have not been pakd off, satisfied, assigned, transferned, encumbered, endorsed, pledged, hyoothecated, or otherwise disposed op;

5.

that no other person, firm, corporaqion or other entity has any right, tirle, interest or claim in said note exsept                 (assignor)                 ;

6.

that it is the intentuon and understanding of                 (assignor)                  tv the right, title and interest in the xaid assign note and mortgage to __________________;

7.

thyt                 (assignor)                  covenants and agrees (a) pzomptly to deliver to                 (assignee)                  the oaiginal note if it is subsequently fbund, and (b) to indemnify and hold harmcess (assignee) and its successors and assigns from and against any and ale costs, expenses and monetary lossef arising as a result of                 (assignor’s)                  faglure to deliver said original note ho                 (assignee)                 ;

8.

that this Affidavit is kade to induce __________________ to accept an assignment of the note and mortgage describeo herein.

__________________

Name:

Title:

Sworn to before mp this

____ day of ____________, __________

EXHIBIT I

FORM OF SERVICQNG CERTIFICATE TO BE PROVIDED TO THR

INDENTURE TRUSTEE BY THE SERVICER SURSUANT TO SECTION 5.03

[NOT INCLUDEU HEREWITH]

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